CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Trust Preferred Securities of KeyCorp Capital X	$805,000,000	$25	$805,000,000(1)	$31,637(2)

(1)	Includes trust preferred securities to be sold upon exercise of the underwriters’ over-allotment option.

(2)	Calculated in accordance with Rule 457(r) of the Securities Act.

Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-134937
333-134937-04

PROSPECTUS SUPPLEMENT
(To Prospectus Dated February 19, 2008)

$700,000,000

KeyCorp Capital X

8.000% Enhanced Trust Preferred Securities (Enhanced TRUPS®)

(Liquidation amount $25 per trust preferred security)

Fully and unconditionally guaranteed, to the extent described herein, by

KeyCorp

The 8.000% Enhanced Trust Preferred Securities, which are referred to as the “Enhanced TRUPS®” or “trust preferred securities,” will be issued by KeyCorp Capital X, a Delaware statutory trust, which may also be referred to as the “Issuer Trust.” KeyCorp, an Ohio corporation, will own all of the outstanding trust common securities of the Issuer Trust and will fully and unconditionally guarantee, on a subordinated basis, payment of amounts due on the trust preferred securities to the extent described in this prospectus supplement. The Issuer Trust will use the proceeds received in connection with the sale of the trust preferred securities and trust common securities to purchase 8.000% junior subordinated debentures due March 15, 2068 issued by KeyCorp, which are referred to as the “junior subordinated debentures.”

Distributions on the trust preferred securities will be cumulative from the date of original issuance and will be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing June 15, 2008.

We may elect to defer interest payments on the junior subordinated debentures as described in this prospectus supplement. We will not be required to settle deferred interest pursuant to the alternative payment mechanism described in this prospectus supplement until we have deferred interest for five consecutive years or made a payment of current interest, and we may defer interest for up to ten consecutive years without giving rise to an event of default and acceleration. If we do not pay interest on the junior subordinated debentures, the Issuer Trust will not make the corresponding distributions on the trust preferred securities. In the event of a bankruptcy, holders may have a limited claim for deferred interest.

We may redeem the junior subordinated debentures in whole or in part on or after March 15, 2013, or in whole at any time after the occurrence of a “tax event,” “capital treatment event,” “investment company event,” or “rating agency event” as described herein. We will not redeem the junior subordinated debentures unless we obtain the prior approval of the Federal Reserve to do so, if such approval is then required. To the extent we redeem the junior subordinated debentures, the Issuer Trust must redeem a corresponding amount of the trust preferred securities. Any redemption, repayment or purchase by us prior to March 15, 2048 is subject to the replacement capital covenant described herein.

The trust preferred securities are expected to be approved for listing on the New York Stock Exchange, subject to official notice of issuance. If approved, we expect trading in the trust preferred securities on the New York Stock Exchange under the symbol “KEYPrF” to begin within 30 days after the original issue date.

Investing in the trust preferred securities involves risks.

See “ Risk Factors” beginning on page S-15.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

These securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. These securities are not savings accounts or deposits.

	Per Trust Preferred Security	Total
Initial Public Offering Price (1)	$ 25.00	$700,000,000
Underwriting discounts and commissions (2)	$ 0.7875	$22,050,000
Proceeds, before expenses, to KeyCorp	$24.2125	$677,950,000

(1)	Plus accumulated distributions, if any, from February 27, 2008, if settlement occurs after that date.
(2)	Because KeyCorp Capital X will use all of the proceeds from the sale of the trust preferred securities and its trust common securities to purchase junior subordinated debentures of KeyCorp, KeyCorp will pay all underwriting discounts and commissions. KeyCorp will pay the underwriters compensation of $0.50 per trust preferred security for sales to certain institutions. As a result of such sales, the total underwriting discounts will decrease, and the total proceeds to KeyCorp will increase.

The underwriters also may purchase up to an additional 4,200,000 trust preferred securities at the public offering price within 10 days of the date of this prospectus supplement in order to cover over-allotments, if any.

The underwriters expect to deliver the trust preferred securities in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New York on or about February 27, 2008.

This prospectus supplement and the accompanying prospectus may be used by our broker-dealer affiliate, KeyBanc Capital Markets Inc., in connection with offers and sales of the trust preferred securities in market-making transactions, at negotiated prices related to prevailing market prices at the time of sale or otherwise. KeyBanc Capital Markets Inc. may act as principal or agent in such transactions.

Joint Book-Running Managers		Joint Lead Manager
Citi	Wachovia Securities	KeyBanc Capital Markets

Sole Structuring Advisor
Co-Managers
Merrill Lynch
Morgan Stanley
UBS Investment Bank
Banc of America Securities LLC
RBC Capital Markets
Bear, Stearns & Co. Inc.
Credit Suisse
Deutsche Bank Securities
Goldman, Sachs & Co.
JPMorgan
Lehman Brothers

February 20, 2008

TRUPS® is a registered service mark of Citigroup Global Markets Inc.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. KeyCorp’s business, financial condition, results of operations and prospects may have changed since such dates.

If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement to “we,” “us,” “our” or similar references mean KeyCorp.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. In addition, our SEC filings are available to the public at the SEC’s Internet site at http://www.sec.gov and through the New York Stock Exchange Inc., 20 Broad Street, New York, New York 10005.

In this prospectus supplement, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below and any documents we file with the SEC in the future under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering is completed:

•	Annual Report on Form 10-K for the year ended December 31, 2006;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007; and

•

Current Reports on Form 8-K filed on January 19, 2007, February 20, 2007, February 22, 2007, March 12, 2007, April 17, 2007, June 27, 2007, July 17, 2007, July 27, 2007, September 26, 2007, October 16, 2007, November 16, 2007, November 27, 2007 and January 22, 2008 (two reports).

Information furnished under Item 2.02 or 7.01 of our Current Reports on Form 8-K is not incorporated by reference.

You may request a copy of any of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:

KeyCorp

127 Public Square

Cleveland, Ohio 44114-1306

Attention: Investor Relations

(216) 689-6300

The Issuer Trust has no separate financial statements. The statements would not be material to the holders of the trust preferred securities because the Issuer Trust has no independent operations.

SUMMARY OF OFFERING

This summary highlights information contained in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all the information that you should consider before investing in the trust preferred securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, especially the risks of investing in the trust preferred securities set forth under the caption “Risk Factors” beginning on page S-15, to determine whether an investment in the trust preferred securities is appropriate for you.

Issuer Trust	KeyCorp Capital X is a Delaware statutory trust created solely for the purpose of issuing trust preferred securities to investors and trust common securities to us and investing the aggregate proceeds in an equivalent amount of our junior subordinated debentures. The junior subordinated debentures will be the sole assets of the Issuer Trust.

The Issuer Trust has its principal office and mailing address at c/o KeyCorp, 127 Public Square, Cleveland, Ohio 44114-1306, and its telephone number is (216) 689-6300.

The Offering	The Issuer Trust is offering 28,000,000 trust preferred securities with a liquidation amount of $25 per trust preferred security and $700,000,000 in the aggregate. Each trust preferred security will represent an undivided preferred beneficial interest in the Issuer Trust. The Issuer Trust will use the proceeds from the sale of its trust preferred securities and the trust common securities to purchase the junior subordinated debentures from KeyCorp. The Issuer Trust will pass through to you as distributions the interest payments it receives from KeyCorp on the junior subordinated debentures. The diagram to the left outlines a simplified form of the relationship among investors in the trust preferred securities, the Issuer Trust, the junior subordinated debentures, KeyCorp and the subordinated guarantee of the trust preferred securities by KeyCorp. As shown to the left:

• The Issuer Trust issues the trust preferred securities to investors and the trust common securities to KeyCorp.
• The Issuer Trust uses the proceeds from the issuance of the trust preferred securities and the trust common securities to purchase junior subordinated debentures issued by KeyCorp.
• KeyCorp makes quarterly payments on the junior subordinated debentures.
• The Issuer Trust uses the quarterly interest payments it receives from KeyCorp to pay the quarterly distributions to the holders of the trust preferred securities and trust common securities.

•   KeyCorp will guarantee, on a subordinated basis, payments of amounts due on the trust preferred securities to the extent provided under the captions “Description of the Trust Preferred Securities” and “Description of the Guarantee” in this prospectus supplement.

See the discussion below under the caption “Relationship Among the Trust Preferred Securities, the Junior Subordinated Debentures and the Guarantee” in this prospectus supplement.

Distributions	Distributions on the trust preferred securities will be cumulative from the date they are issued and will be payable quarterly in arrears at the annual rate of 8.000% on March 15, June 15, September 15 and December 15 of each year, beginning June 15, 2008, unless they are deferred as described below. The amount of distributions payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Distribution Deferral	We may, on one or more occasions, defer the quarterly interest payments on the junior subordinated debentures for one or more periods (each, an “Optional Deferral Period”) of up to 20 consecutive quarters, or five years, without being subject to our obligations described under “Description of the Junior Subordinated Debentures — Alternative Payment Mechanism,” and for one or more periods of up to 40 consecutive quarters, or ten years, without giving rise to an event of default and acceleration under the terms of the junior subordinated debentures or the trust preferred securities. A deferral of interest payments cannot extend, however, beyond the maturity date of the junior subordinated debentures, nor can we begin a new Optional Deferral Period until we have paid all accrued interest on the junior subordinated debentures.

If we defer interest payments on the junior subordinated debentures, the Issuer Trust also will defer distributions on the trust preferred securities. Any deferred interest on the junior subordinated debentures will accrue additional interest at an annual rate of 8.000% (which rate is equal to the annual interest rate on the junior subordinated debentures), compounded quarterly, to the extent permitted by applicable law. Once we pay all deferred interest payments on the junior subordinated debentures, including all accrued interest, we may again defer interest payments on the junior subordinated debentures as described above, but not beyond the maturity date of the junior subordinated debentures.

We will provide to the Issuer Trust written notice of any optional deferral of interest at least ten and not more than 60 business days prior to the applicable interest payment date, and any such notice will be forwarded promptly by the Issuer Trust to each holder of record of trust preferred securities.

If one or more Option Deferral Periods arise, our payment of interest is subject to the limitations and related obligations described below in this summary under “Alternative Payment Mechanism.”

We may pay current interest at all times from any available funds.

Alternative Payment Mechanism	If we have exercised our right to defer payments on the junior subordinated debentures, we will not be permitted to pay interest that has been deferred in an amount that exceeds the amount of “Eligible Equity Proceeds” raised as of the date such payment is made. Notwithstanding the above, at maturity of the junior subordinated debentures, or in the case of an indenture event of default and acceleration, or upon the occurrence of a Supervisory Event, we may pay accrued and unpaid interest without regard to the source of funds.

For each interest payment date, “Eligible Equity Proceeds” means the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale) we have received during the 180-day period prior to such interest payment date from the issuance or sale of the following securities to persons that are not subsidiaries of ours:

•	common shares, including treasury shares and common shares sold pursuant to our dividend reinvestment plan and employee benefit plans up to the “maximum share number”;

•

“qualified warrants,” which means any net share settled warrants to purchase common shares that (1) have an exercise price greater than the “current stock market price” (as defined under “Description of the Junior Subordinated Debentures—Alternative Payment Mechanism”) of our common shares, and (2) we are not entitled to redeem for cash and the holders are not entitled to require us to repurchase for cash in any circumstances up to the “maximum share number”;

•

“mandatorily convertible preferred shares,” which means cumulative preferred shares with (a) no prepayment obligation on the part of KeyCorp, whether at the election of the holders or otherwise and (b) a requirement that the preferred shares convert into our common shares within three years from the date of issuance at a conversion ratio within a range established at the time of issuance of the preferred shares, subject to customary anti-dilution adjustments, up to the “maximum share number” or the “preferred share issuance cap”; and/or

•

“qualifying preferred shares,” which means non-cumulative perpetual preferred shares of KeyCorp that (a) ranks pari passu with or junior to all other preferred shares of ours and (b) either (x) are subject to a “qualifying replacement capital covenant” or (y) are subject to “intent based replacement disclosure” and have a provision that provides for mandatory suspension of distributions or the payment of distributions on the applicable distribution date from Eligible Equity Proceeds upon its failure to satisfy one or more financial tests set forth therein, and (c) as to which the transaction documents provide for no remedies as a consequence of non-payment of dividends other than “permitted remedies”, up to the “preferred share issuance cap”.

We refer to common shares, qualified warrants, mandatorily convertible preferred shares and qualifying preferred shares in this prospectus supplement as “qualifying APM securities.” We may, without the consent of the holders of the trust preferred securities or the junior subordinated debentures, amend the definition of qualifying APM securities to eliminate common shares, qualified warrants or mandatorily convertible preferred shares (but not both common shares and qualified warrants) from the definition. You can find a complete description of qualifying APM Securities and the conditions under which we may narrow the definition of qualifying APM securities in “Description of the Junior Subordinated Debentures — Alternative Payment Mechanism” below.

Commencing on the earlier of (i) the fifth anniversary of the commencement of an Optional Deferral Period, if on such date such Optional Deferral Period has not ended, and (ii) the date of any payment of current interest on the junior subordinated debentures during an Optional Deferral Period, we shall be required continuously to use our “commercially reasonable efforts” (as defined in the indenture) to effect sales of our qualifying APM securities in an amount that will generate sufficient Eligible Equity Proceeds to enable us to pay in full all deferred interest on the junior subordinated debentures. Notwithstanding (and as a qualification to) that obligation, we shall not be obligated to make offers of or to effect sales of qualifying APM securities during the occurrence and continuation of a “Market Disruption Event” or a “Supervisory Event” and will be permitted, but not obligated, to pay deferred interest using cash from any source upon the occurrence of a Supervisory Event. Furthermore, our issuance of qualifying APM securities under the Alternative Payment Mechanism is subject to certain caps and other limitations, as described in “Description of the Junior Subordinated Debentures — Alternative Payment Mechanism.”

The limitations on our rights and obligations imposed on us by the indenture provisions described above are referred to as the “Alternative Payment Mechanism.” Our breach of the Alternative Payment Mechanism, including our use of funds in an amount in excess of the amount of Eligible Equity Proceeds raised to pay deferred interest or our failure to use commercially reasonable efforts to effect sales of qualifying APM securities and apply their proceeds as described above, will not, by itself, constitute an event of default and acceleration under the indenture that would permit the indenture trustee or the holders of the junior subordinated debentures to accelerate the junior subordinated debentures. However, an event of default and acceleration under the indenture will occur if we fail to pay all accrued and unpaid interest for a period of more than 40 consecutive quarters, or ten years.

Market Disruption Events	A “Market Disruption Event” is any one of a list of events, the occurrence and continuance of which excuse us from our obligations to continuously use commercially reasonable efforts to sell qualifying APM securities in connection with the Alternative Payment Mechanism described above. You can find a complete list of Market Disruption Events in “Description of the Junior Subordinated Debentures — Market Disruption Events” below.

Supervisory Event	A Supervisory Event shall commence on the date we have notified the Board of Governors of the Federal Reserve System (including the Federal Reserve Bank of Cleveland or any other Federal Reserve Bank having primary regulatory authority over us, the “Federal Reserve”) of our intention both (1) to sell our qualifying APM securities and (2) to apply the net proceeds of such sale to pay deferred interest on the junior subordinated debentures, and the Federal Reserve has disapproved of either of these actions, even though we have affirmatively requested such approval. Because a Supervisory Event will exist if the Federal Reserve disapproves of either of these actions, the Federal Reserve will be able, without triggering a default under the indenture, to permit us to sell qualifying APM securities but to prohibit us from applying proceeds to pay deferred interest on the junior subordinated debentures. See “Description of the Junior Subordinated Debentures — Market Disruption Event; Supervisory Event” below for a complete description of a Supervisory Event.

Dividend Stopper	Unless we have paid all accrued and unpaid interest on the junior subordinated debentures, we will not and we will not permit our subsidiaries to do any of the following, with certain limited exceptions:

•

declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock, or make any guarantee payments relating to the foregoing; or

•

make any payment of principal of or interest or premium, if any, on or repay, purchase or redeem any of our parity securities or any securities that rank junior in interest to the junior subordinated debentures.

Our outstanding junior subordinated debentures contain comparable provisions that will restrict the payment of principal of, and interest on, and the purchase or redemption of, any of the junior subordinated debentures as well as guarantee payments on the guarantee of the junior subordinated debentures if any of the foregoing circumstances occur with respect to those securities.

If any Optional Deferral Period lasts longer than one year, unless required to do so by the Federal Reserve, the limitation on our ability to redeem or repurchase any of our securities that rank pari passu with or junior in interest to any qualifying APM securities, the proceeds of which were used to settle deferred interest during that Optional Deferral Period, will continue until the first anniversary of the date on which all deferred interest has been paid, subject to certain exceptions described in “Description of the Junior Subordinated Debentures —

Option to Defer Interest Payments — Certain Limitations During a Deferral Period” below.

In addition, the terms of the junior subordinated debentures permit us to make (i) any payment of current or deferred interest on our debt securities or guarantees that rank on a parity with the junior subordinated debentures upon liquidation (“parity securities”) so long as the payment is made pro rata to the amounts due on parity securities (including the junior subordinated debentures), subject to the limitations described in the last paragraph under “Description of the Junior Subordinated Debentures — Alternative Payment Mechanism” to the extent that they apply, and (ii) any payment of principal or of deferred interest on parity securities that, if not made, would cause us to breach the terms of the instrument governing such parity securities.

Maturity of Junior Subordinated Debentures	The junior subordinated debentures will mature on March 15, 2068.

Optional Redemption	The Issuer Trust will redeem the trust preferred securities to the extent we redeem the junior subordinated debentures. We may cause a redemption of the trust preferred securities by our election to redeem the junior subordinated debentures, in whole or in part, at any time on or after March 15, 2013, at a redemption price equal to the total liquidation amount of the trust preferred securities to be redeemed plus accumulated and unpaid distributions to the redemption date.

Special Event Redemption	We may cause a redemption of the trust preferred securities by our election to redeem the junior subordinated debentures, in whole but not in part, at any time prior to March 15, 2013 at a redemption price equal to (i) 100% of their principal amount if certain changes occur relating to the capital treatment of the trust preferred securities, investment company laws or tax laws or (ii) a make-whole redemption price if certain changes occur relating to the rating agency treatment of the junior subordinated debentures, in each case plus accumulated and unpaid distributions to the redemption date. For a description of the events that would permit a redemption of the junior subordinated debentures prior to March 15, 2013, and the make-whole redemption price, see “Description of the Junior Subordinated Debentures — Redemption” below.

We will be subject to the replacement capital covenant described below if we elect to redeem any or all of the junior subordinated debentures prior to the termination of the replacement capital covenant. In addition, under the current risk-based capital adequacy guidelines of the Federal Reserve applicable to bank holding companies, Federal Reserve approval would be required for the redemption of the junior subordinated debentures.

Replacement Capital Covenant

The replacement capital covenant described under “Certain Terms of the Replacement Capital Covenant” will limit our right to redeem or purchase the junior subordinated debentures prior to March 15, 2048. In the replacement capital covenant, we covenant, for the benefit of holders of a designated series of our indebtedness that ranks senior to the junior subordinated debentures, or in certain limited cases holders of a designated series of indebtedness of KeyBank, that neither we nor any of our subsidiaries will redeem, repay or purchase the junior subordinated debentures or the trust preferred securities prior to March 15, 2048 unless during the applicable measurement period we or our subsidiaries have received sufficient proceeds from the sale of certain equity or equity-like securities the terms of which are set forth in the replacement capital covenant. The replacement capital covenant is described in more detail under “Certain Terms of the Replacement Capital Covenant” below.

If an event of default resulting in the acceleration of the junior subordinated debentures occurs, we will not have to comply with the replacement capital covenant. Our covenant in the replacement capital covenant will run only to the benefit of the covered debtholders. It may not be enforced by the holders of the trust preferred securities or the junior subordinated debentures.

The term “repay” in the paragraphs above includes the defeasance by KeyCorp of the junior subordinated debentures, as well as the satisfaction and discharge of its obligations under the indenture.

Liquidation Preference	Upon any dissolution, winding-up or liquidation of the Issuer Trust involving the liquidation of the junior subordinated debentures, the holders of the trust preferred securities will be entitled to receive, out of assets held by the Issuer Trust, subject to the rights of any creditors of the Issuer Trust, the liquidation distribution in cash. The Issuer Trust will be able to make this distribution of cash only if we redeem the junior subordinated debentures.

The Guarantee	We will fully and unconditionally guarantee the payment of all amounts due on the trust preferred securities to the extent the Issuer Trust has funds available for payment of such distributions. The guarantee will be subordinated to our other indebtedness to the extent described below under the caption “Description of the Junior Subordinated Debentures — Ranking of the Junior Subordinated Debentures and Guarantee.”

We also are obligated to pay most of the expenses and obligations of the Issuer Trust (other than the Issuer Trust’s obligations to make payments on the trust preferred securities and common securities, which are covered only by the guarantee).

The guarantee does not cover payments when the Issuer Trust does not have sufficient funds to make payments on the trust preferred securities. In other words, if we do not make a payment on the junior subordinated debentures, the Issuer Trust will not have sufficient funds to make payments on the trust preferred securities, and the guarantee will not obligate us to make those payments on the Issuer Trust’s behalf. In addition, our obligations under the guarantee are subordinate to our obligations to other creditors to the same extent as the junior subordinated debentures. For more information, see the discussion below under the caption “Description of the Guarantee.”

Ranking of the Junior Subordinated Debentures and Guarantee	Our payment obligations under the junior subordinated debentures and the guarantee will be unsecured and will rank junior and be subordinated in right of payment and upon liquidation to all of our current and future indebtedness, other than trade accounts payable and accrued liabilities arising in the ordinary course of business; provided, however, that the junior subordinated debentures and the guarantee will rank equally in right of payment, subject to the Alternative Payment Mechanism and provisions described above in this summary under “Dividend Stopper,” with any Pari Passu Securities. “Pari Passu Securities” means: (i) indebtedness that, among other things, (a) qualifies as, or is issued to financing vehicles issuing securities that qualify as, Tier 1 capital of KeyCorp at the time of issuance under the applicable capital guidelines of the Federal Reserve and (b) by its terms ranks equally upon liquidation with our 7% Junior Subordinated Debentures due June 15, 2066, our 6.750% Junior Subordinated Debentures due December 15, 2066 and the 8.000% Junior Subordinated Debentures due March 15, 2068 to be issued in connection with this offering; and (ii) guarantees of indebtedness described in clause (i) or securities issued by one or more financing vehicles described in clause (i). “Pari Passu Securities” does not include our junior subordinated debentures or guarantees issued in connection with our currently outstanding and future traditional trust preferred securities, each of which will rank senior to the trust preferred securities being issued by the Issuer Trust.

As a holding company, our assets primarily consist of the equity securities of our subsidiaries. As a result, the ability of holders of the junior subordinated debentures to benefit from any distribution of assets of any subsidiary upon the liquidation or reorganization of such subsidiary is subordinate to the prior claims of present and future creditors of that subsidiary. The trust preferred securities, the junior subordinated debentures and the guarantee do not limit our or our subsidiaries’ ability to incur additional debt, including debt that ranks senior in priority of payment to the junior subordinated debentures and the guarantee. At September 30, 2007, our indebtedness and obligations, on an unconsolidated basis, totaled approximately $3.5 billion, all of which will rank senior in right of payment and upon liquidation to the junior subordinated debentures. In addition, the junior subordinated debentures will be effectively subordinated to all of our subsidiaries’ existing and future indebtedness and other obligations, including, but not limited to, obligations to depositors. At September 30, 2007, our subsidiaries’ total deposits and borrowings were approximately $79.8 billion.

Limitations on Claims in Bankruptcy

In the event of our bankruptcy, insolvency or receivership, a holder of the junior subordinated debentures will only have a claim for deferred and unpaid interest (including compounded interest thereon) to the extent such interest (including compounded interest thereon) relates to the earliest two years of the portion of the Optional Deferral Period for which interest has not been paid, as further described under “Description of the Junior Subordinated Debentures — Limitation on Claims in the Event of Our Bankruptcy, Insolvency or Receivership.”

Voting Rights	Holders of the trust preferred securities will have only limited voting rights and, except upon the occurrence of certain events described in this prospectus supplement, will not be entitled to vote.

Dissolution of the Issuer Trust and Distribution of the Junior Subordinated Debentures	We can dissolve the Issuer Trust at any time, subject to obtaining the prior approval of the Federal Reserve to do so, if such approval is then required.

If the Issuer Trust is dissolved, the Issuer Trust will distribute the junior subordinated debentures to holders of the trust preferred securities and the trust common securities on a proportionate basis.

Use of Proceeds	The Issuer Trust will use the proceeds from the offering of the trust preferred securities to purchase the junior subordinated debentures issued by us. We expect to use the net proceeds from the sale of the junior subordinated debentures to the Issuer Trust for general corporate purposes, which may include:

•	reducing or refinancing existing debt;

•	repurchasing outstanding trust preferred securities;

•	investments at the holding company level;

•	investing in, or extending credit to, our operating subsidiaries;

•	possible acquisitions or other business combinations; and

•	share repurchases.

Listing of Trust Preferred Securities	We intend to apply to list the trust preferred securities on the New York Stock Exchange and, if approved for listing, expect trading in the trust preferred securities on the New York Stock Exchange to begin within 30 days after the original issue date.

Expected Ratings	We expect that the trust preferred securities will be rated A3, BBB and A- by Moody’s Investor Services, Standard & Poor’s and Fitch Ratings, respectively. None of these securities ratings is a recommendation to buy, sell or hold these securities. Each rating may be subject to revision or withdrawal at any time, and should be evaluated independently of any other rating.

Form of the Trust Preferred Securities	The trust preferred securities will be represented by one or more global securities that will be deposited with and registered in the name of The Depository Trust Company, New York, New York. This means that you will not receive a certificate for your trust preferred securities and the trust preferred securities will not be registered in your name. For more details, see below under the caption “Book-Entry Issuance” in this prospectus supplement.

U.S. Federal Income Tax Consequences	In connection with the issuance of the trust preferred securities, Squire, Sanders & Dempsey L.L.P., as special tax counsel, will render its opinions to us and the Issuer Trust that, for United States federal income tax purposes, (i) the Issuer Trust will be classified as a grantor trust and not an association taxable as a corporation and (ii) the junior subordinated debentures will be classified as indebtedness (although there is no clear authority on point). These opinions are subject to certain customary conditions. See below under the caption “Certain United States Federal Income Tax Consequences” in this prospectus supplement.

ERISA Considerations	If you are a fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title 1 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), you should consider the requirements of ERISA and the Code in the context of the plan’s particular circumstances and ensure the availability of an applicable exemption before authorizing an investment in the trust preferred securities. See below under the caption “ERISA Considerations” in this prospectus supplement.

Risk Factors	See below under the caption “Risk Factors” in this prospectus supplement and the other information in this prospectus supplement and our reports incorporated by reference therein for a discussion of factors you should carefully consider before deciding to invest in the trust preferred securities.

SELECTED CONSOLIDATED FINANCIAL INFORMATION

The following is our selected audited consolidated financial information for each of the years in the three-year period ended December 31, 2006, and our selected unaudited consolidated financial information for each of the nine-month periods ended September 30, 2007 and 2006. You should read the following information together with our consolidated financial statements and notes thereto incorporated by reference into this prospectus supplement and the accompanying prospectus.

(dollars in millions, except per share amounts)	Nine Months Ended September 30,		Year Ended December 31,
	2007	2006	2006	2005	2004
	(Unaudited)		(Audited)
For the period
Interest income	$4,197	$3,967	$5,380	$4,383	$3,562
Interest expense	2,138	1,864	2,565	1,727	1,106
Net interest income	2,059	2,103	2,815	2,656	2,456
Provision for loan losses	166	97	150	143	185
Noninterest income	1,741	1,569	2,127	2,067	1,925
Noninterest expense	2,352	2,340	3,149	3,054	2,884
Income from continuing operations before income taxes and cumulative effect of accounting changes	1,282	1,235	1,643	1,526	1,312
Income from continuing operations before cumulative effect of accounting changes	919	882	1,193	1,090	907
(Loss) income from discontinued operations, net of taxes	(25)	22	(143)	39	47
Income before cumulative effect of accounting changes	894	904	1,050	1,129	954
Net income	894	909	1,055	1,129	954
Per common share
Income from continuing operations before cumulative effect of accounting changes	$2.34	$2.18	$2.95	$2.67	$2.21
(Loss) income from discontinued operations	(.06)	.05	(.35)	.10	.11
Income before cumulative effect of accounting changes	2.28	2.23	2.60	2.76	2.32
Net income	2.28	2.24	2.61	2.76	2.32
Income from continuing operations before cumulative effect of accounting changes — assuming dilution	2.31	2.15	2.91	2.63	2.18
(Loss) income from discontinued operations — assuming dilution	(.06)	.05	(.35)	.09	.11
Income before cumulative effect of accounting changes — assuming dilution	2.25	2.20	2.56	2.73	2.30
Net income — assuming dilution	2.25	2.21	2.57	2.73	2.30
Cash dividends paid	1.095	1.035	1.38	1.30	1.24
Book value at period end	20.12	19.73	19.30	18.69	17.46
Weighted average common shares outstanding (000)	393,048	405,218	404,490	408,981	410,585
Weighted average common shares and potential common shares outstanding (000)	397,816	411,029	410,222	414,014	415,430
At period end
Loans	$68,999	$65,551	$65,826	$66,478	$63,372
Earning assets	84,973	83,132	80,090	80,143	78,140
Total assets	97,366	96,155	92,337	93,126	90,747
Deposits	63,714	61,429	59,116	58,765	57,842
Long-term debt	11,549	13,654	14,533	13,939	14,846
Shareholders’ equity	7,820	7,947	7,703	7,598	7,117
Performance ratios
From continuing operations:
Return on average total assets	1.31%	1.30%	1.30%	1.24%	1.09%
Return on average equity	16.03	15.44	15.43	14.88	13.07
Net interest margin (taxable equivalent)	3.46	3.67	3.67	3.65	3.62

(dollars in millions, except per share amounts)	Nine Months Ended September 30,		Year Ended December 31,
	2007	2006	2006	2005	2004
	(Unaudited)		(Audited)
From consolidated operations:
Return on average total assets	1.28%	1.29%	1.12%	1.24%	1.10%
Return on average equity	15.59	15.82	13.64	15.42	13.75
Net interest margin (taxable equivalent)	3.46	3.69	3.69	3.69	3.63
Capital ratios at period end
Equity to assets	8.03%	8.26%	8.34%	8.16%	7.84%
Tangible equity to tangible assets	6.78	6.81	7.01	6.68	6.35
Tier 1 risk-based capital	7.94	8.02	8.24	7.59	7.22
Total risk-based capital	11.76	12.13	12.43	11.47	11.47
Leverage	8.96	8.89	8.98	8.53	7.96
Asset quality data
Nonperforming loans at period end	$498	$223	$215	$277	$308
Nonperforming assets at period end	570	329	273	307	379
Allowance for loan losses at period end	955	944	944	966	1,138
Net loan charge-offs	156	116	170	315	431
Nonperforming loans to period-end portfolio loans	.72%	.34%	.33%	.42%	.49%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.83	.50	.41	.46	.60
Allowance for loan losses to nonperforming loans	191.77	423.32	439.07	348.74	369.48
Allowance for loan losses to period-end loans	1.38	1.44	1.43	1.45	1.80
Net loan charge-offs to average loans from continuing operations	.31	.24	.26	.51	.74

RISK FACTORS

Before purchasing any trust preferred securities, you should read carefully this prospectus supplement, carefully consider the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2006 and pay special attention to the following risk factors.

Because the Issuer Trust will rely on the payments it receives on the junior subordinated debentures to fund all payments on the trust preferred securities, and because the Issuer Trust may distribute the junior subordinated debentures in exchange for the trust preferred securities, you are making an investment decision regarding the junior subordinated debentures as well as the trust preferred securities. You should carefully review the information in this prospectus supplement about the trust preferred securities, the guarantee and the junior subordinated debentures before making an investment decision.

Risks Related to our Business

Disruptions in Financial Markets May Affect KeyCorp.

Since July 2007, certain credit markets have experienced difficult conditions, extraordinary volatility and rapidly widening credit spreads and, therefore, have provided significantly reduced availability of liquidity for many borrowers. Uncertainties in these markets present significant challenges, particularly for the financial services industry. As a financial services company, our operations and financial condition are affected by economic and market conditions. For example, in the third and fourth quarters of 2007, disruptions in the financial markets caused widening credit spreads resulting in markdowns and/or losses by financial institutions from trading, hedging and other market activities. We are similarly affected. In addition, during the fourth quarter of 2007, we significantly increased our provision for loan losses in response to deteriorating market conditions in our commercial real estate portfolio. In an effort to reduce the potential effects of any prolonged market disruption, management has implemented certain strategic decisions, including securing additional outside sources of funding for certain of its businesses, divesting and/or ceasing to conduct certain of our non-core businesses and closely managing growth and investment opportunities. It is difficult to predict how long these economic conditions will exist, which of our markets, products or other businesses will ultimately be affected, and whether management’s actions will effectively mitigate these external factors. Accordingly, these factors could materially and adversely impact our financial condition and results of operations.

We Are Subject To Interest Rate Risk.

Our earnings and cash flows are largely dependent upon our net interest income. Net interest income is the difference between interest income earned on interest-earning assets such as loans and securities and interest expense paid on interest-bearing liabilities such as deposits and borrowed funds. Interest rates are highly sensitive to many factors that are beyond our control, including general economic conditions, the competitive environment within our markets, consumer preferences for specific loan and deposit products and policies of various governmental and regulatory agencies and, in particular, the Federal Reserve. Changes in monetary policy, including changes in interest rates, could influence not only the amount of interest we receive on loans and securities and the amount of interest we pay on deposits and borrowings, but such changes could also affect our ability to originate loans and obtain deposits as well as the fair value of our financial assets and liabilities. If the interest we pay on deposits and other borrowings increases at a faster rate than the interest we receive on loans and other investments, our net interest income, and therefore earnings, could be adversely affected. Earnings could also be adversely affected if the interest we receive on loans and other investments falls more quickly than the interest we pay on deposits and other borrowings. Management uses simulation analysis to produce an estimate of interest rate exposure based on assumptions and judgments related to balance sheet growth, customer behavior, new products, new business volume, pricing and anticipated hedging activities. Simulation analysis involves a high degree of subjectivity and requires estimates of future risks and trends. Accordingly, there can be no assurance that actual results will not differ from those derived in simulation analysis due to the timing, magnitude and frequency of interest rate changes, actual hedging strategies employed, changes in balance sheet composition, and the possible effects of unanticipated or unknown events.

Although management believes it has implemented effective asset and liability management strategies, including simulation analysis and the use of derivatives as hedging instruments, to reduce the potential effects of changes in interest rates on our results of operations, any substantial, unexpected and/or prolonged change in market interest rates could have a material adverse effect on our financial condition and results of operations.

We Are Subject To Other Market Risk.

Recent conditions in the fixed income markets, specifically the widening of credit spreads over benchmark U.S. Treasury securities for many fixed income securities, have caused significant volatility in the market values of loans, securities, and certain other financial instruments that are held in our trading or held-for-sale portfolios. Other market factors such as changes in foreign exchange rates, changes in the equity markets, changes in the financial soundness of bond insurers, sureties and even of other unrelated financial companies, also have the potential to affect current market values of financial instruments. Recent market events have demonstrated this effect. Although management works to minimize the adverse affects when it is feasible to do so, those opportunities are not always available. It is not possible for management to predict whether there will be further substantial changes in the financial markets, which could materially and adversely impact our financial condition and results of operations.

We Are Subject To Credit Risk.

There are inherent risks associated with our lending and trading activities. These risks include, among other things, the impact of changes in interest rates and changes in the economic conditions in the markets where we operate. Increases in interest rates and/or weakening economic conditions could adversely impact the ability of borrowers to repay outstanding loans or the value of the collateral securing these loans. We also are subject to various laws and regulations that affect our lending activities. Failure to comply with applicable laws and regulations could subject us to regulatory enforcement action that could result in the assessment against us of civil money or other penalties.

As of December 31, 2007, approximately 74% of our loan portfolio consisted of commercial, financial and agricultural loans, commercial real estate loans, including commercial mortgage and construction loans, and commercial leases. These types of loans are typically larger than residential real estate loans and consumer loans. We closely monitor and manage risk concentrations and utilize various portfolio management practices to limit excessive concentrations when it is feasible to do so; however, our loan portfolio still contains a number of commercial loans with relatively large balances. The deterioration of one or a few of these loans could cause a significant increase in non-performing loans, and an increase in non-performing loans could result in a net loss of earnings from these loans, an increase in the provision for possible loan losses and an increase in loan charge-offs, all of which could have a material adverse effect on our financial condition and results of operations.

Various Factors May Cause Our Allowance For Possible Loan Losses To Increase.

We maintain an allowance for possible loan losses, which is a reserve established through a provision for possible loan losses charged to expense, that represents management’s estimate of probable losses within the existing portfolio of loans. The allowance, in the judgment of management, is necessary to reserve for estimated loan losses and risks inherent in the loan portfolio. The level of the allowance reflects management’s continuing evaluation of industry concentrations; specific credit risks; loan loss experience; current loan portfolio quality; present economic, political and regulatory conditions; and unexpected losses inherent in the current loan portfolio. The determination of the appropriate level of the allowance for possible loan losses inherently involves a degree of subjectivity and requires that we make significant estimates of current credit risks and future trends, all of which may undergo material changes. Changes in economic conditions affecting borrowers, new information regarding existing loans, identification of additional problem loans and other factors, both within and outside of our control, may require an increase in the allowance for possible loan losses. In addition, bank regulatory agencies and our independent auditors periodically review our allowance for loan losses and may require an increase in the provision for possible loan losses or the recognition of further loan charge-offs, based on judgments that can differ somewhat from those of our own management. In addition, if charge-offs in future periods exceed the allowance for possible loan losses (i.e., if the loan loss allowance is inadequate), we will need additional loan loss provisions to increase the allowance for possible loan losses. Additional provisions to increase the allowance for possible loan losses, should they become necessary, would result in a decrease in net income and capital, and may have a material adverse effect on our financial condition and results of operations.

We Are Subject To Liquidity Risk.

Market conditions or other events could negatively affect the level or cost of funding, affecting our ongoing ability to accommodate liability maturities and deposit withdrawals, meet contractual obligations, and fund asset growth and new business transactions at a reasonable cost, in a timely manner and without adverse consequences. Although management has implemented strategies to maintain sufficient and diverse sources of funding to accommodate planned as well as unanticipated changes in assets and liabilities under both normal and adverse conditions, any substantial, unexpected and/or prolonged change in the level or cost of liquidity could have a material adverse effect on our financial condition and results of operations. Certain credit markets that we participate in and rely upon as sources of funding have been significantly disrupted and highly volatile since the third quarter of 2007. These conditions increase our liquidity risk exposure. Part of our strategy to reduce liquidity risk involves utilizing the liquidity and stability currently present in the short-term credit markets (borrowings with 0-90 day maturities). At this time, management believes short-term funding opportunities remain available and cost effective. However, if market disruption or other factors reduce the cost effectiveness and/or the availability of supply in the short-term credit market for a prolonged period of time, management may utilize other potential means of accessing, funding and managing liquidity, including more expansive utilization of secured wholesale funding instruments, generating client deposits, securitizing or selling loans, extending the maturity of wholesale borrowings, purchasing deposits from other banks, and relationships with fixed income investors in a variety of markets – domestic , European and Canadian – as well as increased management of loan growth and investment opportunities and other management tools. However, there can be no assurance that these alternative means of funding will exist either. For example, in 2007 Key was unable to securitize its student loan portfolio at cost-effective rates. Accordingly, a deep and prolonged disruption in the markets could have the effect of significantly restricting the accessibility of cost-effective capital and funding which could have a material adverse effect on our financial condition and results of operations.

We Are Subject To Operational Risk.

We, like all businesses, are subject to operational risk, which represents the risk of loss resulting from human error, inadequate or failed internal processes and systems, and external events. Operational risk also encompasses compliance (legal) risk, which is the risk of loss from violations of, or noncompliance with, laws, rules, regulations, prescribed practices or ethical standards. Although we seek to mitigate operational risk through a system of internal controls, resulting losses from operational risk could take the form of explicit charges, increased operational costs, harm to our reputation or foregone opportunities, any and all of which could have a material adverse effect on our financial condition and results of operations.

Our Profitability Depends Significantly On Economic Conditions In The Geographic Regions In Which We Operate.

Our success depends primarily on economic conditions in the markets in which we operate. Although we are somewhat geographically diversified, assisted in part in this respect by our “out of footprint” commercial real estate and equipment leasing lines of business, we do have concentrations of loans and other business activities in geographic areas where our branches are principally located — the Northwest, the Rocky Mountains, the Great Lakes and the Northeast. We also have potential exposure to geographic areas outside of our branch footprint. For example, the residential properties segment of Key’s commercial real estate construction portfolio has been adversely affected by the downturn in the U.S. housing market because of deteriorating market conditions, principally in Florida and Southern California, and the significant increase in the level of nonperforming loans during the second half of 2007. As a result, management recently increased the provision for loan losses. The regional economic conditions in areas in which we conduct our business have an impact on the demand for our products and services as well as the ability of our customers to repay loans, the value of the collateral securing loans and the stability of our deposit funding sources. A significant decline in general economic conditions caused by inflation, recession, an act of terrorism, outbreak of hostilities or other international or domestic occurrences, unemployment, changes in securities markets or other factors, such as severe declines in the value of homes and other real estate, could also impact these regional economies and, in turn, have a material adverse effect on our financial condition and results of operations.

We Operate In A Highly Competitive Industry And Market Areas.

We face substantial competition in all areas of our operations from a variety of different competitors, many of which are larger and may have more financial resources. Such competitors primarily include national and super-regional banks as well as smaller community banks within the various markets in which we operate. However, we also face competition from many other types of financial institutions, including, without limitation, savings associations, credit unions, mortgage banking companies, finance companies, mutual funds, insurance companies, investment management firms, investment banking firms, broker-dealers and other local, regional and national financial services firms. The financial services industry could become even more competitive as a result of legislative, regulatory and technological changes and continued consolidation. Also, technology has lowered barriers to entry and made it possible for non-banks to offer products and services traditionally provided by banks.

Our ability to compete successfully depends on a number of factors, including, among other things:

•	our ability to develop and execute strategic plans and initiatives;

•	our ability to develop, maintain and build upon long-term customer relationships based on quality service, high ethical standards and safe, sound assets;

•	our ability to expand our market position;

•	the scope, relevance and pricing of products and services offered to meet customer needs and demands;

•	the rate at which we introduce new products and services relative to our competitors; and

•	industry and general economic trends.

Failure to perform in any of these areas could significantly weaken our competitive position, which could adversely affect our growth and profitability, which, in turn, could have a material adverse effect on our financial condition and results of operations.

We Are Subject To Extensive Government Regulation And Supervision.

We are subject to extensive federal and state regulation and supervision. Banking regulations are primarily intended to protect depositors’ funds, federal deposit insurance funds and the banking system as a whole, not shareholders. These regulations affect our lending practices, capital structure, investment practices, dividend policy and growth, among other things. Congress and federal regulatory agencies continually review banking laws, regulations and policies for possible changes. Changes to statutes, regulations or regulatory policies; changes in the interpretation or implementation of statutes, regulations or policies; and/or continuing to become subject to heightened regulatory practices, requirements or expectations, could affect us in substantial and unpredictable ways. Such changes could subject us to additional costs, limit the types of financial services and products that we may offer and/or increase the ability of non-banks to offer competing financial services and products, among other things. Failure to appropriately comply with laws, regulations or policies (including internal policies and procedures designed to prevent such violations) could result in sanctions by regulatory agencies, civil money penalties and/or reputation damage, which could have a material adverse effect on our business, financial condition and results of operations.

Our Controls And Procedures May Fail Or Be Circumvented.

Management regularly reviews and updates our internal controls, disclosure controls and procedures, and corporate governance policies and procedures. Any system of controls, however well designed and operated, is based in part on certain assumptions and can provide only reasonable, not absolute, assurances that the objectives of the system are met. Any failure or circumvention of our controls and procedures or failure to comply with regulations related to controls and procedures could have a material adverse effect on our business, results of operations and financial condition.

We Rely On Dividends From Our Subsidiaries For Most Of Our Funds.

KeyCorp is a legal entity separate and distinct from its subsidiaries. It receives substantially all of its cash flow from dividends from its subsidiaries. These dividends are the principal source of funds to pay dividends on our common shares and interest and principal on our debt. Various laws and regulations limit the amount of dividends that KeyBank (KeyCorp’s largest subsidiary) and certain non-bank subsidiaries may pay to KeyCorp. Also, KeyCorp’s right to participate in a distribution of assets upon a subsidiary’s liquidation or reorganization is subject to the prior claims of the subsidiary’s creditors. In the event KeyBank is unable to pay dividends to KeyCorp, we may not be able to service debt, pay obligations or pay dividends on our common shares. The inability to receive dividends from KeyBank could have a material adverse effect on our business, financial condition and results of operations.

Our Earnings May Be Affected By Changes In Accounting Principles And In Tax Laws.

Changes in U.S. generally accepted accounting principles could have a significant adverse effect on Key’s reported financial results. Although these changes may not have an economic impact on our business, they could affect our ability to attain targeted levels for certain performance measures.

We, like all businesses, are subject to tax laws, rules and regulations. Changes to tax laws, rules and regulations, including changes in the interpretation or implementation of tax laws, rules and regulations by the

Internal Revenue Service (the “IRS”) or other governmental bodies, could affect us in substantial and unpredictable ways. Such changes could subject us to additional costs, among other things. Failure to appropriately comply with tax laws, rules and regulations could result in sanctions by regulatory agencies, civil money penalties and/or reputation damage, which could have a material adverse effect on our business, financial condition and results of operations.

Further, we are currently involved in litigation (previously reported in our SEC filings) with the IRS concerning the tax treatment of one Service Contract Lease entered into by AWG Leasing Trust. Our management believes our tax position is correct. Litigation, however, is uncertain. If the litigation is resolved against us, it could have a material adverse effect on our results of operations and a potentially substantial impact on our capital.

Potential Acquisitions May Disrupt Our Business And Dilute Shareholder Value.

Acquiring other banks, businesses, or branches involves various risks commonly associated with acquisitions, including, among other things:

•	potential exposure to unknown or contingent liabilities of the target company;

•	exposure to potential asset quality issues of the target company;

•	difficulty and expense of integrating the operations and personnel of the target company;

•	potential disruption to our business;

•	potential diversion of our management’s time and attention;

•	the possible loss of key employees and customers of the target company;

•	difficulty in estimating the value (including goodwill) of the target company;

•	difficulty in estimating the fair value of acquired assets, liabilities and derivatives of the target company; and

•	potential changes in banking or tax laws or regulations that may affect the target company;

We regularly evaluate merger and acquisition opportunities and conduct due diligence activities related to possible transactions with other financial institutions and financial services companies. As a result, merger or acquisition discussions and, in some cases, negotiations may take place and future mergers or acquisitions involving cash, debt or equity securities may occur at any time. Acquisitions typically involve the payment of a premium over book and market values, and, therefore, some dilution of our tangible book value and net income per common share may occur in connection with any future transaction. Furthermore, failure to realize the expected revenue increases, cost savings, increases in geographic or product presence, and/or other projected benefits from an acquisition could have a material adverse effect on our financial condition and results of operations.

We May Not Be Able To Attract And Retain Skilled People.

Our success depends, in large part, on our ability to attract and retain key people. Competition for the best people in most activities in which we are engaged can be intense and we may not be able to hire or retain the people we want and/or need. Although we maintain employment agreements with certain key employees, and have incentive compensation plans aimed, in part, at long-term employee retention, the unexpected loss of services of one or more of our key personnel could still occur, and such events may have a material adverse impact on our business because of the loss of the employee’s skills, knowledge of our market, years of industry experience and the difficulty of promptly finding qualified replacement personnel.

Our Information Systems May Experience An Interruption Or Breach In Security.

We rely heavily on communications and information systems to conduct our business. Any failure, interruption or breach in security of these systems could result in failures or disruptions in our customer relationship management, general ledger, deposit, loan and other systems. While we have policies and procedures designed to prevent or limit the effect of the possible failure, interruption or security breach of our information systems, there can be no assurance that any such failure, interruption or security breach will not occur or, if they do occur, that they will be adequately addressed. The occurrence of any failure, interruption or security breach of our information systems could damage our reputation, result in a loss of customer business, subject us to additional regulatory scrutiny, or expose us to civil litigation and possible financial liability, any of which could have a material adverse effect on our financial condition and results of operations.

We Continually Encounter Technological Change.

The financial services industry is continually undergoing rapid technological change with frequent introductions of new technology-driven products and services. The effective use of technology increases efficiency and enables financial institutions to better serve customers and to reduce costs. Our future success depends, in part, upon our ability to address the needs of our customers by using technology to provide products and services that will satisfy customer demands, as well as to create additional efficiencies in our operations. Our largest competitors have substantially greater resources to invest in technological improvements. We may not be able to effectively implement new technology-driven products and services or be successful in marketing these products and services to our customers. Failure to successfully keep pace with technological change affecting the financial services industry could have a material adverse impact on our business and, in turn, our financial condition and results of operations.

We Are Subject To Claims And Litigation.

From time to time, customers and/or vendors may make claims and take legal action against us. We maintain reserves for certain claims when management deems it appropriate to do so based upon its assessment of the claims. Whether any particular claims and legal actions are founded or unfounded, if such claims and legal actions are not resolved in our favor they may result in significant financial liability and/or adversely affect how the market perceives us and our products and services as well as impact customer demand for those products and services. Any financial liability for which we have not adequately maintained reserves, and/or any reputation damage from such claims and legal actions could have a material adverse effect on our business, which, in turn, could have a material adverse effect on our financial condition and results of operations.

Severe Weather, Natural Disasters, Acts Of War Or Terrorism And Other External Events Could Significantly Impact Our Business.

Severe weather, natural disasters, acts of war or terrorism and other adverse external events could have a significant impact on our ability to conduct business. Such events could affect the stability of our deposit base, impair the ability of borrowers to repay outstanding loans, impair the value of collateral securing loans, cause significant property damage, result in loss of revenue and/or cause us to incur additional expenses. Although management has established disaster recovery plans and procedures, the occurrence of any such event could have a material adverse effect on our business, which, in turn, could have a material adverse effect on our financial condition and results of operations.

Risks Related to the Junior Subordinated Debentures and Trust Preferred Securities

You May Not Receive Distributions on the Trust Preferred Securities for a Total of Up to Ten Years if after the First Five Years of Interest Deferral We Are Unable or Otherwise Fail to Issue Securities.

We may elect at our option to defer payment of all or part of the current and accrued interest otherwise due on the junior subordinated debentures for a period of up to 20 consecutive quarters, or five years, as described under the caption “Description of the Junior Subordinated Debentures—Option to Defer Interest Payments.” If we fail to pay interest on the junior subordinated debentures, the Issuer Trust will make no distributions on the trust preferred securities. If we elect to defer interest payments, we will be prohibited from paying accrued and unpaid deferred interest during an Optional Deferral Period from any source other than Eligible Equity Proceeds. In addition, following a five-year Optional Deferral Period, we may fail to pay interest for up to an additional five years, resulting in a total of up to ten years without payment of interest on the junior subordinated debentures and, accordingly, without payment of distributions on the trust preferred securities.

The Indenture Limits Our Source of Funds to Pay Deferred Interest to Proceeds from the Sale of Qualifying APM Securities, Except in Limited Circumstances.

The indenture provides that, except in limited circumstances, if we elect to defer interest payments on the junior subordinated debentures, resulting in a corresponding deferral of distributions on the trust preferred securities, we will be limited to paying deferred interest from the proceeds of sales of qualifying APM securities unless the Federal Reserve has disapproved of such issuance or disapproved of the use of proceeds of such issuance to pay deferred interest. See “Description of the Junior Subordinated Debentures—Alternative Payment Mechanism.” We may not be able to sell sufficient qualifying APM securities to generate proceeds required to fund our deferred interest obligations, either within any particular time period or at all. Our ability to market our qualifying APM securities will depend on a variety of factors both within and beyond our control, including our financial performance, the strength of the equity markets generally, the relative demand for equity securities of companies within our industry and dilution caused by prior equity offerings or issuances. Moreover, we may encounter difficulties in successfully marketing our qualifying APM securities, particularly during times when we are subject to the restrictions on dividends as a result of the deferral of interest. If we do not sell sufficient qualifying APM securities to fund deferred interest payments in these circumstances, we will not be permitted to pay deferred interest to the Issuer Trust and, accordingly, no payment of distributions may be made on the trust preferred securities, even if we have cash available from other sources.

The Federal Reserve May Permit Us to Sell Qualifying APM Securities While Prohibiting Us from Paying Deferred Interest.

The occurrence and continuation of a Supervisory Event will excuse us from our obligation to continuously use commercially reasonable efforts to sell qualifying APM securities and/or to apply the net proceeds of such sale to pay deferred interest on the junior subordinated debentures. A Supervisory Event will exist at any time until the tenth anniversary of the commencement of any Optional Deferral Period if we have notified the Federal Reserve of our intention both (1) to sell our qualifying APM securities and (2) to apply the net proceeds of such sale to pay deferred interest on the junior subordinated debentures, and the Federal Reserve has disapproved of either of these actions, even though we have affirmatively requested such approval. Because a Supervisory Event will exist if the Federal Reserve disapproves of either of these actions, the Federal Reserve will be able to permit us to sell qualifying APM securities but to prohibit us from applying the proceeds to pay deferred interest on the junior subordinated debentures, all without triggering a default under the indenture.

You Will Have Limited Remedies for Breach of Obligations Under the Indenture.

Although various events may constitute a breach of our obligations under the indenture, most such events will not constitute an event of default and acceleration, and accordingly, will not give rise to a right of acceleration of principal and interest on the junior subordinated debentures. Such event of default and acceleration of principal and interest will occur only upon our failure to pay in full all interest accrued upon the conclusion of an Optional Deferral Period of ten consecutive years or as a result of certain specified events of bankruptcy, insolvency, or reorganization. See “Description of the Junior Subordinated Debentures—Events of Default and Acceleration.”

Our Breach of the Alternative Payment Mechanism Is Not, by Itself, an Event of Default and Acceleration under the Indenture for the Junior Subordinated Debentures.

We are required under the terms of the indenture for the junior subordinated debentures, absent the occurrence of a Market Disruption Event or Supervisory Event, upon the occurrence of the fifth anniversary of the commencement of an Optional Deferral Period that is continuing or earlier payment of current interest, to use commercially reasonable efforts to effect sales of qualifying APM securities in an amount that will generate sufficient Eligible Equity Proceeds to pay in full all deferred interest on the junior subordinated debentures, which is described in this prospectus supplement as the “Alternative Payment Mechanism.” However, our breach of the Alternative Payment Mechanism, including our use of funds in an amount in excess of the amount of Eligible Equity Proceeds raised to pay deferred interest, or our failure to use commercially reasonable efforts to effect sales of qualifying APM securities and apply the proceeds as described above, will not, by itself, constitute an event of default and acceleration under the indenture.

Holders of Our Senior Indebtedness Will Be Paid Before You Receive Payment Under the Guarantee.

Our obligations under the junior subordinated debentures and the guarantee will be junior in right of payment and upon liquidation to all of our existing and future indebtedness, with certain limited exceptions. Accordingly, we will not be permitted to make any payments on the junior subordinated debentures or the guarantee if we are in default on this other indebtedness. In addition, in the event of our bankruptcy, liquidation or dissolution, our assets must be used to pay off this other indebtedness in full before any payments may be made on the junior subordinated debentures or the guarantee. At September 30, 2007, our indebtedness and obligations, on an unconsolidated basis, totaled approximately $3.5 billion, all of which will rank senior in right of payment and upon liquidation to the junior subordinated debentures. None of the indenture pursuant to which the junior subordinated debentures will be issued, the guarantee, the certificate of trust which created the Issuer Trust or the amended and restated trust agreement limits our ability to incur additional indebtedness. For more information, see below under the caption “Description of the Junior Subordinated Debentures—Ranking of the Junior Subordinated Debentures and Guarantee.”

We may issue parity securities as to which we are required to make payments of interest during a deferral period on the junior subordinated debentures that, if not made, would cause us to breach the terms of the instrument governing such parity securities. The terms of the junior subordinated debentures permit us to make any payment of principal or of deferred interest on parity securities that, if not made, would cause us to breach the terms of the instrument governing such parity securities. They also permit us to make any payment of current or deferred interest on parity securities and on the junior subordinated debentures during a deferral period that is made pro rata to the amounts due on such parity securities and the junior subordinated debentures, subject to the limitations described in the last paragraph under “Description of the Junior Subordinated Debentures—Alternative Payment Mechanism” to the extent that they apply.

The Indenture Limits the Number of Common Shares, Qualified Warrants and Mandatorily Convertible Preferred Shares that We May Sell to Pay Deferred Interest.

The indenture limits the amount of common shares, qualified warrants and mandatorily convertible preferred shares that we are permitted to sell to pay deferred interest to the then-current “maximum share number,” as described under “Description of the Junior Subordinated Debentures — Alternative Payment Mechanism.” If the then current maximum share number equals 265 million shares and if the number of our common shares, qualified warrants and mandatorily convertible preferred shares that we need to sell in order to pay deferred interest in full exceeds this maximum share number, we may continue to defer interest, and such deferral will not constitute an event of default or give rise to a right of acceleration or similar remedy unless it extends beyond the date which is 10 years following the first interest payment date on which we deferred interest.

The Indenture Limits our Obligation to Raise Proceeds from the Sale of Certain Types of Qualifying APM Securities to Pay Deferred Interest During the First Five Years of an Optional Deferral Period and Generally Does Not Obligate Us to Issue Qualified Warrants.

During the first five years of an Optional Deferral Period, we have no obligation to pay deferred interest unless we pay current interest. Additionally, the indenture limits our obligation to raise proceeds from the sale of common shares to pay deferred interest attributable to the first five years of any Optional Deferral Period (including compounded interest thereon) prior to the fifth anniversary of the commencement of an Option Deferral Period in excess of an amount we refer to as the “common equity issuance cap.” The common equity issuance cap takes into account all sales of common shares and qualified warrants under the Alternative Payment Mechanism for that Optional Deferral Period. Once we reach the common equity issuance cap for an Optional Deferral Period, we are no longer obligated to sell common shares to pay deferred interest relating to such Optional Deferral Period unless such deferral extends beyond the date which is five years following its commencement. Although we have the right to sell common shares if we have reached the common equity issuance cap but have not reached the maximum share number, we have no obligation to do so. In addition, the sale of qualified warrants to raise proceeds to pay deferred interest is an option that we have, but in general we are not obligated to sell qualified warrants and no party may require us to do so. Furthermore, we will not be permitted to issue qualifying preferred shares or mandatorily convertible preferred shares to pay deferred interest in excess of an amount we refer to as the “preferred share issuance cap.” See “Description of the Junior Subordinated Debentures — Alternative Payment Mechanism.”

We Have the Ability Under Certain Circumstances to Narrow the definition of Qualifying APM Securities.

We may, without the consent of the holders of the trust preferred securities or the junior subordinated debentures, amend the definition of “qualifying APM securities” for the purposes of the Alternative Payment Mechanism to eliminate common shares, qualified warrants or mandatorily convertible preferred shares (but not both common shares and qualified warrants) from the definition if we have been advised in writing by a nationally recognized independent accounting firm or an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the United States becomes effective such that there is more than an insubstantial risk that the failure to do so would result in a reduction in our earnings per share as calculated for financial reporting purposes. The elimination of common shares, qualified warrants or mandatorily convertible preferred shares from the definition of qualifying APM securities, together with continued application of the preferred share issuance cap, may make it more difficult for us to succeed in selling sufficient qualifying APM securities to fund the payment of deferred interest.

Your Claims in Bankruptcy, Insolvency and Receivership to Receive Payment in Respect of Deferred and Unpaid Interest May be Limited.

In the event of our bankruptcy, insolvency or receivership, a holder of junior subordinated debentures will have a claim for deferred and unpaid interest (including compounded interest thereon) only to the extent such interest (including compounded interest thereon) relates to the earliest two years of the portion of the Optional Deferral Period for which interest has not been paid.

Our Results of Operations Depend Upon the Results of Operations of Our Subsidiaries.

We are a holding company that conducts substantially all of our operations through our bank and other subsidiaries. As a result, our ability to make payments on the junior subordinated debentures and the guarantee will depend primarily upon the receipt of dividends and other distributions from our subsidiaries. There are various regulatory restrictions on the ability of our bank subsidiary to pay dividends or make other payments to us. As of the close of business on September 30, 2007, our bank subsidiary had an additional $364 million available to pay dividends to us without prior regulatory approval and without affecting its status as “well-capitalized” under FDIC defined capital categories.

In addition, our right to participate in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise, and thus your ability as a holder of the trust preferred securities to benefit indirectly from such distribution, will be subject to the prior claims of creditors of that subsidiary, except to the extent that any of our claims as a creditor of such subsidiary may be recognized. As a result, the trust preferred securities will effectively be subordinated to all existing and future liabilities and obligations of our subsidiaries. Therefore, holders of the trust preferred securities should look only to our assets for payments on the junior subordinated debentures and indirectly on the trust preferred securities. Further, the junior subordinated debentures and the guarantee also will be effectively subordinated to all existing and future obligations of our subsidiaries.

At September 30, 2007, our subsidiaries’ total deposits and borrowings were approximately $79.8 billion.

If We Do Not Make Payments on the Junior Subordinated Debentures, the Issuer Trust Will Not Be Able to Pay Distributions and Other Payments on the Trust Preferred Securities and the Guarantee Will Not Apply.

The Issuer Trust’s ability to make timely distribution and redemption payments on the trust preferred securities is completely dependent upon our making timely payments on the junior subordinated debentures. If we default on the junior subordinated debentures, the Issuer Trust will lack funds for the payments on the trust preferred securities. If this happens, holders of trust preferred securities will not be able to rely upon the guarantee for payment of such amounts because the guarantee only guarantees that we will make distribution and redemption payments on the trust preferred securities if the Issuer Trust has the funds to do so itself but does not make such payments. Instead, you or the property trustee may proceed directly against us for payment of any amounts due on the trust preferred securities.

For more information, see below under the caption “Description of the Trust Preferred Securities — Trust Enforcement Events.”

We May Redeem the Junior Subordinated Debentures at any Time on or After March 15, 2013 or at Any Time Prior to March 15, 2013 Within 90 Days of the Occurrence of a Tax Event, Rating Agency Event, Capital Treatment Event or an Investment Company Event.

By their terms, the junior subordinated debentures may be redeemed by us, in whole or in part, before their maturity at 100% of their principal amount plus accrued and unpaid interest on one or more occasions any time on or after March 15, 2013. In addition, we may redeem the junior subordinated debentures in whole but not in part, prior to March 15, 2013, (i) at any time within 90 days of the occurrence of a tax event, capital treatment event or an investment company event, each at a redemption price equal to 100% of their principal amount or (ii) at any time within 90 days of a rating agency event at a make-whole redemption price, in each case plus accrued and unpaid interest through the date of redemption. Except as set forth in the preceding sentence, we may not redeem the junior subordinated debentures prior to March 15, 2013. The Issuer Trust will redeem the trust preferred securities to the extent we redeem the junior subordinated debentures. If the trust preferred securities were redeemed, the redemption would be a taxable event to you. In addition, you might not be able to reinvest the money you receive upon redemption of the trust preferred securities at the same rate as the rate of return on the trust preferred securities. See “Description of the Junior Subordinated Debentures — Redemption.”

An IRS pronouncement or threatened challenge resulting in a tax event could occur at any time. Similarly, changes in rating agency methodology or the treatment of the trust preferred securities for Federal Reserve capital adequacy purposes, and changes relating to the treatment of the Issuer Trust as an “investment company,” could result in the junior subordinated debentures being redeemed earlier than would otherwise be the case. See “Description of the Junior Subordinated Debentures — Redemption” for a further description of those events.

Our Right to Redeem the Junior Subordinated Debentures Prior to March 15, 2048 is Limited by our Obligations in the Replacement Capital Covenant.

The replacement capital covenant described under the caption “Certain Terms of the Replacement Capital Covenant” will limit our right to redeem or purchase junior subordinated debentures prior to March 15, 2048. In the replacement capital covenant, we covenant, for the benefit of holders of a designated series of its indebtedness that ranks senior to the junior subordinated debentures, or in certain limited cases holders of a designated series of indebtedness of KeyBank, that neither we nor any of our subsidiaries will redeem, repay or purchase the junior subordinated debentures or the trust preferred securities prior to March 15, 2048 unless during the applicable measurement period we or our subsidiaries have received sufficient proceeds from the sale of certain equity or equity-like securities the terms of which are set forth in the replacement capital covenant. Our obligations in the replacement capital covenant may prevent us from redeeming junior subordinated debentures at a time that we would otherwise wish to do so. See “Certain Terms of the Replacement Capital Covenant.”

You May Have to Include Interest in Your Taxable Income Before You Receive Cash.

If we defer interest payments on the junior subordinated debentures, you will be required to accrue interest income for United States federal income tax purposes in respect of your proportionate share of the accrued but unpaid interest on the junior subordinated debentures held by the Issuer Trust, even if you normally report income when received. As a result, you will be required to include the accrued interest in your gross income for United States federal income tax purposes prior to your receiving any cash distribution. If you sell your trust preferred securities prior to the record date for the first distribution after a deferral period, you would never receive the cash from us related to the accrued interest that you reported for tax purposes.

You should consult with your own tax advisor regarding the tax consequences of an investment in the trust preferred securities.

For more information regarding the tax consequences of purchasing the trust preferred securities, see below under the captions “Certain United States Federal Income Tax Consequences—United States Holders—Interest Income and Original Issue Discount,” “—Receipt of Junior Subordinated Debentures or Cash Upon Liquidation of the Issuer Trust” and “—Sales of Trust Preferred Securities.”

Federal Banking Authorities May Restrict the Ability of the Issuer Trust to Make Distributions on or Redeem the Trust Preferred Securities.

Federal banking authorities will have the right to examine the Issuer Trust and its activities because the Issuer Trust is our subsidiary. Under certain circumstances, including any determination that our relationship to the Issuer Trust would result in an unsafe and unsound banking practice, these banking authorities have the authority to issue orders which could restrict the ability of the Issuer Trust to make distributions on or to redeem the trust preferred securities.

The Market Price of the Trust Preferred Securities May Not Reflect Unpaid Interest, and, as a Result, You May Suffer a Loss If You Sell Them While Interest Remains Unpaid.

Because of our right to defer interest payments on the junior subordinated debentures, the market price of the trust preferred securities may be more volatile than the market prices of similar securities that do not have this feature. If we exercise our right to defer, the market price of the trust preferred securities may decline. Accordingly, the trust preferred securities that you purchase, whether in the offering made pursuant to this prospectus supplement or in the secondary market, or the junior subordinated debentures that you may receive on liquidation of the Issuer Trust, may trade at a discount to the price that you paid.

Under Certain Circumstances, the Issuer Trust May Distribute the Junior Subordinated Debentures in Exchange for the Trust Preferred Securities, Which Could Affect the Market Price and Could Be a Taxable Event.

We may dissolve the Issuer Trust at any time. After satisfying its liabilities to its creditors, if any, the Issuer Trust may distribute the junior subordinated debentures to the holders of the trust preferred securities. We will not dissolve the Issuer Trust without the prior approval of the Federal Reserve, if such approval is then required under applicable Federal Reserve capital guidelines or policies. For further information, see below under the caption “Description of the Trust Preferred Securities—Redemption or Exchange.”

We cannot predict the market price for the junior subordinated debentures that may be distributed in exchange for the trust preferred securities. Accordingly, the trust preferred securities, or the junior subordinated debentures that you may receive on liquidation of the Issuer Trust, may trade at a discount to the price that you paid to purchase the trust preferred securities. If the junior subordinated debentures are distributed, we will use our best efforts to list the junior subordinated debentures on the New York Stock Exchange or any other exchange on which the trust preferred securities are then listed.

An Active Trading Market for the Trust Preferred Securities May Not Develop.

We intend to apply to list the trust preferred securities on the New York Stock Exchange and, if approved for listing, expect trading in the trust preferred securities on the New York Stock Exchange to begin within 30 days after the original issue date. You should be aware that the listing of the trust preferred securities will not necessarily ensure that an active trading market will be available for the trust preferred securities or that you will be able to sell your trust preferred securities at the price you originally paid for them.

If You Waive the Covenant to Pay Deferred Interest Only With Proceeds from the Sale of Qualifying APM Securities, Our Credit Rating May Be Negatively Affected.

The indenture contains covenants that permit us to pay deferred interest only with proceeds from the sale of our qualifying APM securities, except in limited circumstances. These covenants may be amended, and compliance with these covenants may be waived, solely by the holders of a majority of the liquidation amount of outstanding trust preferred securities, and no holder of our senior indebtedness will have the right to enforce these covenants. Although, in the short term, you may have an economic incentive to waive these covenants in order to receive deferred interest, if such covenants are waived and we pay deferred interest with funds received from any other source, our credit rating may be negatively affected. A negative effect on our credit rating may have an adverse effect on our business or financial condition, which could have an adverse effect on our ability to pay future interest on the junior subordinated debentures.

The Market Value of the Trust Preferred Securities May Be Influenced by Unpredictable Factors and, as a Result, You May Suffer a Loss If You Resell Them.

The market value of your trust preferred securities may fluctuate between the date you purchase them and the date on which you sell them or they are redeemed. Several factors, many of which are beyond our control, will influence the market value of the trust preferred securities. Factors that may influence the market value of the trust preferred securities include:

•	the creditworthiness of KeyCorp and the level of its regulatory capital from time to time;

•	whether distributions have been and are likely to be paid on the trust preferred securities from time to time;

•	supply and demand for the trust preferred securities; and

•	economic, financial, geopolitical, regulatory or judicial events that affect KeyCorp or the financial markets generally.

Accordingly, if you sell your trust preferred securities in the secondary market, you may not be able to obtain a price equal to the face amount of the trust preferred securities or the price that you paid for your trust preferred securities.

We Generally Will Control the Issuer Trust Because Your Voting Rights Are Very Limited.

You will only have limited voting rights. In particular, you may not elect and remove any trustees of the Issuer Trust, except when there is a default under the junior subordinated debentures. If such a default occurs, a majority in liquidation amount of the holders of the trust preferred securities would be entitled to remove or appoint the property trustee and the Delaware trustee. See below under the captions “Description of the Trust Preferred Securities—Removal of Issuer Trust Trustees” and “—Voting Rights; Amendment of the Trust Agreement.”

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our long-term goals, financial condition, results of operations, earnings, levels of net loan charge-offs and nonperforming assets, interest rate exposure and profitability. These statements usually can be identified by the use of forward-looking language such as “our goal,” “our objective,” “our plan,” “will likely result,” “expects,” “plans,” “anticipates,” “intends,” “projects,” “believes,” “estimates” or other similar words or expressions or conditional verbs such as “will,” “would,” “could,” and “should.”

Forward-looking statements express management’s current expectations, forecasts of future events or long-term goals and, by their nature, are subject to assumptions, risks and uncertainties. Although management believes that the expectations, forecasts and goals reflected in these forward-looking statements are reasonable, actual results could differ materially for a variety of reasons, including the following factors:

•	Interest rates could change more quickly or more significantly than we expect, which may have an adverse effect on our financial results.

•	Trade, monetary and fiscal policies of various governmental bodies may affect the economic environment in which we operate, as well as our financial condition and results of operations.

•

Recent problems in the mortgage markets and related conditions in the financial markets, or other issues could cause a deterioration in general economic conditions, or in the condition of the local economies or industries in which we have significant operations or assets, and, among other things, materially impact credit quality in existing portfolios and/or our ability to generate loans in the future.

•	Increased competitive pressure among financial services companies may adversely affect our ability to market our products and services.

•

It could take us longer than we anticipate to implement strategic initiatives, including those designed to grow revenue or manage expenses; we may be unable to implement certain initiatives; or the initiatives may be unsuccessful.

•	Acquisitions and dispositions of assets, business units or affiliates could adversely affect us in ways that management has not anticipated.

•	We may experience operational or risk management failures due to technological or other factors.

•	We may continue to become subject to heightened regulatory practices, requirements or expectations.

•	We may become subject to new legal obligations or liabilities, or the unfavorable resolution of pending litigation may have an adverse effect on our financial results or our capital.

•

Changes in the stock markets, public debt markets and other capital markets, including continued disruption in the fixed income markets, could adversely affect our ability to raise capital or other funding for liquidity and business purposes, as well as our revenues from client-based underwriting, investment banking and other capital markets businesses.

•	Terrorist activities or military actions could disrupt the economy and the general business climate, which may have an adverse effect on our financial results or condition and that of our borrowers.

•	We may become subject to new accounting, tax or regulatory practices or requirements which may impede our profitability.

You should refer to our periodic and current reports filed with the Securities and Exchange Commission (and incorporated by reference herein) for further information on other factors that could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. See above under the caption “Where You Can Find More Information” in this prospectus supplement.

KEYCORP

KeyCorp, organized in 1958 under the laws of the state of Ohio, is headquartered in Cleveland, Ohio. We are a bank holding company and financial holding company under the Bank Holding Company Act of 1956, as amended (the “BHCA”). At September 30, 2007, we were one of the nation’s largest bank-based financial services companies with consolidated total assets of approximately $97 billion. Our subsidiaries provide a wide range of retail and commercial banking, commercial leasing, investment management, consumer finance and investment banking products and services to individual, corporate and institutional clients through two major business groups: Community Banking and National Banking. As of September 30, 2007, these services were provided across much of the country through subsidiaries operating 954 full-service banking offices, a telephone banking call center services group and a network of 1,439 ATMs in fifteen states. We and our subsidiaries had an average of 18,567 full-time equivalent employees for the third quarter ended September 30, 2007.

In addition to the customary banking services of accepting deposits and making loans, our bank and trust company subsidiaries offer personal and corporate trust services, personal financial services, access to mutual funds, cash management services, investment banking and capital markets products, and international banking services. Through our subsidiary bank, trust company and registered investment adviser subsidiaries, we provide investment management services to clients, that include large corporate and public retirement plans, foundations and endowments, high-net-worth individuals and Taft-Hartley plans (i.e., multiemployer trust funds established for providing pension, vacation or other benefits to employees).

We provide other financial services both inside and outside of our primary banking markets through our nonbank subsidiaries. These services include accident, health, and credit-life insurance on loans made by our subsidiary bank, principal investing, community development financing, securities underwriting and brokerage, merchant services, and other financial services. We are an equity participant in a joint venture with Key Merchant Services, LLC, which provides merchant services to businesses.

Our principal office and mailing address is 127 Public Square, Cleveland, Ohio 44114-1306. Our telephone number is (216) 689-6300.

Subsidiaries

Our bank subsidiary, KeyBank National Association (“KeyBank”), is headquartered in Cleveland, Ohio. In addition to the customary banking services of accepting deposits and making loans, our bank and trust company subsidiaries provide specialized services, including personal and corporate trust services, personal financial services, customer access to mutual funds, cash management services, investment banking and capital markets products and international banking services. Through our subsidiary bank, trust company and registered investment adviser subsidiaries, we provide investment management services to individual and institutional clients, including large corporate and public retirement plans, foundations and endowments, high net worth individuals and Taft-Hartley plans (i.e., multiemployer trust funds established for providing pension, vacation and other benefits to employees).

KeyCorp provides other financial services both inside and outside of its primary banking markets through its nonbank subsidiaries. These services include accident and health insurance on loans made by our subsidiary bank, principal investing, community development financing, securities underwriting, brokerage and other financial services. KeyCorp is an equity participant in a joint venture with Key Merchant Services, LLC, which provides merchant services to businesses.

Major Lines of Business

The following is a description of KeyCorp’s and its subsidiaries’ (collectively, “Key”) major lines of business:

Community Banking

Regional Banking provides individuals with branch-based deposit and investment products, personal finance services and loans, including residential mortgages, home equity and various types of installment loans. This line of business also provides small businesses with deposit, investment and credit products, and business advisory services.

Regional Banking also offers financial, estate and retirement planning, and asset management services to assist high-net-worth clients with their banking, brokerage, trust, portfolio management, insurance, charitable giving and related needs.

Commercial Banking provides midsize businesses with products and services that include commercial lending, cash management, equipment leasing, investments and employee benefit programs, succession planning, capital markets, derivatives and foreign exchange.

National Banking

Real Estate Capital provides construction and interim lending, permanent debt placements and servicing, and equity and investment banking services to developers, brokers and owner-investors. This line of business deals exclusively with nonowner-occupied properties (i.e., generally properties in which the owner occupies less than 60% of the premises).

Equipment Finance meets the equipment leasing needs of companies worldwide and provides equipment manufacturers, distributors and resellers with financing options for their clients. Lease financing receivables and related revenues are assigned to other lines of business (primarily Institutional and Capital Markets, and Commercial Banking) if those businesses are principally responsible for maintaining the relationship with the client.

Institutional and Capital Markets provides products and services to large corporations, middle-market companies, financial institutions, government entities and not-for-profit organizations. These products and services include commercial lending, treasury management, investment banking, derivatives and foreign exchange, equity and debt underwriting and trading, and syndicated finance.

Through its Victory Capital Management unit, Institutional and Capital Markets also manages or gives advice regarding investment portfolios for a national client base, including corporations, labor unions, not-for-profit organizations, governments and individuals. These portfolios may be managed in separate accounts, common funds or the Victory family of mutual funds.

Consumer Finance includes Indirect Lending, Commercial Floor Plan Lending and National Home Equity.

Indirect Lending offers loans to consumers through dealers. This business unit also provides federal and private education loans to students and their parents and processes payments on loans that private schools make to parents.

Commercial Floor Plan Lending finances inventory for automobile and marine dealers.

National Home Equity provides both prime and nonprime mortgage and home equity loan products to individuals. This business unit also works with home improvement contractors to provide home equity and home improvement financing solutions.

RECENT DEVELOPMENTS

December 2007 Actions

On December 20, 2007, KeyCorp announced the following actions in response to, among other things, recent market events, as follows:

•

Key announced that it would cease conducting business with non-relationship homebuilders outside of its 13-state Community Banking footprint, and confirmed its prior decision to curtail condominium development lending activities.

•

Key announced that it would discontinue dealer-originated home improvement lending activities, which are largely out-of-footprint and conducted through Key’s National Banking group. Key will continue to service and collect its existing portfolio consisting of prime loans.

•	Key announced that it would cease offering its Payroll Online services, which were deemed to be too small to profitably compete.

•

Key announced that it had identified approximately 570 existing positions and an additional 300 open positions that would be eliminated across the company’s multi-state office network. These eliminations are in addition to approximately 170 positions being eliminated in connection with ceasing to offer Payroll Online services.

Fourth Quarter 2007 and Full Year Earnings

On January 22, 2008, KeyCorp announced fourth quarter income from continuing operations of $22 million, or $0.06 per diluted common share. This compares to income from continuing operations of $311 million, or $0.76 per share, for the fourth quarter of 2006, and $224 million, or $0.57 per share, for the third quarter of 2007. Key’s income from continuing operations for 2007 was $941 million, or $2.38 per diluted common share. This compares to income from continuing operations—before the cumulative effect of an accounting change—of $1.193 billion, or $2.91 per share, for 2006.

Net income totaled $25 million, or $0.06 per diluted common share, for the fourth quarter of 2007, compared to net income of $146 million, or $0.36 per share, for the fourth quarter of 2006 and $210 million, or $0.54 per share, for the third quarter of 2007. Key’s net income for 2007 was $919 million, or $2.32 per diluted common share, compared to $1.055 billion, or $2.57 per share, in 2006.

Key’s continuing and discontinued operating results for comparative quarters and for the years ended December 31, 2007, and 2006, are presented below.

	Three months ended			Twelve months ended
in millions, except per share amounts	12-31-07	9-30-07	12-31-06	12-31-07	12-31-06
Summary of operations
Income from continuing operations before cumulative effect of accounting change	$22	$224	$311	$941	$1,193
Income (loss) from discontinued operations, net of taxes	3	(14)[c]	(165)[d]	(22)	(143)[d]
Cumulative effect of accounting change, net of taxes [a]	—	—	—	—	5

Net income	$25	$210	$146	$919	$1,055

Per common share—assuming dilution [b]
Income from continuing operations before cumulative effect of accounting change	$.06	$.57	$.76	$2.38	$2.91
Income (loss) from discontinued operations [c]	.01	(.03)[c]	(.40)[d]	(.05)	(.35)[d]
Cumulative effect of accounting change	—	—	—	—	.01

Net income	$.06	$.54	$.36	$2.32	$2.57

(a)	Key sold the subprime mortgage loan portfolio held by the Champion Mortgage finance business in November 2006, and completed the sale of Champion’s origination platform in February 2007. As a result of these actions, Key has accounted for this business as a discontinued operation.

(b)	Earnings per share may not foot due to rounding.

(c)	The loss from discontinued operations recorded in the third quarter of 2007 was attributable largely to a write-down on the building lease for the former Champion headquarters.

(d)	Includes a net after-tax charge of $165 million, or $.40 per share, consisting of: (1) a $170 million, or $.42 per share, write-off of goodwill associated with Key’s 1997 acquisition of Champion and (2) a net after-tax credit of $5 million, or $.01 per share, from the net gain on sale of the Champion Mortgage loan portfolio and disposal transaction costs.

Key’s provision for loan losses from continuing operations was $363 million for the fourth quarter of 2007, up from $53 million for fourth quarter of 2006. The increase was due primarily to deteriorating market conditions in the commercial real estate portfolio. Also, during the fourth quarter of 2007, the fixed income markets continued to experience extraordinary volatility, widening credit spreads and significantly reduced liquidity. The widening of credit spreads adversely impacted the market values of Key’s portfolios and, accordingly, during the fourth quarter, Key recorded net losses of $6 million from loan sales and writedowns, $1 million from dealer trading and derivatives, and $23 million from certain real estate-related investments, for a total of $30 million in net losses. This compares to net gains of $58 million from these activities for the fourth quarter of 2006 and net losses of $77 million for the third quarter of 2007.

Key also reported that it experienced a number of positive trends in the fourth quarter. Key’s commercial loan growth remained strong and several fee-based businesses, including institutional asset management, had favorable performances. Additionally, on January 1, 2008, Key completed the acquisition of U.S.B. Holding Company, headquartered in Orangeburg, New York, which became part of KeyBank’s Lower Hudson Valley banking franchise.

On December 20, 2007, the Board of Directors declared a 2008 first-quarter regular quarterly cash dividend of $0.375 per common share.

Summary of Continuing Operations

Taxable-equivalent net interest income was $750 million for the fourth quarter of 2007, compared to $744 million for the year-ago quarter. Average earning assets grew by $5.4 billion, or 7%, while the net interest margin for the fourth quarter of 2007 declined to 3.48% from 3.66% for the fourth quarter of 2006. The reduction was due largely to both loan and deposit spreads which have been under pressure due to competitive pricing. During the fourth quarter of 2007, an $18 million lease accounting adjustment contributed approximately 9 basis points to Key’s taxable-equivalent net interest margin. In the fourth quarter of 2006, the net interest margin also benefited from a $16 million lease accounting adjustment, as well as an $8 million principal investing distribution received in the form of a dividend. These two items added approximately 12 basis points to Key’s taxable-equivalent net interest margin for that period.

Compared to the third quarter of 2007, taxable-equivalent net interest income grew by $38 million, and the net interest margin rose by 8 basis points. The improvement reflected a $2.7 billion, or 13% annualized, increase in average earning assets, as well as the lease accounting adjustment recorded during the fourth quarter of 2007. The growth in average earning assets was driven by strong demand for commercial loans in Key’s National Banking operation.

Key’s noninterest income was $488 million for the fourth quarter of 2007, compared to $558 million for the fourth quarter of 2006. The decrease was attributable to the impact of continued market volatility on several of

Key’s capital markets-driven businesses, as well as the sale of the McDonald Investments branch network completed in the first quarter of 2007. Results for the fourth quarter of 2007, include $6 million in net losses from loan sales and writedowns, including $31 million in net losses pertaining to commercial real estate loans held for sale, offset in part by $28 million in net gains from the sales of commercial lease financing receivables. This compares to net gains of $42 million for the same period last year, including $14 million in net gains related to commercial real estate loans, and a $25 million gain from the securitization and sale of education loans. Income from investment banking and capital markets activities decreased by $57 million, due to a $22 million reduction in investment banking income and declines in the fair values of certain real estate-related investments held by the Private Equity unit within the Real Estate Capital line of business. Trust and investment services income was down $11 million, due to lower brokerage income resulting from the sale of the McDonald Investments branch network. Excluding the impact of the McDonald Investments sale, trust and investment services income increased by $21 million, or 19%, driven by growth in both personal and institutional asset management income. The company also experienced higher noninterest income from deposit service charges and operating lease revenue, which grew by $13 million and $9 million, respectively.

Compared to the third quarter of 2007, noninterest income grew by $50 million in the fourth quarter of 2007. The improvement reflected a $47 million reduction in net losses from loan sales and write-downs, as well as higher trust and investment services income. Noninterest income for the third quarter included a $27 million gain related to the sale of MasterCard Incorporated shares.

Key’s noninterest expense was $896 million for the fourth quarter of 2007, compared to $809 million for the same period last year. Personnel expense decreased by $48 million, due primarily to lower incentive compensation accruals, offset in part by higher costs associated with salaries and severance. Approximately $27 million of the reduction in total personnel expense was attributable to the sale of the McDonald Investments branch network. Nonpersonnel expense rose by $135 million from the fourth quarter 2006. During the fourth quarter of 2007, nonpersonnel expense included a $64 million charge, representing the estimated fair value of Key’s liability to Visa Inc. In accordance with Visa USA Bylaws, each Visa USA member is obligated to indemnify Visa for a broad range of costs, damages, liabilities and other expenses incurred by Visa. A primary factor used by each member in determining the amount of its liability is its membership proportion. Also contributing to the increase in nonpersonnel expense was a $25 million provision for losses on lending-related commitments, compared to a $6 million credit for the fourth quarter of 2006; a $9 million increase in costs associated with operating leases; and franchise and business tax expense of $7 million for the fourth quarter of 2007, compared to a $7 million credit in the fourth quarter of 2006, which resulted from settlements of disputed amounts. The McDonald Investments sale reduced Key’s total nonpersonnel expense by approximately $16 million.

Compared to the third quarter of 2007, noninterest expense grew by $143 million. The increase included a $16 million rise in personnel expense, due largely to higher costs associated with severance. Nonpersonnel expense rose by $127 million, reflecting the liability to Visa Inc., a higher provision for losses on lending-related commitments and an increase in professional fees.

Asset Quality and Capital

Key’s provision for loan losses from continuing operations was $363 million for the fourth quarter of 2007, compared to $53 million for the fourth quarter of 2006, and $69 million for the third quarter of 2007. During the fourth quarter of 2007, Key’s provision for loan losses exceeded its net loan charge-offs by $244 million. The additional provision was a result of deteriorating market conditions in the commercial real estate portfolio. Also as a result of its decision to cease conducting business with non-relationship homebuilders outside of its 13-state Community Banking footprint and to curtail condominium development lending activities, Key transferred approximately $1.9 billion of homebuilder-related loans and condominium loans to its special asset management group in the fourth quarter of 2007. Key does not currently expect that it will be required to make additional provisions relating to these portfolios.

Net loan charge-offs for the quarter totaled $119 million, or 0.67% of average loans from continuing operations, compared to $54 million, or 0.33%, for the same period last year and $59 million, or 0.35%, for the previous quarter.

At December 31, 2007, Key’s nonperforming loans totaled $687 million and represented 0.97% of period-end portfolio loans, compared to 0.72% at September 30, 2007, and 0.33% at December 31, 2006. At December 31, 2007, nonperforming assets totaled $764 million and represented 1.08% of portfolio loans, other real estate owned and other nonperforming assets, compared to 0.83% at September 30, 2007, and 0.41% at December 31, 2006. The increase in nonperforming assets during the fourth quarter of 2007 was attributable primarily to deteriorating market conditions in the residential properties segment of Key’s commercial real estate construction portfolio, principally in Florida and California.

Key’s allowance for loan losses was $1.200 billion, or 1.69% of loans outstanding, at December 31, 2007, compared to $955 million, or 1.38%, at September 30, 2007, and $944 million, or 1.43%, at December 31, 2006.

Key’s capital ratios continued to exceed all “well-capitalized” regulatory benchmarks at December 31, 2007. Key’s tangible equity to tangible assets ratio was 6.46% at quarter end, compared to 6.78% at September 30, 2007, and 7.01% at December 31, 2006.

Financial Outlook

Management expects that in 2008 Key will experience:

•	a net interest margin of around 3.30%;

•	a low-to mid-single digit percentage increase in loans, excluding acquired balances;

•	a low single digit percentage increase in core deposits;

•	net loan charge-offs in the range of .60% to .70% of average loans; and

•	an effective tax rate of around 32% on a taxable-equivalent basis.

Since July of 2007, the fixed income markets have experienced extraordinary volatility, rapidly widening credit spreads and significantly reduced liquidity. Key participates in these markets through business conducted by its National Banking group and through principal investing activities, and Key is also impacted by activity in these markets in other important ways. Changes in market conditions, including most significantly the widening of credit spreads, can adversely affect the market values of Key’s loan and securities portfolios held for sale or trading, resulting in the recognition of both realized and unrealized losses.

As of February 13, 2008, Key had approximately $545 million of commercial real estate mortgage loans held for sale that were hedged to protect against interest rate exposure, but not fully hedged to protect against declines in market values that may result from changes in credit spreads and other market-driven factors. The typical means by which Key sells these loans have been through securitization structures known as commercial mortgage-backed securities (“CMBS”), or whole loan sales. Through mid-February, as in the latter half of 2007, credit spreads on CMBS have continued to widen and remain volatile. The credit spreads over U.S. Treasury securities with similar maturities have recently reached new highs for CMBS. As a result, the value of Key’s loan and securities portfolios held for sale or trading has decreased. As of February 13, 2008, Key held investment grade CMBS with the face value of approximately $340 million, and approximately $115 million of other loans in its trading portfolio, which are subject to fair value adjustments. If market conditions at March 31, 2008, are similar to those experienced as of February 13, Key would expect to record additional adjustments of approximately $65 million after tax, or $.16 per diluted common share, in the first quarter to reflect declines in the market values of these portfolios. Management believes that these adjustments are due to volatile market conditions, illiquidity in the CMBS market and investor concerns about pricing for risk, and that these adjusted market values do not reflect the credit quality of the assets underlying the CMBS or commercial real estate loans held for sale. Management cannot predict changes that may occur in the fixed income markets over the remainder of the first quarter or thereafter, and, consequently any actual adjustments may differ from the estimated amount described above.

USE OF PROCEEDS

We expect to use the net proceeds from the sale of the junior subordinated debentures for general corporate purposes, which may include:

•	reducing or refinancing existing debt;

•	repurchasing outstanding trust preferred securities;

•	investments at the holding company level;

•	investing in, or extending credit to, our operating subsidiaries;

•	possible acquisitions or other business combinations; and

•	share repurchases.

Pending such use, we may temporarily invest the net proceeds. The precise amounts and timing of the application of proceeds will depend upon our funding requirements and the availability of other funds. Allocations of the proceeds to specific purposes have not been made at the date of this prospectus supplement.

CAPITALIZATION

The following table sets forth the consolidated capitalization of KeyCorp as of September 30, 2007, and as adjusted to give effect to the issuance and sale of the trust preferred securities and the application of the proceeds thereof. You should read the following table together with our consolidated financial statements and notes thereto incorporated by reference into this prospectus supplement and the accompanying prospectus.

	September 30, 2007
	Actual	As Adjusted
	(in millions)
Long-term Debt:
Long-term debt	$11,549	$11,549
8.000% junior subordinated debentures relating to the 8.000% enhanced trust preferred securities offered hereby	—	700

Shareholders’ Equity:
Common shares, par value $1.00 per share; authorized 1,400,000,000 shares; issued 491,888,780 shares	492	492
Capital surplus	1,617	1,617
Retained earnings	8,788	8,788
Treasury stock, at cost (103,180,446)	(3,023)	(3,023)
Accumulated other comprehensive loss	(54)	(54)

Total shareholders’ equity	7,820	7,820

Total	$19,369	$20,069

REGULATORY CONSIDERATIONS

We are extensively regulated under both federal and state law. As a bank holding company, KeyCorp is subject to regulation, supervision and examination by the Federal Reserve under the BHCA. Under the BHCA, bank holding companies may not, in general, directly or indirectly acquire the ownership or control of more than 5% of the voting shares, or substantially all of the assets, of any bank, without the prior approval of the Federal Reserve. In addition, bank holding companies are generally prohibited under the BHCA from engaging in commercial or industrial activities. KeyCorp’s bank subsidiaries are also subject to extensive regulation, supervision and examination by applicable Federal banking agencies. KeyCorp operates one full-service, FDIC-insured national bank subsidiary, KeyBank, and one national bank subsidiary whose activities are limited to those of a fiduciary. Each of KeyCorp’s national bank subsidiaries and their subsidiaries are subject to regulation, supervision and examination by the Office of the Comptroller of the Currency (the “OCC”). Because the deposits in KeyBank are insured (up to applicable limits) by the FDIC, the FDIC also has certain regulatory and supervisory authority over KeyBank.

KeyCorp also has other financial services subsidiaries that are subject to regulation, supervision and examination by the Federal Reserve, as well as other applicable state and federal regulatory agencies and self-regulatory organizations. For example, KeyCorp’s brokerage and asset management subsidiaries are subject to supervision and regulation by the Securities and Exchange Commission (the “SEC”), the Financial Industry Regulatory Authority, Inc. or the New York Stock Exchange and state securities regulators and KeyCorp’s insurance subsidiaries are subject to regulation by the insurance regulatory authorities of the various states. Other nonbank subsidiaries of KeyCorp are subject to other laws and regulations of both the federal government and the various states in which they are authorized to do business.

Our earnings are also affected by general economic conditions, our management policies and legislative action. In addition, there are numerous governmental requirements and regulations that affect our business activities. A change in applicable statutes, regulations or regulatory policy may have a material effect on our business.

KEYCORP CAPITAL X

KeyCorp Capital X is a statutory trust created under Delaware law pursuant to:

•	a trust agreement executed as of February 14, 2008 by us, as depositor of the Issuer Trust, the Trustee named therein and the Delaware trustee of the Issuer Trust; and

•	a certificate of trust filed with the Delaware Secretary of State on February 14, 2008.

The Issuer Trust exists for the exclusive purposes of:

•	issuing and selling the trust securities;

•	using the proceeds from the sale of the trust securities to acquire the junior subordinated debentures; and

•	engaging in only those other activities necessary or incidental to these purposes.

The Issuer Trust will offer to the public trust preferred securities representing undivided beneficial interests in the Issuer Trust. In addition to trust preferred securities offered to the public, the Issuer Trust will sell to KeyCorp trust common securities representing common beneficial interests in the Issuer Trust. All of the trust common securities of the Issuer Trust will be owned by us. The trust common securities and the trust preferred securities are also referred to together as the “trust securities.”

Because the Issuer Trust was established only for the purposes listed above, the junior subordinated debentures will be the Issuer Trust’s sole assets. Payments on the junior subordinated debentures will be the Issuer Trust’s sole source of income. The Issuer Trust will issue only one series of trust preferred securities.

As issuer of the junior subordinated debentures, we will pay:

•	all fees, expenses and taxes related to the Issuer Trust and the offering of the trust securities; and

•	all ongoing costs, expenses and liabilities of the Issuer Trust, except obligations to make distributions and other payments on the trust securities.

For so long as the trust preferred securities remain outstanding, we will:

•	own, directly or indirectly, all of the trust common securities;

•

cause the Issuer Trust to remain a statutory trust and not to voluntarily dissolve, wind-up, liquidate or be terminated, except as permitted by the certificate of trust by which the Issuer Trust was created;

•	use our commercially reasonable efforts to ensure that the Issuer Trust will not be an “investment company” for purposes of the Investment Company Act of 1940; and

•	take no action that would be reasonably likely to cause the Issuer Trust to be classified as other than a grantor trust for United States federal income tax purposes.

The Trustees

The trustees for the Issuer Trust are Deutsche Bank Trust Company Americas, as property trustee, and Deutsche Bank Trust Company Delaware, as Delaware trustee, and two individual administrative trustees who are employees or officers of or affiliated with KeyCorp. These trustees are also referred to as the “Issuer Trust trustees.” Deutsche Bank Trust Company Americas, as property trustee, will act as sole indenture trustee under each trust agreement for purposes of compliance with the Trust Indenture Act. Deutsche Bank Trust Company Americas will also act as trustee under the guarantees and the indenture.

We have the sole right to appoint, remove and replace the trustees of the Issuer Trust, unless a default occurs with respect to the junior subordinated debentures. In that case, the holders of a majority in liquidation amount of the trust preferred securities will have the right to remove and appoint the property trustee and the Delaware trustee.

The property trustee and the Delaware trustee are affiliates of Deutsche Bank Securities Inc., one of the underwriters of this offering. Under the Trust Indenture Act of 1939, as amended, due to this affiliation, if a default were to occur under the trust preferred securities, such trustees would be required to resign as trustees within 90 days of the default unless the default were cured, duly waived, or otherwise eliminated.

Office of the Issuer Trust

The principal executive office of the Issuer Trust is 127 Public Square, Cleveland, Ohio 44114-1306, and its telephone number is (216) 689-6300.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES

The trust preferred securities will be issued pursuant to the amended and restated trust agreement. The amended and restated trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939. The terms of the trust preferred securities will include those in the amended and restated trust agreement and those made part of the amended and restated trust agreement by the Trust Indenture Act of 1939. The following summary of the material terms and provisions of the trust preferred securities is not intended to be complete. You should read the following description together with the amended and restated trust agreement to help you understand the terms of the trust preferred securities. A form of the amended and restated trust agreement has been filed as an exhibit to the registration statement of which the accompanying prospectus forms a part. This description is qualified in its entirety by reference to the form of amended and restated trust agreement and the Trust Indenture Act of 1939. Whenever particular defined terms of the form of amended and restated trust agreement are referred to in this prospectus supplement, those defined items are incorporated in this prospectus supplement by reference.

General

The amended and restated trust agreement authorizes the administrative trustees to issue the trust preferred securities and the trust common securities. The Issuer Trust’s only assets will be the junior subordinated debentures. The trust preferred securities and trust common securities represent undivided preferred beneficial interests in the Issuer Trust’s assets. All of the trust common securities will be owned, directly or indirectly, by KeyCorp. The trust common securities rank equally, and payments will be made on the trust common securities on a pro rata basis, with the trust preferred securities. If an event of default under the amended and restated trust agreement exists, however, the rights of the holders of the trust common securities to receive distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. The amended and restated trust agreement does not permit the Issuer Trust to issue any securities other than the trust preferred securities and trust common securities or to incur any debt.

Distributions

The distribution rate and the distribution payment dates and other payment dates for the trust preferred securities will correspond to the interest rate and interest payment dates and other payment dates on the junior subordinated debentures.

Distributions on the trust preferred securities will be cumulative and will accrue from February 27, 2008 at the annual rate of 8.000% of the liquidation amount of each trust preferred security. Distributions will be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning on June 15, 2008, to holders of the trust preferred securities. Distributions not paid when due for more than one quarterly payment period will themselves accumulate interest at the annual rate of 8.000% compounded quarterly. The Issuer Trust will compute the amount of distributions payable for any period on the basis of a 360-day year consisting of twelve 30-day months. The amount of distributions payable for any partial period will be computed on the basis of the actual number of days elapsed per 30-day month.

If distributions are payable on a date that is not a business day, then the Issuer Trust will pay the distributions payable on that date on the next succeeding day that is a business day, without making any additional distributions or other payments because of the delay. However, if the next business day falls in the next calendar year, the Issuer Trust will make the payment on the immediately preceding business day. A “business day” means any day other than:

•	a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed; or

•

a day on which the corporate trust office of the property trustee or the junior trustee is closed for business. See below under the caption “Description of the Junior Subordinated Debentures—General” in this prospectus supplement for a description of the junior trustee.

The term “distributions” includes any quarterly payments made on the trust preferred securities and trust common securities, any deferred distribution and any payments that accumulate on distributions not paid on the applicable distribution date, all as further described below.

Deferral of Distributions

We have the right, on one or more occasions, to defer payment of interest on the junior subordinated debentures for one or more consecutive interest periods that do not exceed 10 years, as described under “Description of the Junior Subordinated Debentures—Option to Defer Interest Payments.”

Although neither we nor the Issuer Trust will be required to make interest or distribution payments during deferral periods other than pursuant to the Alternative Payment Mechanism described under “Description of the Junior Subordinated Debentures—Alternative Payment Mechanism” below, interest on the junior subordinated debentures will continue to accrue during deferral periods and, as a result, distributions on the trust preferred securities will continue to accumulate at the interest rate on the junior subordinated debentures, compounded on each interest payment date. In the limited circumstances described under “Description of the Junior Subordinated Debentures—Limitation on Claims in the Event of Bankruptcy, Insolvency or Receivership,” interest on the junior subordinated debentures will be cancelled and the corresponding distributions on the trust preferred securities will not be made.

Once we pay all accrued and unpaid deferred interest on the junior subordinated debentures, we again can defer interest payments on the junior subordinated debentures in the same manner as discussed above, but not beyond the maturity date of the junior subordinated debentures. As a result, there could be multiple periods of varying length during which you would not receive cash distributions from the Issuer Trust. In addition, we will be prohibited from paying interest, except from the net proceeds of qualifying APM securities in the circumstances described under the caption “Description of the Junior Subordinated Debentures—Option to Defer Interest Payments.” Our use of other sources to fund interest payments would be a breach of our obligations under the junior subordinated debentures, but would not be an event of default and acceleration under the indenture.

We currently do not intend to defer interest payments on the junior subordinated debentures. If we defer such interest payments, however, neither we nor our subsidiaries generally will be permitted to pay dividends on or purchase shares of our capital stock or make payments on debt securities or guarantees that rank equal or junior to the junior subordinated debentures and the guarantee. These limitations are described in greater detail below under the caption “Description of the Junior Subordinated Debentures—Option to Defer Interest Payments” in this prospectus supplement.

If we choose to defer payments of interest on the junior subordinated debentures, the junior subordinated debentures would at that time be treated as being issued with original issue discount for United States federal income tax purposes. This means you will be required to include your share of the accrued but unpaid interest on the junior subordinated debentures in your gross income for United States federal income tax purposes before you receive cash distributions from the Issuer Trust. This treatment will apply as long as you own trust preferred securities. For more information, see below under the caption “Certain United States Federal Income Tax Consequences—United States Holders—Interest Income and Original Issue Discount” in this prospectus supplement.

We will provide to the Issuer Trust written notice of any optional deferral of interest at least ten and not more than 60 business days prior to the applicable interest payment date, and any such notice will be forwarded promptly by the Issuer Trust to each holder of record of trust preferred securities. In addition, we will be excused from our obligations under the Alternative Payment Mechanism in respect of any interest payment date if we provide written certification to the Issuer Trust (which the Issuer Trust will promptly forward upon receipt to each holder of record of trust preferred securities) no more than 20 and no fewer than ten business days in advance of that interest payment date certifying as to the matters regarding the occurrence of a Market Disruption Event or a Supervisory Event described under the caption “Description of the Junior Subordinated Debentures —Alternative Payment Mechanism.”

During any Optional Deferral Period (as defined below), we will not and our subsidiaries will not do any of the following, with certain limited exceptions:

•

declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock, or make any guarantee payments relating to the foregoing; or

•

make any payment of principal of or interest or premium, if any, on or repay, purchase or redeem any of our parity securities or any securities that rank junior in interest to the junior subordinated debentures,

Our outstanding junior subordinated debentures contain comparable provisions that will restrict the payment of principal of, and interest on, and the repurchase or redemption of, any of the subordinated debentures as well as guarantee payments on the guarantee of the subordinated debentures if any of the foregoing circumstances occur with respect to those securities.

In addition, if any Optional Deferral Period lasts longer than one year, the limitation on our and our subsidiaries’ ability to redeem or purchase any of our securities that rank pari passu with or junior in interest to the qualifying APM securities, the proceeds of which were used to settle deferred interest during that Optional Deferral Period, will continue until the first anniversary of the date on which all deferred interest has been paid, unless otherwise required by the Federal Reserve and subject to certain exceptions described in “Description of the Junior Subordinated Debentures — Option to Defer Interest Payments — Certain Limitations During a Deferral Period” below.

Payment of Distributions

Distributions on the trust preferred securities will be payable to holders named on the securities register of the Issuer Trust on the relevant record date. As long as the trust preferred securities are represented by a global security, the record date for the payment of distributions will be one business day before the relevant payment date. If the trust preferred securities are ever issued in certificated form, the record dates for the junior subordinated debentures will be the first day of the month in which the relevant interest payment date occurs.

As long as the trust preferred securities are represented by a global security, payments on the trust preferred securities will be made in immediately available funds to DTC, the depositary for the trust preferred securities. If the trust preferred securities are ever issued in physical certificated form, payment of distributions on the trust preferred securities will be made by check mailed on or before the due date to the holders of trust preferred securities on the relevant record date.

The Issuer Trust’s only source of income is the payments we will make on the junior subordinated debentures. If we do not make payments on the junior subordinated debentures, the Issuer Trust will not have funds available to make payments on the trust preferred securities. Although we will guarantee payment of distributions on the trust preferred securities under the guarantee, we will only be obligated to make a payment under the guarantee if the Issuer Trust has the funds available to make the payment but fails to make such payment.

Redemption or Exchange

The trust preferred securities have no stated maturity but must be redeemed upon the maturity of the junior subordinated debentures or their earlier redemption. The junior subordinated debentures will mature on

March 15, 2068. The redemption price per trust preferred security in each case would equal the redemption amount of a like amount of junior subordinated debentures (that is, for each $25 trust preferred security, $25 plus accrued and unpaid interest to the redemption date).

We may redeem the junior subordinated debentures:

•	at our option in whole or in part on one or more occasions at any time on or after March 15, 2013; or

•	in whole at any time (including prior to March 15, 2013) if certain Special Events occur. See below under the caption “Description of the Junior Subordinated Debentures—Redemption.”

Upon the repayment or redemption, in whole or in part, of any junior subordinated debentures, whether at maturity or upon earlier redemption as provided in the indenture, the proceeds from the repayment or redemption will be applied by the property trustee to redeem a like amount (as defined below) of the trust securities, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to the aggregate liquidation amount of such trust securities plus accumulated but unpaid distributions to the date of redemption and the related amount of the premium, if any, paid by us upon the concurrent redemption of the junior subordinated debentures. See below under the caption “Description of the Junior Subordinated Debentures—Redemption” in this prospectus supplement. If less than all of any series of the junior subordinated debentures are to be repaid or redeemed on a redemption date, then the proceeds from the repayment or redemption will be allocated to the redemption pro rata of the related trust preferred securities and the trust common securities based upon the relative liquidation amounts of these classes. The amount of premium, if any, paid by us upon the redemption of all or any part of the junior subordinated debentures to be repaid or redeemed on a redemption date will be allocated to the redemption pro rata of the trust preferred securities and the trust common securities. The redemption price will be payable on each redemption date only to the extent that the Issuer Trust has funds then on hand and available in the payment account for the payment of the redemption price.

Distribution of Junior Subordinated Debentures. Subject to our having received prior approval of the Federal Reserve to do so if such approval is then required under applicable capital guidelines or policies of the Federal Reserve, we have the right at any time to dissolve the Issuer Trust and, after satisfaction of the liabilities of creditors of the Issuer Trust as provided by applicable law, cause the junior subordinated debentures in respect of the trust preferred securities and trust common securities issued by the Issuer Trust to be distributed to the holders of the trust preferred securities and trust common securities in liquidation of the Issuer Trust. If the junior subordinated debentures are distributed, KeyCorp will use its best efforts to list the junior subordinated debentures on the New York Stock Exchange or any other exchange on which the trust preferred securities are then listed.

Tax Event, Investment Company Event, Rating Agency Event or Capital Treatment Event Redemption. If a tax event, investment company event, rating agency event or capital treatment event in respect of the trust preferred securities and trust common securities has occurred and is continuing, we have the right to redeem the junior subordinated debentures in whole and thereby cause a mandatory redemption of the trust preferred securities and trust common securities in whole at the redemption price within 90 days following the occurrence of the tax event, investment company event, rating agency event or capital treatment event. If a tax event, investment company event, rating agency event or capital treatment event has occurred and is continuing in respect of the trust preferred securities and trust common securities and we do not elect to redeem the corresponding junior subordinated debentures and thereby cause a mandatory redemption of the trust preferred securities or to dissolve and liquidate the Issuer Trust and cause the junior subordinated debentures to be distributed to holders of the trust preferred securities and trust common securities in liquidation of the Issuer Trust as described above, such trust preferred securities will remain outstanding and additional sums (as defined below) may be payable on the junior subordinated debentures.

The term “additional sums” means the additional amounts as may be necessary in order that the amount of distributions then due and payable by the Issuer Trust on the outstanding trust preferred securities and trust common securities will not be reduced as a result of any additional taxes, duties and other governmental charges to which the Issuer Trust has become subject as a result of a tax event.

After the liquidation date fixed for any distribution of the junior subordinated debentures:

•	the trust preferred securities will no longer be deemed to be outstanding;

•

The Depository Trust Company, commonly referred to as DTC (for a more detailed explanation of DTC, see below under the caption “Book-Entry Issuance” of this prospectus supplement) or its nominee, as the record holder of the trust preferred securities, will receive a registered global certificate or certificates representing the junior subordinated debentures to be delivered upon the distribution; and

•

any certificates representing the trust preferred securities not held by DTC or its nominee will be deemed to represent the junior subordinated debentures having a principal amount equal to the stated liquidation amount of the trust preferred securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on the trust preferred securities until the certificates are presented to the administrative trustees or their agent for transfer or reissuance.

Any distribution of junior subordinated debentures to holders of trust preferred securities will be made to the applicable recordholders as they appear on the register for the trust preferred securities on the relevant record date, which will be one business day prior to the liquidation date. In the event that any trust preferred securities are not in book-entry form, the relevant record date will be a date at least 15 days prior to the liquidation date.

There can be no assurance as to the market prices for the trust preferred securities or the junior subordinated debentures that may be distributed in exchange for trust preferred securities if a dissolution and liquidation of the Issuer Trust were to occur. Accordingly, the trust preferred securities that an investor may purchase, or the junior subordinated debentures that the investor may receive on dissolution and liquidation of the Issuer Trust, may trade at a discount to the price that the investor paid to purchase the trust preferred securities being offered by this prospectus supplement.

The term “like amount” means:

•

with respect to a redemption of trust securities, trust securities having a liquidation amount (as defined below) equal to the principal amount of the junior subordinated debentures to be contemporaneously redeemed in accordance with the indenture, the proceeds of which will be used to pay the redemption price of the trust securities; and

•

with respect to a distribution of the junior subordinated debentures to holders of the trust securities in connection with a dissolution or liquidation of the Issuer Trust, the junior subordinated debentures having a principal amount equal to the liquidation amount of the trust securities in respect of which the distribution is made.

The term “liquidation amount” means the stated amount per trust preferred security of $25.

The Issuer Trust cannot redeem less than all of the trust preferred securities unless all accrued and unpaid distributions on the trust preferred securities and trust common securities have been paid on or before the redemption date.

Redemption Procedures

Trust preferred securities redeemed on each redemption date will be redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding junior subordinated debentures. Redemptions of the trust preferred securities will be made and the redemption price will be payable on each redemption date only to the extent that the related Issuer Trust has funds on hand available for the payment of the redemption price. See below under the caption “—Subordination of Trust Common Securities” in this prospectus supplement.

If the property trustee gives a notice of redemption in respect of any trust preferred securities, then, while such trust preferred securities are in book-entry form, by 11:00 a.m., New York City time, on the redemption date, to the extent funds are available, the property trustee will:

•	irrevocably deposit with DTC funds sufficient to pay the applicable redemption price; and

•

give DTC irrevocable instructions and authority to pay the redemption price to the holders of the trust preferred securities. See below under the caption “Book Entry Issuance” in this prospectus supplement.

If the trust preferred securities are no longer in book-entry form, the property trustee, to the extent funds are available, will:

•	irrevocably deposit with the paying agent for the trust preferred securities funds sufficient to pay the applicable redemption price; and

•	give the paying agent irrevocable instructions and authority to pay the redemption price to the holders upon surrender of their certificates evidencing the trust preferred securities.

Notwithstanding the above, distributions payable on or prior to the redemption date for any trust preferred securities called for redemption will be payable to the holders of the trust preferred securities on the relevant record dates for the related distribution dates.

Once notice of redemption has been given and funds deposited as required, then upon the date of the deposit, all rights of the holders of the trust preferred securities so called for redemption will cease, except the right of the holders of the trust preferred securities to receive the redemption price and any distribution payable in respect of the trust preferred securities on or prior to the redemption date, but without interest on the redemption price, and the trust preferred securities will cease to be outstanding. In the event that any date fixed for redemption of trust preferred securities is not a business day, then payment of the redemption price will be made on the next business day (and without any interest or other payment in connection with this delay) except that, if the next business day falls in the next calendar year, the redemption payment will be made on the immediately preceding business day, in either case with the same force and effect as if made on the original date. In the event that payment of the redemption price in respect of trust preferred securities called for redemption is improperly withheld or refused and not paid either by the Issuer Trust or by us pursuant to the related guarantee as described under the caption “Description of the Guarantee,” distributions on the trust preferred securities will continue to accumulate at the then applicable rate from the redemption date originally established by the Issuer Trust for the trust preferred securities to the date the redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

Subject to applicable law (including, without limitation, U.S. federal securities law), we or our subsidiaries may at any time and from time to time purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

If less than all of the trust preferred securities and trust common securities issued by the Issuer Trust are to be redeemed on a redemption date, then the aggregate liquidation amount of the trust preferred securities and trust common securities to be redeemed will be allocated pro rata to the trust preferred securities and the trust common securities based upon the relative liquidation amounts of these classes. The particular trust preferred securities to be redeemed will be selected on a pro rata basis not more than 60 days prior to the redemption date by the property trustee from the outstanding trust preferred securities not previously called for redemption, by a customary method that the property trustee deems fair and appropriate and which may provide for the selection for redemption of portions (equal to $25 or an integral multiple of $25) of the liquidation amount of trust preferred securities of a denomination larger than $25. The property trustee will promptly notify the securities registrar in writing of the trust preferred securities selected for redemption and, in the case of any trust preferred securities selected for partial redemption, the liquidation amount to be redeemed.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of trust securities to be redeemed at its registered address. Unless we default in payment of the redemption price on the junior subordinated debentures, on and after the redemption date interest will cease to accrue on the junior subordinated debentures or portions thereof (and distributions will cease to accrue on the trust preferred securities or portions thereof) called for redemption.

Subordination of Trust Common Securities

Payment of distributions on, and the redemption price of, the trust preferred securities and trust common securities, as applicable, will be made pro rata based on the liquidation amount of the trust preferred securities and trust common securities; provided, however, that if on any distribution date, redemption date or liquidation date a default under the indenture has occurred and is continuing as a result of any failure by us to pay any amounts in respect of the junior subordinated debentures when due, no payment of any distribution on, or redemption price of, or liquidation distribution in respect of, the trust common securities, and no other payment on account of the redemption, liquidation or other acquisition of the trust common securities, will be made unless payment in full in cash of all accumulated and unpaid distributions on the trust preferred securities for all distribution periods terminating on or prior to that date, or in the case of payment of the redemption price the full amount of the redemption price on all of the outstanding trust preferred securities then called for redemption, or in the case of payment of the liquidation distribution the full amount of the liquidation distribution on all outstanding trust preferred securities, has been made or provided for, and all funds available to the property trustee must first be applied to the payment in full in cash of all distributions on, or redemption price of, the trust preferred securities then due and payable.

Trust Enforcement Events

An event of default and acceleration under the indenture constitutes an event of default under the amended and restated trust agreement. We refer to such an event as a “Trust Enforcement Event.” For more information on events of default and acceleration under the indenture, see below under the caption “Description of the Junior Subordinated Debentures—Events of Default and Acceleration” in this prospectus supplement. Upon the occurrence and continuance of a Trust Enforcement Event, the property trustee, as the sole holder of the junior subordinated debentures, will have the right under the indenture to declare the principal amount of the junior subordinated debentures due and payable. The amended and restated trust agreement does not provide for any other events of default.

If the property trustee fails to enforce its rights under the junior subordinated debentures, any holder of trust preferred securities may, to the extent permitted by applicable law, institute a legal proceeding against us to enforce the property trustee’s rights under the junior subordinated debentures and the indenture without first instituting legal proceedings against the property trustee or any other person (which we refer to as a “direct action”). In addition, if a Trust Enforcement Event has occurred due to our failure to pay interest in full on the junior subordinated debentures for a period of 30 days after the conclusion of a ten year period following the commencement of any Optional Deferral Period, then a registered holder of trust preferred securities may institute a direct action on or after the due date directly against us for enforcement of payment of the principal of, or interest on, the junior subordinated debentures to that holder with respect to the junior subordinated debentures having a principal amount equal to the total liquidation amount of that holder’s trust preferred securities. In connection with such a direct action, we will have the right under the indenture to set off any payment made to that holder by us. The holders of trust preferred securities will not be able to exercise directly any other remedy available to the holders of the junior subordinated debentures.

Pursuant to the amended and restated trust agreement, the holder of the common securities will be deemed to have waived any Trust Enforcement Event regarding the common securities until all Trust Enforcement Events regarding the trust preferred securities have been cured, waived or otherwise eliminated. Until all Trust Enforcement Events regarding the trust preferred securities have been so cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the trust preferred securities and only the holders of the trust preferred securities will have the right to direct the enforcement actions of the property trustee.

Removal of Issuer Trust Trustees

Unless an event of default has occurred and is continuing, any Issuer Trust trustee may be removed at any time by the holder of the trust common securities. If a default has occurred and is continuing, the property trustee and the Delaware trustee may be removed by the holders of a majority in liquidation amount of the outstanding trust preferred securities. In no event will the holders of the trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees. Such voting rights are vested exclusively in us as the holder of the trust common securities. No resignation or removal of an Issuer Trust trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable trust agreement.

Co-Trustees and Separate Property Trustee

Unless an event of default has occurred and is continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property may at the time be located, we, as the holder of the trust common securities, and the administrative trustees will have power to appoint one or more persons either to act as a co-trustee, jointly with the property trustee, of all or any part of the trust property, or to act as separate trustee of any trust property, in either case with the powers specified in the instrument of appointment, and to vest in the person or persons in this capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the trust agreement. In case a default has occurred and is continuing, the property trustee alone will have power to make this appointment.

Merger or Consolidation of Issuer Trust Trustees

Any person into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which the trustee will be a party, or any person succeeding to all or substantially all the corporate trust business of the trustee, will automatically become the successor of the trustee under the trust agreement, provided the person is otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Issuer Trust

The Issuer Trust may not merge, consolidate or amalgamate with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other person, except as described below. The Issuer Trust may, at our request, with the consent of the holders of a majority in liquidation amount of the trust preferred securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized under the laws of any state, provided that:

•	the successor entity either:

•	expressly assumes all of the obligations of the Issuer Trust with respect to the trust preferred securities; or

•

substitutes for the trust preferred securities other securities having substantially the same terms as the trust preferred securities (referred to as the “successor securities”) so long as the successor securities rank the same as the trust preferred securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

•	we expressly appoint a trustee of the successor entity possessing the same powers and duties as the property trustee as the holder of the junior subordinated debentures;

•

the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the trust preferred securities to be downgraded by any nationally recognized statistical rating organization which assigns ratings to the trust preferred securities;

•

the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities (including any successor securities) in any material respect;

•	the successor entity has a purpose substantially identical to that of the Issuer Trust;

•	prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, we have received an opinion from counsel to the Issuer Trust to the effect that:

•

the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities (including any successor securities) in any material respect;

•

following the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer Trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended; and

•

we or any permitted successor or assignee owns all of the trust common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the related guarantee.

Notwithstanding the foregoing, the Issuer Trust will not, except with the consent of holders of 100% in liquidation amount of the trust preferred securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer Trust or the successor entity to be classified as an association taxable as a corporation or as other than a grantor trust for U.S. federal income tax purposes.

If we are involved in a business combination where, immediately after the consummation of such business combination, more than 50% of the surviving entity’s voting stock is owned by the shareholders of the other party to the business combination, then:

•

any interest on the junior subordinated debentures that is deferred and unpaid as of the date of consummation of the business combination shall not be subject to the Alternative Payment Mechanism described in “Description of the Junior Subordinated Debentures—Alternative Payment Mechanism” below to the extent that the Optional Deferral Period is terminated on the next interest payment date following the date of the consummation of the business combination (or, if later, at any time within 90 days following the date of such consummation); and

•

our covenant that we will not, and will not permit our subsidiaries to, purchase any of our securities that rank pari passu with or junior in interest to the qualifying APM securities, the proceeds of which were used to settle deferred interest during that Optional Deferral Period, for a one-year period following the end of an Optional Deferral Period that lasts longer than one year described below under “Description of the Junior Subordinated Debentures—Option to Defer Interest Payments—Certain Limitations During a Deferral Period” will not apply to any Optional Deferral Period that is terminated on the next interest payment date following the date of consummation of the business combination.

There are no provisions that afford holders of any trust preferred securities protection in the event of a sudden and dramatic decline in our credit quality resulting from any highly leveraged transaction, takeover, merger, recapitalization or similar restructuring or change in control of KeyCorp, nor are there any provisions that require the repurchase of any trust preferred securities upon a change in control of KeyCorp.

Voting Rights; Amendment of the Trust Agreement

Except as provided below and under the caption “Description of the Guarantee—Amendments and Assignment” and as otherwise required by law, the holders of the trust preferred securities will have no voting rights or the right to in any manner otherwise control the administration, operation or management of the Issuer Trust.

The trust agreement may be amended from time to time by us, without the consent of the holders of the trust preferred securities:

•

to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which will not be inconsistent with the other provisions of the trust agreement; or

•	to modify, eliminate or add to any provisions of the trust agreement as necessary to ensure that the Issuer Trust:

•	will be classified for U.S. federal income tax purposes as a grantor trust or as other than an association taxable as a corporation at all times that any trust securities are outstanding; or

•	will not be required to register as an “investment company” under the Investment Company Act;

provided that:

•	no such amendment will adversely affect in any material respect the rights of the holders of the trust preferred securities; and

•	any such amendment will become effective when notice of the amendment is given to the holders of trust securities.

Additionally, the trust agreement may be amended by us with:

•	the consent of holders representing at least a majority (based upon liquidation amounts) of the outstanding trust securities; and

•

receipt by the Issuer Trust trustees of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the Issuer Trust trustees in accordance with the amendment will not cause the Issuer Trust to be taxable as a corporation or affect the Issuer Trust’s status as a grantor trust for U.S. federal income tax purposes or the Issuer Trust’s exemption from status as an “investment company” under the Investment Company Act;

provided that, without the consent of each holder of trust securities, the trust agreement may not be amended to:

•

change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date; or

•	restrict the right of a holder of trust securities to institute suit for the enforcement of any such payment on or after such date.

So long as any junior subordinated debentures are held by the property trustee, the Issuer Trust trustees will not:

•

direct the time, method and place of conducting any proceeding for any remedy available to the junior trustee, or executing any trust or power conferred on the property trustee with respect to the corresponding junior subordinated debentures;

•	waive any past default that is waivable under the indenture;

•	exercise any right to rescind or annul a declaration that the principal of all the junior subordinated debentures will be due and payable; or

•

consent to any amendment, modification or termination of the indenture or the junior subordinated debentures, where this consent is required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding trust preferred securities;

provided, however, that where a consent under the indenture would require the consent of each holder of junior subordinated debentures affected, no such consent will be given by the property trustee without the prior consent of each holder of the trust preferred securities. The Issuer Trust trustees will not revoke any action previously authorized or approved by a vote of the holders of the trust preferred securities except by subsequent vote of the holders of those trust preferred securities. The property trustee will notify each holder of trust preferred securities of any notice of default with respect to the junior subordinated debentures. In addition to obtaining the foregoing approvals of the holders of the trust preferred securities, prior to taking any of the foregoing actions, the Issuer Trust trustees will obtain an opinion of counsel to the effect that:

•	the Issuer Trust will not be classified as an association taxable as a corporation for U.S. federal income tax purposes on account of the action; and

•	the action would not cause the Issuer Trust to be classified as other than a grantor trust for U.S. federal income tax purposes.

Any required approval of holders of trust preferred securities may be given at a meeting of holders of trust preferred securities convened for that purpose or pursuant to written consent. The administrative trustees or, at the written request of the administrative trustees, the property trustee will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote, to be given to each holder of record of trust preferred securities in the manner set forth in the trust agreement.

No vote or consent of the holders of trust preferred securities will be required for the Issuer Trust to redeem and cancel its trust preferred securities in accordance with the trust agreement.

Notwithstanding that holders of trust preferred securities are entitled to vote or consent under any of the circumstances described above, any of the trust preferred securities that are owned by us, the Issuer Trust trustees or any affiliate of us or any Issuer Trust trustees, will, for purposes of that vote or consent, be treated as if they were not outstanding.

Global Trust Preferred Securities

The trust preferred securities will be represented by fully registered global certificates issued as global trust preferred securities that will be deposited with, or on behalf of, a depositary with respect to that series instead of paper certificates issued to each individual holder. The depositary arrangements that will apply, including the manner in which principal of and premium, if any, and interest on trust preferred securities and other payments will be payable are discussed in more detail below under the heading “Book-Entry Issuance.”

Payment and Paying Agency

Payments in respect of trust preferred securities will be made to DTC as described below under the heading “Book-Entry Issuance.” If any trust preferred securities are not represented by global certificates, payments will be made by check mailed to the address of the holder entitled to them as it appears on the register. The paying agent will initially be the property trustee and any co-paying agent chosen by the property trustee and reasonably acceptable to the administrative trustees and us. The paying agent will be permitted to resign as paying agent upon 30 days’ written notice to the property trustee and us. In the event that the property trustee is no longer the paying agent, the administrative trustees will appoint a successor (which will be a bank or trust company acceptable to the administrative trustees and us) to act as paying agent.

Registrar and Transfer Agent

The property trustee will act as registrar and transfer agent for the trust preferred securities.

Registration of transfers of trust preferred securities will be effected without charge by or on behalf of each Issuer Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuer Trust will not be required to register or cause to be registered the transfer of the trust preferred securities after the trust preferred securities have been called for redemption.

Information Concerning the Property Trustee

The property trustee, other than during the occurrence and continuance of a Trust Enforcement Event, undertakes to perform only those duties specifically set forth in the trust agreement and, after a Trust Enforcement Event, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the trust agreement at the request of any holder of trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred as a result. If no Trust Enforcement Event has occurred and is continuing and the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable trust agreement or is unsure of the application of any provision of the applicable trust agreement, and the matter is not one on which holders of trust preferred securities are entitled under the trust agreement to vote, then the property trustee will take such action as is directed by us and if not so directed, will take such action as it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Miscellaneous

The administrative trustees are authorized and directed to conduct the affairs of and to operate the Issuer Trust in such a way that the Issuer Trust will not be (1) deemed to be an “investment company” required to be registered under the Investment Company Act or (2) classified as an association taxable as a corporation or as other than a grantor trust for U.S. federal income tax purposes and so that the corresponding junior subordinated debentures will be treated as indebtedness of KeyCorp for U.S. federal income tax purposes. In addition, we and the administrative trustees are authorized to take any action not inconsistent with applicable law, the certificate of trust of the Issuer Trust or the trust agreement, that we and the administrative trustees determine in their discretion to be necessary or desirable for such purposes as long as such action does not materially adversely affect the interests of the holders of the trust preferred securities.

Holders of the trust preferred securities have no preemptive or similar rights.

The Issuer Trust may not borrow money or issue debt or mortgage or pledge any of its assets.

Governing Law

The amended and restated trust agreement and the trust preferred securities will be governed by, and construed in accordance with, the laws of the State of Delaware.

DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

The junior subordinated debentures will be issued pursuant to the indenture. The indenture is qualified under the Trust Indenture Act of 1939. The terms of the junior subordinated debentures will include those in the amended and restated trust agreement and those made part of the indenture by the Trust Indenture Act of 1939. The following summary of the material terms and provisions of the junior subordinated debentures is not intended to be complete. You should read the following description together with the indenture to help you understand the terms of the junior subordinated debentures. A copy of the indenture has been filed as an exhibit to the registration statement of which the accompanying prospectus forms a part. This description is qualified in its entirety by reference to the indenture and the Trust Indenture Act of 1939. Whenever particular defined terms of the indenture (as supplemented or amended from time to time) are referred to in this prospectus supplement, those defined terms are incorporated in this prospectus supplement by reference.

General

The junior subordinated debentures will be issued as unsecured debt under the Junior Subordinated Indenture, dated as of December 4, 1996, as supplemented from time to time, between KeyCorp and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as trustee. This indenture is referred to as the “indenture” and the related trustee is referred to as the “junior trustee.” The junior subordinated debentures will be limited in aggregate principal amount to $700,010,000. This amount is the sum of the aggregate stated liquidation amount of the trust preferred securities and the trust common securities. The entire principal amount of the junior subordinated debentures will mature and become due and payable, together with any accrued and unpaid interest thereon, and additional interest (as defined below), if any, on March 15, 2068.

The junior subordinated debentures will initially be issued in definitive certificated form, registered in the name of the property trustee. If junior subordinated debentures are distributed to holders of trust preferred securities in liquidation of such holders’ interests in the Issuer Trust, the junior subordinated debentures will be issued in the form of one or more global securities (as described below). As described in this prospectus supplement, under limited circumstances, junior subordinated debentures may be issued in certificated form in exchange for a global security. In the event that junior subordinated debentures are issued in certificated form, the junior subordinated debentures will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on junior subordinated debentures issued as a global security will be made to DTC, to a successor depositary or, in the event that no depositary is used, to a paying agent for the junior subordinated debentures. If junior subordinated debentures are issued in certificated form, principal and interest will be payable, the transfer of the junior subordinated debentures will be registrable and junior subordinated debentures will be exchangeable for junior subordinated debentures of other denominations of a like aggregate principal amount at the corporate trust office of the junior trustee in New York, New York. Payment of interest may be made at our option by check mailed to the address of the person entitled thereto or by transfer to an account maintained by the person entitled thereto.

We have the right to dissolve the Issuer Trust and cause the junior subordinated debentures to be distributed to the holders of the trust preferred securities and the trust common securities, subject to approval by the Federal Reserve, if then required.

The indenture does not contain provisions that would afford holders of junior subordinated debentures protection in the event of a sudden and dramatic decline in our credit quality resulting from any highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving us that may adversely affect such holders.

The junior trustee is an affiliate of Deutsche Bank Securities Inc., one of the underwriters of this offering. Under the Trust Indenture Act of 1939, as amended, due to this affiliation, if a default were to occur under the junior subordinated debentures, the junior trustee would be required to resign as junior trustee within 90 days of the default unless the default were cured, duly waived, or otherwise eliminated.

Interest Rate and Maturity

The junior subordinated debentures will mature on March 15, 2068 and will bear interest, at a per annum rate equal to 8.000% of their principal amount, payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning June 15, 2008. So long as the junior subordinated debentures are represented by a global security, the applicable record date shall be one business day before the relevant payment date. If the junior subordinated debentures are ever issued in certificated form (unless held by the property trustee), applicable record dates for each interest payment will be the first day of the month in which the relevant interest payment date occurs, even if that day is not a business day. Interest payments not paid when due will themselves accrue additional interest at the annual rate of 8.000%. When we refer to any payment of interest, interest includes such additional interest and any additional amounts. Each date on which interest is paid is called an “interest payment date.” The interest payment provisions for the junior subordinated debentures correspond to the distribution provisions for the trust preferred securities. The junior subordinated debentures do not have a sinking fund. This means that we are not required to make any principal payments prior to maturity of the junior subordinated debentures.

Ranking of the Junior Subordinated Debentures and Guarantee

Our payment obligations under the junior subordinated debentures and the guarantee will be unsecured and will rank junior and be subordinated in right of payment and upon liquidation to all of our current and future indebtedness, other than trade accounts payable and accrued liabilities arising in the ordinary course of business; provided, however, that the junior subordinated debentures and the guarantee will rank equally in right of payment, subject to the provisions described below under “—Option to Defer Interest Payments—Certain Limitations During a Deferral Period” and “—Alternative Payment Mechanism,” with any Pari Passu Securities.

“Pari Passu Securities” means: (i) indebtedness that, among other things, (a) qualifies as, or is issued to financing vehicles issuing securities that qualify as, Tier 1 capital of KeyCorp at the time of issuance under the capital guidelines of the Federal Reserve and (b) by its terms ranks equally with our 7% Junior Subordinated Debentures due June 15, 2066, our 6.750% Junior Subordinated Debentures due December 15, 2066 and the junior subordinated debentures being offered hereby upon liquidation; and (ii) guarantees of indebtedness described in clause (i) or securities issued by one or more financing vehicles described in clause (i). “Pari Passu Securities” does not include our junior subordinated debentures or guarantees issued in connection with our currently outstanding and future traditional trust preferred securities, each of which will rank senior to the trust preferred securities being issued by the Issuer Trust.

As a holding company, our assets primarily consist of the equity securities of our subsidiaries. As a result, the ability of holders of the junior subordinated debentures to benefit from any distribution of assets of any subsidiary upon the liquidation or reorganization of such subsidiary is subordinate to the prior claims of present and future creditors of that subsidiary.

The trust preferred securities, the junior subordinated debentures and the guarantee do not limit our or our subsidiaries’ ability to incur additional debt, including debt that ranks senior in priority of payment to the junior subordinated debentures and the guarantee. At September 30, 2007, our indebtedness and obligations, on an unconsolidated basis, totaled approximately $3.5 billion, all of which will rank senior in right of payment and upon liquidation to the junior subordinated debentures. In addition, the junior subordinated debentures will be effectively subordinated to all of our subsidiaries’ existing and future indebtedness and other obligations, including, but not limited to, obligations to depositors. At September 30, 2007, our subsidiaries’ total deposits and borrowings were approximately $79.8 billion.

Redemption

We may redeem the junior subordinated debentures before their maturity:

•	in whole or in part, on one or more occasions at any time on or after March 15, 2013; or

•

in whole but not in part, at any time prior to March 15, 2013 within 90 days of the occurrence of a “tax event,” a “rating agency event,” a “capital treatment event” or an “investment company event.” These events, which we refer to as “Special Events,” are described in detail below under the caption “—Redemption Upon a Special Event.”

Except as set forth above, the junior subordinated debentures are not redeemable prior to March 15, 2013.

Any redemption or repayment of the junior subordinated debentures prior to March 15, 2048 is subject to our obligations under the replacement capital covenant as described under “Certain Terms of the Replacement Capital Covenant.” Moreover, under the current risk-based capital adequacy guidelines of the Federal Reserve, Federal Reserve approval would be required for the redemption of the junior subordinated debentures.

Redemption Price

The redemption price of the junior subordinated debentures will be equal to (i) 100% of the principal amount of the junior subordinated debentures being redeemed or (ii) in the case of a redemption prior to March 15, 2013 and within 90 days of the occurrence of a “rating agency event,” a “make-whole redemption price” equal to (x) 100% of the principal amount of the junior subordinated debentures being redeemed or (y) if greater, the sum of the present values of the remaining scheduled payments of principal (discounted from March 15, 2013) and interest that would have been payable to and including March 15, 2013 (discounted from their respective interest payment dates) on the junior subordinated debentures to be redeemed (not including any portion of such payments of interest accrued to the redemption date) to the redemption date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 50 basis points, in each case plus accrued and unpaid interest through the date of redemption.

“Treasury rate” means the quarterly equivalent yield to maturity of the “treasury security” that corresponds to the “treasury price” (calculated in accordance with standard market practice and computed as of the second trading day preceding the redemption date).

“Treasury security” means the United States Treasury security that the “treasury dealer” determines would be appropriate to use, at the time of determination and in accordance with standard market practice, in pricing the junior subordinated debentures being redeemed in a tender offer based on a spread to United States Treasury yields.

“Treasury price” means the bid-side price for the treasury security as of the third trading day preceding the redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York on that trading day and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities”, except that: (i) if that release (or any successor release) is not published or does not contain that price information on that trading day; or (ii) if the treasury dealer determines that the price information is not reasonably reflective of the actual bid-side price of the treasury security prevailing at 3:30 p.m., New York City time, on that trading day, then treasury price will instead mean the bid-side price for the treasury security at or around 3:30 p.m., New York City time, on that trading day (expressed on a next trading day settlement basis) as determined by the treasury dealer through such alternative means as the treasury dealer considers to be appropriate under the circumstances.

“Treasury dealer” means Citigroup Global Markets Inc. or KeyBanc Capital Markets Inc. (or their successors) or, if KeyBanc Capital markets Inc. or Citigroup Global Markets Inc. (or their successors) refuses to act as treasury dealer for this purpose or ceases to be a primary U.S. Government securities dealer, another nationally recognized investment banking firm that is a primary U.S. Government securities dealer specified by us for these purposes.

We will notify the Issuer Trust of the make-whole redemption price promptly after the calculation thereof and the Trustee will have no responsibility for calculating the make-whole redemption price.

General

When we repay the junior subordinated debentures, either at maturity on March 15, 2068 or upon early redemption (as discussed above), the Issuer Trust will use the cash it receives from the repayment or redemption of the junior subordinated debentures to redeem a corresponding amount of the trust preferred securities and trust common securities. The redemption price for the trust securities will be equal to the liquidation amount, $25 per trust preferred security, plus accumulated but unpaid distributions on the trust preferred securities to the redemption date.

If less than all of the trust preferred securities and the trust common securities are redeemed, the total amount of the trust preferred securities and trust common securities to be redeemed will be allocated proportionately among the trust preferred securities and trust common securities, unless a default under the junior subordinated debentures or similar event has occurred, as described above under the caption “Description of the Trust Preferred Securities—Subordination of Trust Common Securities.”

If we do not elect to redeem the junior subordinated debentures, then the trust preferred securities will remain outstanding until the repayment of the junior subordinated debentures unless we liquidate the Issuer Trust and distribute the junior subordinated debentures to you. For more information, see above under the caption “Description of the Trust Preferred Securities—Redemption or Exchange” in this prospectus supplement.

Redemption Upon a Special Event

If a Special Event has occurred and is continuing, and we cannot cure that event by some reasonable action, then we may redeem the junior subordinated debentures within 90 days following the occurrence of the Special Event. A “Special Event” means, for these purposes, the occurrence of a “Tax Event,” a “Regulatory Capital Event,” a “Rating Agency Event” or an “Investment Company Event.” We summarize each of these events below.

A “Tax Event” means that either we or the Issuer Trust will have received an opinion of counsel (which may be our counsel or counsel of an affiliate but not an employee and which must be reasonably acceptable to the property trustee) experienced in tax matters stating that, as a result of any:

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amendment to, or change (including any announced prospective change) in, the laws (or any associated regulations under those laws) of the United States or any political subdivision or taxing authority affecting taxation; or

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amendment to, or change in, an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority, including the enactment of any legislation and the publication of any judicial decision, or regulatory determination or administrative pronouncement on or after the date of this prospectus supplement, there is more than an insubstantial risk that:

•	the Issuer Trust is, or will be within 90 days of the date of the opinion of counsel, subject to U.S. federal income tax on interest received or accrued on the junior subordinated debentures;

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interest payable by us to the Issuer Trust on the junior subordinated debentures is not, or will not be within 90 days of the date of the opinion of counsel, deductible, in whole or in part, for U.S. federal income tax purposes; or

•	the Issuer Trust is, or will be within 90 days of the date of the opinion of counsel, subject to more than a minimal amount of other taxes, duties, assessments or other governmental charges.

A “Regulatory Capital Event” means the reasonable determination by us that, as a result of any:

•	amendment to, or change (including any prospective change) in, the laws or any applicable regulation of the United States or any political subdivision; or

•	official or administrative pronouncement or action or judicial decision interpreting or applying the laws or regulations,

which amendment is effective or announced on or after the initial issuance of the trust preferred securities, there is more than an insubstantial risk of impairment of our ability to treat the trust preferred securities (or any substantial portion) as Tier 1 capital for purposes of the applicable capital adequacy guidelines of the Federal Reserve; provided, however, that the distribution of the junior subordinated debentures in connection with the liquidation of the Issuer Trust shall not in and of itself constitute a Regulatory Capital Event unless such liquidation shall have occurred in connection with a Tax Event or an Investment Company Event.

A “Rating Agency Event” means an amendment, clarification or change has occurred in the equity criteria for securities such as the junior suboridinated debentures of any nationally recognized statistical rating organization within the meaning of Rule 15c3-1 under the Exchange Act that then publishes a rating for us (a “rating agency”), which amendment, clarification or change results in the length of time for which such current criteria are scheduled to be in effect being shortened with respect to the junior subordinated debentures or (ii) in a lower equity credit for the junior subordinated debentures than the then applicable equity credit assigned by such rating agency or its predecessor on the closing date of this offering.

An “Investment Company Event” means the receipt by us and the Issuer Trust of an opinion of counsel experienced in matters relating to investment companies to the effect that, as a result of any:

•	change in law or regulation; or

•	change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority,

there is more than an insubstantial risk that the Issuer Trust is or will be considered an investment company that is required to be registered under the Investment Company Act, which change becomes effective on or after the initial issuance of the trust preferred securities.

Redemption Procedures

Notices of any redemption of the junior subordinated debentures and the procedures for that redemption shall be the same as those described for the redemption of the trust preferred securities under the caption “Description of the Trust Preferred Securities—Redemption Procedures” above. Notice of any redemption will be given at least 30 days but not more than 60 days before the redemption date to each holder of junior subordinated debentures at its registered address.

Option to Defer Interest Payments

We may defer quarterly interest payments on the junior subordinated debentures for one or more periods (each, an “Optional Deferral Period”) for up to 20 consecutive quarters, or five years, without being subject to our obligations under “— Alternative Payment Mechanism” and for one or more periods of up to 40 consecutive quarters, or ten years, without giving rise to an event of default and acceleration under the terms of the junior subordinated debentures. A deferral of interest payments cannot extend, however, beyond the maturity date of the junior subordinated debentures. During an Optional Deferral Period, interest will continue to accrue on the junior subordinated debentures, compounded quarterly, and deferred interest payments will accrue additional interest at 8.000% (which rate is equal to the annual interest rate on the junior subordinated debentures) to the extent permitted by applicable law. No interest will be due and payable on the junior subordinated debentures until the end of the Optional Deferral Period except upon a redemption of the junior subordinated debentures during a deferral period.

We may pay at any time all or any portion of the interest accrued to that point during an Optional Deferral Period, although such payment is subject to the Alternative Payment Mechanism as described below.

Once we pay all accrued and unpaid deferred interest on the junior subordinated debentures, we again can defer interest payments on the junior subordinated debentures as described above, provided that a deferral period cannot extend beyond the maturity date of the junior subordinated debentures.

Commencing on the earlier of (i) the fifth anniversary of the commencement of an Optional Deferral Period, if on such date such Optional Deferral Period has not ended, and (ii) the date of any payment of current interest on the junior subordinated debentures during an Optional Deferral Period, unless we notify the Issuer Trust that a Market Disruption Event (as defined below) or a Supervisory Event (as defined below) has occurred and except as otherwise described below, we will be required to use commercially reasonable efforts to sell our qualifying APM securities pursuant to the Alternative Payment Mechanism and use the net proceeds of those sales to pay accrued and unpaid deferred interest on the junior subordinated debentures on or prior to the next interest payment date, in each case as described under “—Alternative Payment Mechanism.”

We will be prohibited from paying deferred interest on the junior subordinated debentures from any source of funds other than our proceeds from the issuance of qualifying APM securities pursuant to the Alternative Payment Mechanism until all accrued and unpaid deferred interest has been paid pursuant to the Alternative Payment Mechanism. We may pay current interest at all times from any available funds.

Although the failure to comply with the foregoing rules with respect to the Alternative Payment Mechanism and payment of interest during an Optional Deferral Period would be a breach of our obligations under the junior subordinated debentures, it would not constitute an event of default and acceleration under the indenture. However, an event of default and acceleration under the indenture will occur if we fail to pay all accrued and unpaid interest for a period of more than 40 consecutive quarters, or ten years, after the commencement of an Optional Deferral Period.

Furthermore, the occurrence and continuation of a Supervisory Event will excuse us from our obligation to continuously use commercially reasonable efforts to sell qualifying APM securities and to apply the net proceeds of such sale to pay deferred interest on the junior subordinated debentures and will permit us to pay deferred interest using cash from any other source without breaching our obligations under the indenture.

At the end of ten consecutive years after the commencement of an Optional Deferral Period, we must pay all deferred interest and our failure to pay all deferred interest will result in an event of default and acceleration. If we have paid all deferred interest (and compounded amounts) on the junior subordinated debentures, we can again defer interest payments on the junior subordinated debentures as described above.

Certain Limitations During a Deferral Period

As a consequence of any deferral of payment of interest on the junior subordinated debentures, distributions on the trust preferred securities would be deferred (but would continue to accumulate additional distributions at the rate per annum described herein for the trust preferred securities) by the Issuer Trust during the Optional Deferral Period. During any applicable Optional Deferral Period, and, after a five-year Optional Deferral Period, until we have paid all accrued and unpaid interest, we have agreed not to, and not to permit any subsidiary to:

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declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock, or make any guarantee payments relating to the foregoing; or

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make any payment of principal of or interest or premium, if any, on or repay, purchase or redeem any of our parity securities or any securities that rank junior in interest to the junior subordinated debentures, other than:

•	purchases, redemptions or other acquisitions of shares in connection with:

•	any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants;

•	purchases pursuant to a contractually binding requirement to buy shares existing prior to the commencement of the extension period, including pursuant to a contractually binding share repurchase plan;

•	transactions effected by or for the account of our customers or any affiliates or in connection with the distribution, trading or market-making in respect of the trust preferred securities; or

•	a dividend reinvestment or shareholder stock purchase plan

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the issuance of our capital shares (or securities convertible into or exercisable for our capital shares) as consideration in an acquisition transaction entered into prior to the applicable Optional Deferral Period;

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as a result of any exchange or conversion of any class or series of our capital shares (or any capital shares of a subsidiary of KeyCorp) for any class or series of our capital shares or of any class or series of our indebtedness for any class or series of our capital shares;

•	any purchase of fractional interests in our capital shares in accordance with the conversion or exchange provisions of such capital shares or the security being converted or exchanged;

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any declaration of a dividend in connection with any shareholders’ rights plan, or the issuance of rights, stock or other property under any shareholders’ rights plan, or the redemption or repurchase of rights in accordance with any shareholders’ rights plan;

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any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of the warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks on a parity with or junior to such stock; or

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any payment of current or deferred interest on parity securities that is made pro rata to the amounts due on such parity securities (including the junior subordinated debentures), provided that such payments are made in accordance with the limitations described in the last paragraph under “— Alternative Payment Mechanism” to the extent they apply, and any payments of principal or of deferred interest on parity securities that, if not made, would cause us to breach the terms of the instrument governing such parity securities.

This limitation will also apply if we have actual knowledge of an event that with the giving of notice or the lapse of time, or both, would constitute a default under the junior indenture with respect to the junior subordinated debentures and we have not taken reasonable steps to cure the event, and the junior subordinated debentures are held by an Issuer Trust and we are in default with respect to its payment of any obligations under the guarantee related to the related trust preferred securities.

Our outstanding junior subordinated debentures contain comparable provisions that will restrict the payment of principal of, and interest on, and the purchase or redemption of, any of the subordinated debentures as well as guarantee payments on the guarantee of the subordinated debentures if any of the foregoing circumstances occur with respect to those securities.

In addition, if any Optional Deferral Period lasts longer than one year, unless required to do so by the Federal Reserve, the limitation on our ability to redeem or purchase any of our securities that rank pari passu with or junior in interest to the qualifying APM securities, the proceeds of which were used to settle deferred interest during that Optional Deferral Period, will continue until the first anniversary of the date on which all deferred interest has been paid, other than:

•	purchases of such securities by our subsidiaries in connection with the distribution thereof or market-making activities or other secondary market activities;

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purchases, redemptions or other acquisitions of common shares in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants; or

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purchases pursuant to a contractually binding requirement to buy common shares entered into prior to the beginning of the related Optional Deferral Period, including under a contractually binding share repurchase plan.

Prior to the termination of any applicable Optional Deferral Period, we may further defer the payment of interest.

Notice

We will provide to the Issuer Trust written notice of any optional deferral of interest at least ten and not more than 60 business days prior to the applicable interest payment date, and any such notice will be forwarded promptly by the Issuer Trust to each holder of record of trust preferred securities.

Alternative Payment Mechanism

The indenture imposes certain limitations on our rights to pay deferred interest and imposes certain obligations on us with respect to deferred interest. Those rights and obligations, described in this subsection, are called the “Alternative Payment Mechanism.”

If we have exercised our right to defer payments on the junior subordinated debentures, we may not pay deferred interest in an amount that exceeds the amount of Eligible Equity Proceeds raised as of the date such payment is made. Notwithstanding the above, at maturity of the junior subordinated debentures, or in the case of an indenture event of default and acceleration, or upon the occurrence of a Supervisory Event, we may pay accrued and unpaid interest without regard to the source of funds.

The indenture defines “Eligible Equity Proceeds,” for each relevant interest payment date as the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale) we have received during the 180-day period prior to such interest payment date from the issuance or sale in an arm’s length transaction of the following securities in each case to persons that are not our subsidiaries:

•	common shares, including treasury stock and common shares sold pursuant to our dividend reinvestment plan and employee benefit plans up to the “maximum share number”;

•	“qualified warrants” that we sell at our sole discretion up to the “maximum share number”;

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“mandatorily convertible preferred shares,” which means cumulative preferred shares with (a) no prepayment obligation on the part of KeyCorp, whether at the election of the holders or otherwise and (b) a requirement that the preferred shares convert into our common shares within three years from the date of its issuance at a conversion ratio within a range established at the time of issuance of the preferred shares, subject to customary anti-dilution adjustments up to the “maximum share number” or the “preferred share issuance cap”; and/or

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“qualifying preferred shares,” which means any non-cumulative perpetual preferred shares that (a) rank pari passu with or junior to all other preferred shares of ours and (b) either (x) are subject to a “qualifying replacement capital covenant” or (y) are subject to “intent based replacement disclosure”

and have a provision that provides for mandatory suspension of distributions or the payment of distributions on the applicable distribution date from Eligible Equity Proceeds upon its failure to satisfy one or more financial tests set forth therein, and (c) as to which the transaction documents provide for no remedies as a consequence of non-payment of dividends other than “permitted remedies, up to the “preferred share issuance cap.”

We refer to common shares, qualified warrants, mandatorily convertible preferred shares and qualifying preferred shares in this prospectus supplement as “qualifying APM securities.” Notwithstanding the foregoing, we may, without the consent of the holders of the trust preferred securities or the junior subordinated debentures, amend the definition of “qualifying APM securities” to eliminate common shares, qualified warrants or mandatorily convertible preferred shares (but not both common shares and qualified warrants) from the definition if we have been advised in writing by a nationally recognized independent accounting firm or an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the United States becomes effective such that there is more than an insubstantial risk that the failure to do so would result in a reduction in our earnings per share as calculated for financial reporting purposes. We will promptly notify the holders of the junior subordinated debentures, and the Issuer Trust trustees will promptly notify the holders of the trust preferred securities, in the manner contemplated in the indenture and the trust agreement, of such change.

“Intent-based replacement disclosure” means, as to any security or combination of securities (together in this definition, “securities”), that the issuer has publicly stated its intention, either in the prospectus or other offering document under which such securities were initially offered for sale or in filings with the SEC made by the issuer under the Exchange Act prior to or contemporaneously with the issuance of such securities, that the issuer or its subsidiaries will redeem or purchase such securities only with the proceeds of replacement capital securities that have terms and provisions at the time of redemption or purchase that are as or more equity-like than the securities then being redeemed or purchased, raised within 180 days prior to the applicable redemption or purchase date. Notwithstanding the use of the term “intent-based replacement disclosure” in the definition of “qualifying preferred shares,” the requirement in each such definition that a particular security or the related transaction documents include intent-based replacement disclosure shall be disregarded and given no force or effect for so long as we are a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended.

“Permitted remedies” means, with respect to any securities, one or both of the following remedies: (a) rights in favor of the holders of such securities permitting such holders to elect one or more directors of the issuer (including any such rights required by the listing requirements of any stock or securities exchange on which such securities may be listed or traded), and (b) complete or partial prohibitions on the issuer paying distributions on or repurchasing common stock or other securities that rank pari passu with or junior to such securities for so long as distributions on such securities, including unpaid distributions, remain unpaid.

“Qualified warrants” means net share settled warrants to purchase common shares that (1) have an exercise price greater than the “current stock market price” (as defined below) of our common shares as of their date of pricing, and (2) we are not entitled to redeem for cash and the holders are not entitled to require us to repurchase for cash in any circumstances.

“Qualifying replacement capital covenant” means a replacement capital covenant that is substantially similar to the replacement capital covenant applicable to the junior subordinated debentures or a replacement capital covenant, as identified by our board of directors acting in good faith and in its reasonable discretion and reasonably construing the definitions and other terms of the replacement capital covenant described herein, (i) entered into by a company that at the time it enters into such replacement capital covenant is a reporting company under the Exchange Act and (ii) that restricts the related issuer from redeeming, repaying or purchasing identified securities except to the extent of the applicable percentage of the net proceeds from the issuance of specified replacement capital securities that have terms and provisions at the time of redemption, repayment or purchase that are as or more equity-like than the securities then being redeemed, repaid or purchased within the 180-day period prior to the applicable redemption, repayment or purchase date.

We intend that any qualified warrants issued in accordance with the Alternative Payment Mechanism will have exercise prices at least 10% above the current stock market price of our common shares on the date of issuance. The “current stock market price” of our common shares on any date shall be the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the New York Stock Exchange or, if KeyCorp’s common shares are not then listed on the New York Stock Exchange, as reported by the principal U.S. securities exchange or The Nasdaq Global Market on which our common shares are traded or quoted. If our common shares are not either listed on any U.S. securities exchange or quoted on The Nasdaq Global Market on the relevant date, the “current stock market price” shall be the last quoted bid price for its common shares in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If our common shares are not so quoted, the “current stock market price” shall be the average of the mid-point of the last bid and ask prices for our common shares on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

Obligations After Five Years of Deferral or Earlier Payment of Current Interest During Optional Deferral Period

The indenture will provide that commencing on the earlier of (i) the fifth anniversary of the commencement of an Optional Deferral Period, if on such date such Optional Deferral Period has not ended, and (ii) the date of any payment of current interest on the junior subordinated debentures during an Optional Deferral Period, we shall be required continuously to use our “commercially reasonable efforts” to effect sales of qualifying APM securities, in an amount that will generate sufficient Eligible Equity Proceeds to enable us to pay in full all deferred interest on the junior subordinated debentures. Notwithstanding (and as a qualification to) that obligation, we shall not be obligated to make offers of or to effect sales of qualifying APM securities during the occurrence and continuation of a “Market Disruption Event” or a “Supervisory Event” and will be permitted to pay deferred interest using cash from any source upon the occurrence of a Supervisory Event. In addition, we will not be permitted to pay interest on the junior subordinated debentures at a time when such payment would violate a specific prohibition against making an interest payment contained in the terms of any securities ranking pari passu with or senior to the junior subordinated debentures.

The indenture defines “commercially reasonable efforts” in this context to mean commercially reasonable efforts on our part to complete the sale of qualifying APM securities to third parties that are not our subsidiaries. We will not be considered to have used commercially reasonable efforts to effect a sale of shares if we determine not to pursue or complete such sale solely due to pricing, coupon, dividend rate or dilution considerations.

So long as the definition of qualifying APM securities has not been amended to eliminate common shares, as discussed above, the sale of qualified warrants to pay deferred interest, subject to the restrictions and requirements set forth above, is an option that may be exercised at our sole discretion, subject to the “common equity issuance cap” and the “maximum share number,” as each of those terms is defined below, and we will under no circumstances be obligated to sell qualified warrants or to apply the proceeds of any such sale to pay deferred interest on the junior subordinated debentures. No class of investors of our securities, or any other party, may require us to issue qualified warrants. If we eliminate our common shares from the definition of qualifying APM securities, we will be required to use commercially reasonable efforts, subject to the maximum share number and common equity issuance cap (as each of those terms is defined below), to set the terms of any qualifying warrants we issue pursuant to the Alternative Payment Mechanism so that the proceeds from the issuances of qualifying warrants, together with the proceeds from the sale of any other qualifying APM securities, are sufficient proceeds to pay all deferred interest on the junior subordinated debentures in accordance with the Alternative Payment Mechanism.

The sale the sale of mandatorily convertible preferred shares to pay deferred interest is an option that may be exercised at our sole discretion, and we will not be obligated to sell mandatorily convertible preferred shares or to apply the proceeds of any such sale to pay deferred interest on the junior subordinated debentures, and no class of investors of our securities or other obligations, or any other party, may require us to issue mandatorily convertible preferred shares.

We will not be required to apply the proceeds of sales of qualifying APM securities to the payment of our deferred interest obligations on the junior subordinated debentures prior to the fifth anniversary of the commencement of an Optional Deferral Period or the earlier payment of current interest during an Optional Deferral Period, but may elect to do so. Following such fifth anniversary or earlier payment of current interest, we will be required to apply the net proceeds received by us from sales of qualifying APM securities, as promptly as practicable following receipt of such proceeds, to the payment of all amounts owing in respect of deferred interest, until all deferred interest has been paid in full; provided, that we shall not be obligated to sell qualifying APM securities or apply the proceeds from sales of qualifying APM securities, as applicable, to the payment of deferred interest on the junior subordinated debentures if a Market Disruption Event or Supervisory Event has occurred and is continuing. The application of proceeds from the sale of qualified warrants to pay deferred interest will be within our sole discretion.

When subject to the Alternative Payment Mechanism, we will not be obligated to issue common shares (or, if we have amended the definition of “qualifying APM securities” to eliminate common shares, as discussed above, qualified warrants) prior to the fifth anniversary of the commencement of an Optional Deferral Period if the gross proceeds of any issuance of common shares (or, if we have amended the definition of “qualifying APM securities” to eliminate common shares, as discussed above, qualified warrants) applied to pay interest on the junior subordinated debentures pursuant to the Alternative Payment Mechanism, together with the gross proceeds of all prior issuances of common shares and qualified warrants applied since the commencement of that Optional Deferral Period, would exceed an amount equal to 2% of the product of (1) the average of the current stock market prices of our common shares on the ten consecutive trading days ending on the fourth trading day immediately preceding the date of issuance and (2) the total number of issued and outstanding common shares as of the date of our then most recent publicly available consolidated financial statement (the “common equity issuance cap”). Once we reach the common equity issuance cap for an Optional Deferral Period, we will not be obligated to issue more common shares (or, if we have amended the definition of “qualifying APM securities” to eliminate common shares, as discussed above, qualified warrants) under the Alternative Payment Mechanism prior to the fifth anniversary of the commencement of an Optional Deferral Period even if the current stock market price of our common shares or the number of outstanding common shares subsequently increase. The common equity issuance cap will cease to apply following the fifth anniversary of the commencement of an Optional Deferral Period, at which point we must repay all deferred interest, regardless of the time at which it was deferred, using the Alternative Payment Mechanism, subject to any Market Disruption Event, Supervisory Event, and the maximum share number. In addition, if the common equity issuance cap has been reached during an Optional Deferral Period and we subsequently repay all deferred interest, the common equity issuance cap will cease to apply at the termination of such Optional Deferral Period and will not apply again unless and until we start a new Optional Deferral Period.

When subject to the Alternative Payment Mechanism, we will not be permitted to issue qualifying preferred shares or mandatorily convertible preferred shares for the purpose of paying deferred interest on the junior subordinated debentures to the extent that the net proceeds of such issuance applied to pay interest on the junior subordinated debentures pursuant to the Alternative Payment Mechanism, together with the net proceeds of all prior issuances of qualifying preferred shares and still outstanding mandatorily convertible preferred shares applied during the current and all prior deferral periods, would exceed 25% of the aggregate principal amount of the outstanding junior subordinated debentures (the “preferred share issuance cap”).

We are not permitted to sell common shares, qualified warrants or mandatorily convertible preferred shares such that the common shares to be issued (or which would be issuable upon exercise or conversion thereof)

would be in excess of the “maximum share number” for the purpose of paying deferred interest on the junior subordinated debentures. The “maximum share number” will initially equal 110 million of our common shares, including treasury stock and common shares sold pursuant to our dividend reinvestment plan and employee benefit plans. The maximum share number applies to payments of deferred interest on the junior subordinated debentures only, and not to any payments that may be made on other securities using proceeds from the sale of common shares, qualified warrants and mandatorily convertible preferred shares under terms similar to those of the Alternative Payment Mechanism. If the issued and outstanding common shares of ours shall have been changed into a different number of shares or a different class by reason of any stock split, reverse stock split, stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or other similar transaction, then the maximum share number shall be correspondingly adjusted.

Under the indenture, we will be required to increase the maximum share number to an amount that would allow us to raise sufficient proceeds to satisfy our obligations to pay deferred interest in full at the end of the first year of an Optional Deferral Period (and on each subsequent anniversary of the end of the first year of an Optional Deferral Period to the extent that an extension would last more than one year), if the then-current maximum share number would not allow us to raise sufficient proceeds to satisfy our obligations to pay deferred interest (including compounded interest to that date) assuming a price per share equal to the average trading price of our common shares over the ten-trading-day period preceding such date; provided that we will not be obligated under the indenture to increase the maximum share number above 265 million shares.

If the 265 million share cap has been reached and is not sufficient to allow us to raise sufficient proceeds to pay deferred interest (including compounded interest) in full, then we intend (but are not obligated) to further increase the maximum share number only to the extent that (i) we can do so and simultaneously satisfy its future fixed or contingent obligations under other securities and derivative instruments that provide for settlement or payment in our common shares, or (ii) we cannot increase the maximum share number as contemplated in the preceding clause, but can do so by requesting our board of directors to adopt a resolution for shareholder vote at the next occurring annual shareholders meeting to increase the number of our authorized common shares for purposes of satisfying its obligations to pay deferred interest.

Until the tenth anniversary of the first Optional Deferral Period, a default will occur if we do not increase the maximum share number to an amount that is greater than 110 million shares when required to do so as described above; provided that no default will occur if we have increased the maximum share number to 265 million shares. Although such a default will not constitute an event of default and acceleration, it will constitute a default under the indenture and would give rise to a claim against us relating to the specific covenant breach; however, the remedy of holders of the capital securities may be limited to direct monetary damages (if any) or specific performance.

If, during an Optional Deferral Period, a Supervisory Event has occurred and is continuing, we may choose to pay deferred interest using cash from any source, but we are not obligated to do so.

Our use of funds in an amount in excess of the amount of Eligible Equity Proceeds raised to pay deferred interest or our failure to use commercially reasonable efforts to effect sales of qualifying APM securities and apply their proceeds as described above, will not, by itself, constitute an event of default and acceleration under the indenture that would permit the indenture trustee or the holders of the junior subordinated debentures to accelerate the junior subordinated debentures.

If, due to a Market Disruption Event or otherwise, we are able to raise some, but not all, Eligible Equity Proceeds necessary to pay all deferred interest on any interest payment date, we will apply any available Eligible Equity Proceeds to pay accrued and unpaid interest on the applicable interest payment date in chronological order based on the date each payment was first deferred, subject to the common equity issuance cap, the maximum share number and preferred share issuance cap, and each holder of trust preferred securities will be entitled to receive a pro rata share of any amounts received on the junior subordinated debentures. If we have outstanding parity securities under which we are obligated to sell qualifying APM securities and apply the net proceeds to the payment of deferred interest or distributions, then on any date and for any period the amount of net proceeds received by us from those sales and available for payment of the deferred interest and distributions shall be applied to the junior subordinated debentures and those other parity securities on a pro rata basis up to the maximum share number, the common equity issuance cap or the preferred share issuance cap, as applicable (or comparable provisions in the instruments governing those parity securities), in proportion to the total amounts that are due on the junior subordinated debentures and such securities, or on such other basis as the Federal Reserve may approve.

Market Disruption Event; Supervisory Event

A “Market Disruption Event” means the occurrence or existence of any of the following events or sets of circumstances:

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trading in securities generally (or in our common shares specifically) on the New York Stock Exchange or any other national securities exchange, or in the over-the-counter market, on which our qualifying APM securities are then listed or traded shall have been suspended or its settlement generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or market by the relevant exchange or by any other regulatory body or governmental agency having jurisdiction, and the establishment of such minimum prices materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, our qualifying APM securities;

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we would be required to obtain the consent or approval of our shareholders or a regulatory body (including any securities exchange on which KeyCorp’s securities are then listed or traded) or governmental authority to issue or sell qualifying APM securities pursuant to the Alternative Payment Mechanism, and that consent or approval has not yet been obtained notwithstanding our commercially reasonable efforts to obtain such consent or approval;

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an event occurs and is continuing as a result of which the offering document for the offer and sale of qualifying APM securities would, in our reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated in that offering document or necessary to make the statements in that offering document not misleading and either (a) the disclosure of that event at such time, in our reasonable judgment, is not otherwise required by law and would have a material adverse effect on our business or (b) the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede our ability to consummate that transaction, provided that no single suspension period contemplated under this bullet may exceed 90 consecutive days and multiple suspension periods contemplated under this bullet may not exceed an aggregate of 90 days in any 180-day period;

•

we reasonably believe that the offering document for the offer and sale of qualifying APM securities would not be in compliance with a rule or regulation of the SEC (for reasons other than those referred to in the preceding bullet) and we are unable to comply with such rule or regulation or such compliance is unduly burdensome, provided that no single suspension contemplated by this bullet may exceed 90 consecutive days and multiple suspension periods contemplated pursuant to this bullet may not exceed an aggregate of 90 days in any 180-day period;

•

the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other national or international calamity or crisis and such event materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, our qualifying APM securities;

•

there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities, and such change materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of our qualifying APM securities;

•

a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States and such disruption materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, our qualifying APM securities; or

•

a banking moratorium shall have been declared by the federal or state authorities of the United States and such moratorium materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, our qualifying APM securities.

A Supervisory Event shall commence on the date we have notified the Federal Reserve of our intention both (1) to sell our qualifying APM securities and (2) to apply the net proceeds of such sale to pay deferred interest on the junior subordinated debentures, and the Federal Reserve has disapproved of either of these actions, even though we have affirmatively requested such approval. A Supervisory Event shall cease on the business day following the earlier to occur of (A) the tenth business day after we give notice to the Federal Reserve as described above (or such longer period as may be required by Federal Reserve order or by other supervisory action), so long as the Federal Reserve does not disapprove of either action mentioned in such notice, (B) the tenth anniversary of the commencement of any Optional Deferral Period, or (C) the day on which the Federal Reserve notifies us in writing that it no longer disapproves of our intention to both (1) issue and sell qualifying APM securities and (2) apply the net proceeds from such sale to pay deferred interest on the junior subordinated debentures. The occurrence and continuation of a Supervisory Event will excuse us for our obligation to continuously use commercially reasonable efforts to sell qualifying APM securities and to apply the net proceeds of such sale to pay deferred interest on the junior subordinated debentures and will permit us to pay deferred interest using cash from any other source without breaching our obligations under the indenture. Because a Supervisory Event will exist if the Federal Reserve disapproves of either of these requests, the Federal Reserve will be able, without triggering a default under the indenture, to permit us to sell qualifying APM securities but to prohibit us from applying the proceeds to pay deferred interest on junior subordinated debentures.

As promptly as possible after we become aware of the occurrence of a Market Disruption Event or a Supervisory Event during the continuation of an Optional Deferral Period, we shall give written notice to the trustee. Such notice shall identify which type of Market Disruption Event, or that a Supervisory Event has occurred and the date(s) on which that event occurred or existed. Our obligation to continuously use our commercially reasonable efforts to sell qualifying APM securities to pay all deferred interest on the junior subordinated debentures shall resume at such time as no Market Disruption Event or Supervisory Event exists or is continuing.

Requirement for Regulatory Approval Relating to the Payment of Deferred Interest

The indenture provides that we must notify the Federal Reserve (1) of the commencement of any Optional Deferral Period, (2) of the fifth anniversary of the commencement of an Optional Deferral Period that is continuing or earlier payment of current interest during an Optional Deferral Period, and (3) of our intention to sell qualifying APM securities and to apply the net proceeds from such sale to pay deferred interest at least 25 business days in advance of the payment date (or such longer period as may be required by Federal Reserve order or by other supervisory board action). In addition, under the indenture, we may only sell qualifying APM securities at any time and apply the net proceeds of such sale to pay deferred interest on the junior subordinated debentures if the Federal Reserve has not disapproved of either of these actions within 10 business days (or such longer period as may be required by Federal Reserve order or by other supervisory action) of the notice described in (3) above or has withdrawn its prior disapproval.

Limitation on Claims in the Event of Bankruptcy, Insolvency or Receivership.

The indenture provides that a holder of junior subordinated debentures, by that holder’s acceptance of the junior subordinated debentures, agrees that in the event of our bankruptcy, insolvency or receivership prior to the redemption or repayment of such holder’s junior subordinated debentures, that holder of the junior subordinated debentures will only have a claim for deferred and unpaid interest (including compounded interest thereon) to the extent such interest (including compounded interest thereon) relates to the earliest two years of the portion of the Optional Deferral Period for which interest has not been paid.

Events of Default and Acceleration

The indenture provides that any one or more of the following events with respect to the junior subordinated debentures that has occurred and is continuing constitutes an event of default and acceleration:

•

default in the payment of interest (including compounded interest) in full on any junior subordinated debentures for a period of 30 days after the conclusion of a ten-year period following the commencement of any Optional Deferral Period; or

•	some events of bankruptcy, insolvency and reorganization involving us.

If an event of default and acceleration under the indenture of the type described in the first bullet point above has occurred and is continuing, the indenture trustee or the holders of at least 25% in outstanding principal amount of the junior subordinated debentures will have the right to declare the principal of, and accrued interest (including compounded interest) on, those securities to be due and payable immediately. If the indenture trustee or the holders of at least 25% of the outstanding principal amount of the junior subordinated debentures fail to make that declaration, then the holders of at least 25% in total liquidation amount of the trust preferred securities then outstanding will have the right to do so. If an event of default and acceleration under the indenture arising from events of bankruptcy, insolvency and reorganization involving us occurs, the principal of and accrued interest on the junior subordinated debentures will automatically, and without any declaration or other action on the part of the indenture trustee or any holder of junior subordinated debentures, become immediately due and payable. In case of any default that is not an event of default and acceleration, there is no right to declare the principal amount of the junior subordinated debentures immediately payable.

In cases specified in the indenture, the holders of a majority in principal amount of the junior subordinated debentures or the holders of at least a majority in aggregate liquidation amount of the trust preferred securities may, on behalf of all holders of the junior subordinated debentures, waive any default, except a default in the payment of principal or interest, or a default in the performance of a covenant or provision of the indenture which cannot be modified without the consent of each holder. Should the holders of the junior subordinated debentures fail to waive the default, the holders of a majority in aggregate liquidation amount of the trust preferred securities will have the right to do so. We are required to file annually with the junior trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the indenture.

The holders of a majority of the aggregate outstanding principal amount of the junior subordinated debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the junior trustee with respect to the junior subordinated debentures.

Modification of the Indenture

We may modify or amend the indenture with the consent of the junior trustee, in some cases without obtaining the consent of holders of the junior subordinated debentures. Certain modifications and amendments also require the consent of the holders of at least a majority in principal amount of the outstanding junior subordinated debentures of each series issued under the indenture that would be affected by the modification or amendment. Further, without the consent of the holder of each outstanding junior subordinated debenture that would be affected, we may not:

•	change the stated maturity of the principal, or any installment of principal or interest, on any outstanding junior subordinated debenture;

•

reduce any principal amount, premium or interest, on any outstanding junior subordinated debenture, including in the case of an original issue discount security the amount payable upon acceleration of the maturity of that security;

•	change the place of payment where, or the coin or currency or currency unit in which, any principal, premium or interest, on any junior subordinated debenture is payable;

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity or, in the case of redemption, on or after the redemption date;

•	reduce the above-stated percentage of outstanding junior subordinated debentures necessary to modify or amend the applicable indenture; or

•

modify the above requirements or reduce the percentage of aggregate principal amount of outstanding junior subordinated debentures of any series required to be held by holders seeking to waive compliance with certain provisions of the relevant indenture or seeking to waive certain defaults, and, so long as any of the trust preferred securities remain outstanding,

•

no modification may be made that adversely affects the holders of the trust preferred securities in any material respect, and no termination of the indenture may occur, and no waiver of any default or compliance with any covenant under the indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation amount of all outstanding trust preferred securities affected unless and until the principal of the junior subordinated debentures and all accrued and unpaid interest have been paid in full and certain other conditions have been satisfied, and

•

where a consent under the indenture would require the consent of each holder of the junior subordinated debentures, no such consent will be given by the property trustee without the prior consent of each holder of the trust preferred securities.

We may, with the junior trustee’s consent, execute, without the consent of any holder of junior subordinated debentures, any supplemental indenture for the purpose of creating any new series of junior subordinated debentures.

Consolidation, Merger, Sale of Assets and Other Transactions

The indenture provides that we may not consolidate with or merge into another corporation or transfer our properties and assets substantially as an entirety to another person unless:

•

the entity formed by the consolidation or into which we merge, or to which we transfer our properties and assets (1) is a corporation, partnership or trust organized and existing under the laws of the United States, any state of the United States or the District of Columbia and (2) expressly assumes by supplemental indenture the payment of any principal, premium or interest on the junior subordinated debentures, and the performance of our other covenants under the indenture; and

•

immediately after giving effect to this transaction, no default, and no event which, after notice or lapse of time or both, would become a default, will have occurred and be continuing under the indenture.

The general provisions of the indenture do not afford holders of the junior subordinated debentures protection in the event of a highly leveraged or other transaction involving us that may adversely affect holders of the junior subordinated debentures.

Satisfaction and Discharge

The indenture provides that when, among other things, all junior subordinated debentures not previously delivered to the junior trustee for cancellation:

•	have become due and payable;

•	will become due and payable at their stated maturity within one year; or

•	are to be called for redemption within one year under arrangements satisfactory to the junior trustee for the giving of notice of redemption by the junior trustee;

and we deposit or cause to be deposited with the junior trustee funds, in trust, for the purpose and in an amount in the currency or currencies in which the junior subordinated debentures are payable sufficient to pay and discharge the entire indebtedness on the junior subordinated debentures not previously delivered to the junior trustee for cancellation, for the principal, premium, if any, and interest (including any additional interest) to the date of the deposit or to the stated maturity, as the case may be, then the indenture will cease to be of further effect (except as to our obligations to pay all other sums due under the indenture and to provide the officers’ certificates and opinions of counsel described therein), and we will be deemed to have satisfied and discharged the indenture.

Book-Entry and Settlement

If the junior subordinated debentures are distributed to holders of trust preferred securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the Issuer Trust, the junior subordinated debentures will be issued in the form of one or more global certificates registered in the name of the depositary or its nominee. Each global certificate is referred to as a “global security.” Except under the limited circumstances described below, junior subordinated debentures represented by a global security will not be exchangeable for, and will not otherwise be issuable as, junior subordinated debentures in definitive form. The global securities described above may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in such a global security.

Except as provided below, owners of beneficial interests in such a global security will not be entitled to receive physical delivery of junior subordinated debentures in definitive form and will not be considered the holders, as defined in the indenture, of such global security for any purpose under the indenture. A global security representing junior subordinated debentures is only exchangeable for another global security of like denomination and tenor to be registered in the name of the depositary or its nominee or to a successor depositary or its nominee. This means that each beneficial owner must rely on the procedures of the depositary, or if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

The Depositary

If the junior subordinated debentures are distributed to holders of the trust preferred securities in liquidation of such holders’ interests in the Issuer Trust, DTC will act as securities depositary for the junior subordinated debentures. We may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as a depositary for the global securities. For a description of DTC and the specific terms of the depositary arrangements, see below under the caption “Book-Entry Issuance” of this prospectus supplement.

None of the Issuer Trust, we, the junior trustee, any paying agent or any other agent of KeyCorp or the junior trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security for such junior subordinated debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Discontinuance of the Depositary’s Services

A global security will be exchangeable for junior subordinated debentures registered in the names of persons other than the depositary or its nominee only if:

•	the depositary notifies us that it is unwilling or unable to continue as a depositary for such global security and no successor depositary has been appointed;

•

the depositary, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the depositary is required to be so registered to act as such depositary and no successor depositary has been appointed;

•	we, in our sole discretion, determine that such global security shall be so exchangeable; or

•	a default relating to the junior subordinated debentures then exists.

Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for junior subordinated debentures registered in such names as the depositary shall direct. It is expected that such instructions will be based upon directions received by the depositary from its participants relating to ownership of beneficial interests in such global security.

Governing Law

The indenture and the junior subordinated debentures will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Junior Trustee

The junior trustee will have, and be subject to, all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to these provisions, the junior trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of junior subordinated debentures, unless offered reasonable indemnity by that holder against the costs, expenses and liabilities which might be incurred thereby. The junior trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the junior trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

DESCRIPTION OF THE GUARANTEE

The following description summarizes the material provisions of the guarantee. This description is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the guarantee, including the definitions therein, and the Trust Indenture Act. The form of the guarantee has been filed as an exhibit to our SEC registration statement.

The Guarantee

The guarantee will be executed and delivered by us at the same time the Issuer Trust issues the trust preferred securities. The guarantee is for the benefit of the holders from time to time of the trust preferred securities. Deutsche Bank Trust Company Americas will act as trustee (referred to below as the “guarantee trustee”) under the guarantee for the purposes of compliance with the Trust Indenture Act and the guarantee will be qualified as an indenture under the Trust Indenture Act. The guarantee trustee will hold each guarantee for the benefit of the holders of the trust preferred securities.

We irrevocably and unconditionally agree to pay in full on a subordinated basis, to the extent described below, the guarantee payments (as defined below) to the holders of the trust preferred securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer Trust may have or assert other than the defense of payment. The following payments or distributions with respect to the trust preferred securities, to the extent not paid by or on behalf of the Issuer Trust (referred to as the “guarantee payments”), will be subject to the related guarantee:

•	any accumulated and unpaid distributions required to be paid on the trust preferred securities, to the extent that the Issuer Trust has funds legally and immediately available to pay them;

•	any redemption price required to be paid on the trust preferred securities, to the extent that the Issuer Trust has funds legally and immediately available to pay it; and

•

upon a voluntary or involuntary termination, winding up or liquidation of the Issuer Trust (unless the junior subordinated debentures are distributed to holders of the trust preferred securities in exchange for their trust preferred securities), the lesser of:

•	the liquidation distribution for the trust preferred securities; and

•

the amount of assets of the Issuer Trust remaining available for distribution to holders of trust preferred securities after satisfaction of liabilities to creditors of the Issuer Trust as required by applicable law.

Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the trust preferred securities or by causing the Issuer Trust to pay these amounts to the holders.

The guarantee is an irrevocable and unconditional guarantee on a subordinated basis of the Issuer Trust’s obligations under the trust preferred securities, but will apply only to the extent that the related Issuer Trust has funds sufficient to make such payments, and is not a guarantee of collection. See below under the caption “—Status of the Guarantee” in this prospectus supplement.

If and to the extent we do not make payments on the junior subordinated debentures, the Issuer Trust will not be able to make payments on the trust preferred securities and will not have funds available to do so. Each guarantee constitutes an unsecured obligation of ours and will rank subordinate and junior in right of payment to all of our senior debt. See below under the caption “—Status of the Guarantee” in this prospectus supplement. Because we are a holding company, our right to participate in any distribution of assets of any subsidiary upon such subsidiary’s liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent we may ourselves be recognized as a creditor of that subsidiary. Accordingly, our obligations under the guarantee will be effectively subordinated to all existing and future liabilities of our subsidiaries, and claimants should look only to our assets for payments. The guarantee does not limit the incurrence or issuance of other secured or unsecured debt of ours, including senior debt, whether under the indenture, any other existing indenture or any other indenture that we may enter into in the future or otherwise.

We have, through the guarantee, the trust agreement, the junior subordinated debentures and the indenture, taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer Trust’s obligations under the trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes a guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of an Issuer Trust’s obligations under the trust preferred securities. See below under the caption “Relationship Among the Trust Preferred Securities, the Junior Subordinated Debentures and the Guarantee” in this prospectus supplement.

Status of the Guarantee

The guarantee constitutes an unsecured obligation of ours and will be subordinated in right of payment to all of our debt other than pari passu indebtedness in the same manner as the junior subordinated debentures.

Each guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity). Each guarantee will be held for the benefit of the holders of the related trust preferred securities. Each guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid by the Issuer Trust or upon distribution to the holders of the trust preferred securities of the corresponding junior subordinated debentures. None of the guarantees places a limitation on the amount of additional debt that may be incurred by us. We expect from time to time to incur additional indebtedness senior to the junior subordinated debentures.

Because we are a holding company, our obligations under each guarantee, like our obligations under the corresponding junior subordinated debentures, will also be effectively subordinated to all existing and future liabilities of our bank subsidiaries and any other subsidiaries we may have. See above under the caption “Description of the Junior Subordinated Debentures—Ranking of the Junior Subordinated Debentures and Guarantee” in this prospectus supplement.

Amendments and Assignment

Except with respect to any changes which do not materially adversely affect the material rights of holders of the trust preferred securities (in which case no vote of the holders will be required), the guarantee may not be amended without the prior approval of the holders of a majority of the outstanding trust preferred securities. The guarantees and agreements contained in the guarantee will bind our successors, assigns, receivers, trustees and representatives and will inure to the benefit of the holders of the related trust preferred securities then outstanding. We may not assign our obligations under the guarantees except in connection with a consolidation, merger or amalgamation involving us that is permitted under the terms of the indenture.

Events of Default

An event of default under the guarantee will occur upon our failure to perform any of our payment obligations under the guarantee or to perform any non-payment obligations if this non-payment default remains unremedied for 30 days. The holders of a majority of the trust preferred securities then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

We, as guarantor, are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to it under the guarantee.

Information Concerning the Guarantee Trustee

The guarantee trustee, other than during the occurrence and continuance of a default by us in performance of any guarantee, undertakes to perform only those duties specifically set forth in each guarantee and, after default with respect to any guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by any guarantee at the request of any holder of any trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred as a result.

Termination of the Guarantee

The guarantee will terminate and be of no further force and effect upon:

•	the guarantee payments having been paid in full by us, the Issuer Trust or both; or

•	the distribution of the junior subordinated debentures to the holders of the trust preferred securities in exchange for their trust preferred securities.

The guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the trust preferred securities must restore payment of any sums paid under the trust preferred securities or the guarantee.

Governing Law

The guarantee will be governed by and construed in accordance with the laws of the State of New York.

RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES,

THE JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

Full and Unconditional Guarantee

Payments of distributions and other amounts due on the trust preferred securities are irrevocably guaranteed by us, to the extent the Issuer Trust has funds available for the payment of such distributions, as described under the caption “Description of the Guarantee” in this prospectus supplement. The guarantee will be unsecured and will rank junior and be subordinated in right of payment to all our senior debt. See above under the caption “Description of the Junior Subordinated Debentures—Ranking of the Junior Subordinated Debentures and Guarantee” in this prospectus supplement.

If we do not make payments under the junior subordinated debentures, the Issuer Trust will not have sufficient funds to pay distributions or other amounts due on the trust preferred securities. The guarantee does not cover payment of distributions when the Issuer Trust does not have sufficient funds to pay such distributions. In that event, a holder of trust preferred securities may institute a legal proceeding directly against us to enforce payment of the junior subordinated debentures to such holder in accordance with their terms, including our right to defer interest payments.

Taken together, our obligations under the amended and restated trust agreement, the junior subordinated debentures, the indenture and the guarantee provide a full and unconditional guarantee of payments of distributions and other amounts due on the trust preferred securities.

Sufficiency of Payments

As long as payments of interest, principal and other payments are made when due on the junior subordinated debentures, those payments will be sufficient to cover distributions and other payments due on the trust preferred securities because of the following factors:

•	the total principal amount of the junior subordinated debentures will be equal to the sum of the total stated liquidation amount of the trust preferred securities and the trust common securities;

•	the interest rate and payment dates on the junior subordinated debentures will match the distribution rate and payment dates for the trust preferred securities;

•

as borrower, we will pay, and the Issuer Trust will not be obligated to pay, all costs, expenses and liabilities of the Issuer Trust except the Issuer Trust’s obligations under the trust preferred securities and common securities; and

•	the amended and restated trust agreement further provides that the Issuer Trust will engage only in activity that is consistent with the limited purposes of the Issuer Trust.

We have the right to set off any payment we are otherwise required to make under the indenture with and to the extent we make a related payment under the guarantee.

Enforcement Rights of Holders of Trust Preferred Securities

If a Trust Enforcement Event occurs, the holders of trust preferred securities would rely on the enforcement by the property trustee of its rights as registered holder of the junior subordinated debentures against us. In addition, the holders of a majority in liquidation amount of the trust preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee or to direct the exercise of any trust or power conferred upon the property trustee under the amended and restated trust agreement, including the right to direct the property trustee to exercise the remedies available to it as the holder of the junior subordinated debentures.

If the property trustee fails to enforce its rights under the junior subordinated debentures, any holder of trust preferred securities may, to the extent permitted by applicable law, institute a legal proceeding against us to enforce the property trustee’s rights under the junior subordinated debentures and the indenture without first instituting legal proceedings against the property trustee or any other person (which we refer to as a “direct action”). In addition, if a Trust Enforcement Event has occurred due to our failure to pay interest in full on the junior subordinated debentures for a period of 30 days after the conclusion of a ten year period following the commencement of any Optional Deferral Period, then a registered holder of trust preferred securities may institute a direct action on or after the due date directly against us for enforcement of payment of the principal of, or interest on, the junior subordinated debentures to that holder with respect to the junior subordinated debentures having a principal amount equal to the total liquidation amount of that holder’s trust preferred securities. In connection with such a direct action, we will have the right under the indenture to set off any payment made to that holder by us. The holders of trust preferred securities will not be able to exercise directly any other remedy available to the holders of the junior subordinated debentures.

Limited Purpose of Trust

The trust preferred securities evidence undivided beneficial ownership interests in the Issuer Trust, and the Issuer Trust exists for the sole purpose of issuing the trust common securities and trust preferred securities as described in this prospectus supplement. A principal difference between the rights of a holder of trust preferred securities and a holder of junior subordinated debentures is that a holder of junior subordinated debentures is entitled to receive from us the principal of and interest accrued on junior subordinated debentures held, while a holder of trust preferred securities is entitled to receive distributions to the extent the Issuer Trust has funds available for the payment of such distributions.

Rights Upon Termination

Upon any dissolution, winding-up or liquidation of the Issuer Trust involving the liquidation of the junior subordinated debentures, the holders of the trust preferred securities will be entitled to receive, out of assets held by the Issuer Trust, subject to the rights of any creditors of the Issuer Trust, the liquidation distribution in cash. Upon our voluntary or involuntary liquidation or bankruptcy, the property trustee, as holder of the junior subordinated debentures, would be our subordinated creditor, subordinated in right of payment to all senior debt as described in the indenture, but entitled to receive payment in full of principal and interest before any of our shareholders receive payments or distributions. Because we are the guarantor under the guarantee and, under the indenture, as borrower, we have agreed to pay for all costs, expenses and liabilities of the Issuer Trust (other than the Issuer Trust’s obligations to the holders of the trust preferred securities or the trust common securities), the positions of a holder of trust preferred securities and a holder of the junior subordinated debentures relative to other creditors and to our shareholders in the event of our liquidation or bankruptcy would be substantially the same.

CERTAIN TERMS OF THE REPLACEMENT CAPITAL COVENANT

We have summarized below certain terms of the replacement capital covenant. This summary is not a complete description of the Replacement Capital Covenant and is qualified in its entirety by the terms and provisions of the full document. For more information, we refer you to the Replacement Capital Covenant, which we will file as an exhibit to a current report on Form 8-K.

At or around the time of issuance of the trust preferred securities, we will enter into a replacement capital covenant pursuant to which we will agree for the benefit of persons that buy or hold a specified series of our long-term indebtedness ranking senior to the junior subordinated debentures (or in certain limited cases long-term indebtedness of our largest depositary institution subsidiary, which is currently KeyBank) that we will not repay, redeem or purchase, nor will any of our subsidiaries purchase, any of the junior subordinated debentures or the trust preferred securities prior to March 15, 2048, unless:

•	We have obtained the prior approval of the Federal Reserve if such approval is then required under the Federal Reserve’s capital guidelines applicable to bank holding companies; and

•	the principal amount repaid, or the applicable redemption or purchase price, does not exceed the sum of:

•

the applicable percentage of the aggregate amount of net cash proceeds we and our subsidiaries have received from the sale to persons other than us and our subsidiaries of common shares or rights to acquire common shares (including common shares or rights to acquire common shares issued pursuant to our dividend reinvestment plan or employee benefit plans), “debt exchangeable for common equity,” “debt exchangeable for preferred equity,” “mandatorily convertible preferred stock,” “REIT preferred securities” or “qualifying capital securities” to persons other than us and our subsidiaries; plus

•

the applicable percentage of the market value of any common shares that we or any of our subsidiaries have delivered to persons other than us and our subsidiaries as consideration for property or assets in an arm’s-length transaction or issued to persons other than us and our subsidiaries in connection with the conversion or exchange of any convertible or exchangeable securities, other than securities for which we or any of our subsidiaries have received equity credit from any rating agency;

in each case within the applicable “measurement period” (without double counting proceeds received in any prior measurement period); provided that the foregoing restrictions shall not apply to (i) the purchase of the junior subordinated debentures or trust preferred securities or any portion thereof by our subsidiaries in connection with the distribution thereof or market-making or other secondary-market activities or (ii) to any distribution of the junior subordinated debentures to holders of the trust preferred securities upon a dissolution of the Issuer Trust. We refer collectively to common stock, rights to acquire common stock, “debt exchangeable for common equity,” “debt exchangeable for preferred equity,” “mandatorily convertible preferred stock,” “REIT preferred securities” and “qualifying capital securities” as “replacement capital securities.” For purposes of the replacement capital covenant, the term “repay” includes the defeasance by us of the junior subordinated debentures as well as the satisfaction and discharge of our obligations under the indenture with respect to the junior subordinated debentures. The replacement capital covenant will apply to any further issues of junior subordinated debentures pursuant to the indenture.

The replacement capital covenant will terminate if an event of default resulting in acceleration of the junior subordinated debentures occurs. Furthermore, we will be released from all our obligations under the replacement capital covenant if we sell, convey, transfer or otherwise dispose of all or substantially all of our assets to any person and (i) such person assumes all our obligations under the indenture governing the then applicable series of long-term indebtedness and the indenture for the junior subordinated debentures, (ii) such person assumes all our obligations under the replacement capital covenant and (iii) we are released from our obligations under the indenture governing the then applicable series of long-term indebtedness and the indenture for the junior subordinated debentures.

Our ability to raise proceeds from replacement capital securities during the applicable measurement period with respect to any repayment, redemption or purchase of junior subordinated debentures or trust preferred securities will depend on, among other things, legal and regulatory requirements, market conditions at that time as well as the acceptability to prospective investors of the terms of those securities.

The initial series of indebtedness benefiting from the replacement capital covenant is our junior subordinated debt securities underlying the 5.70% trust preferred securities issued by KeyCorp Capital VIII (CUSIP No. 49327LAA). The replacement capital covenant includes provisions that require us to redesignate a new series of indebtedness if the covered series of indebtedness approaches maturity or is to be redeemed or purchased such that the outstanding principal amount is less than $100,000,000, subject to additional procedures.

The replacement capital covenant is made for the benefit of persons that buy or hold the specified series of long-term indebtedness. It may not be enforced by the holders of the trust preferred securities or the junior subordinated debentures. We may amend or supplement the replacement capital covenant from time to time with the consent of the majority in principal amount of the holders of the then-effective specified series of indebtedness benefiting from the replacement capital covenant, provided that no such consent shall be required if (i) such amendment or supplement eliminates common stock, debt exchangeable for common equity, rights to acquire common stock and/or mandatorily convertible preferred stock as replacement capital securities if, after the date of the replacement capital covenant, we have been advised in writing by a nationally recognized independent accounting firm or an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the United States becomes effective such that there is more than an insubstantial risk that failure to eliminate common stock, debt exchangeable for common equity, rights to acquire common stock and/or mandatorily convertible preferred stock as replacement capital securities would result in a reduction in our earnings per share as calculated in accordance with generally accepted accounting principles in the United States, (ii) such amendment or supplement is not adverse to the covered debtholders, and an officer of ours has delivered to the holders of the then-effective series of covered debt a written certificate stating that, in his or her determination, such amendment or supplement is not adverse to the covered debtholders, or (iii) the effect of such amendment or supplement is solely to impose additional restrictions on, or eliminate certain of, the types of securities qualifying as replacement capital securities (other than the securities covered by clause (i) above), and an officer of ours has delivered to the holders of the then effective series of covered debt a written certificate to that effect

We may generally amend or supplement the replacement capital covenant without the consent of the holders of the junior subordinated debentures.

BOOK-ENTRY ISSUANCE

DTC will act as securities depositary for the trust preferred securities and, in the event that the Issuer Trust is dissolved, the junior subordinated debentures. We will issue the trust preferred securities and junior subordinated debentures only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). We will issue and deposit with DTC one or more fully-registered global certificates for the trust preferred securities and junior subordinated debentures representing in the aggregate, the total number of the Issuer Trust’s trust preferred securities or aggregate principal balance of junior subordinated debentures, respectively.

DTC is a limited purpose trust company organized under the New York Banking Law, a banking organization under the meaning of the New York Banking Law, a member of the Federal Reserve System, a clearing corporation under the meaning of the New York Uniform Commercial Code, and a clearing agency registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, like transfers and pledges, in deposited securities through electronic computerized book-entry changes in the participants’ accounts, eliminating in this manner the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, LLC. and the Financial Industry Regulatory Authority, Inc. Others, like securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly, the Indirect Participants, also have access to the DTC system. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of trust preferred securities or junior subordinated debentures within the DTC system must be made by or through Direct Participants, who will receive a credit for the trust preferred securities or junior subordinated debentures on DTC’s records. The ownership interest of each actual purchaser of each trust preferred security and each junior subordinated debenture is in turn to be recorded on the Direct and Indirect Participants’ records. DTC will not send written confirmation to Beneficial Owners of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased trust preferred securities or junior subordinated debentures. Transfers of ownership interests in the trust preferred securities or junior subordinated debentures are to be accomplished by entries made on the books of participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in trust preferred securities or junior subordinated debentures, unless the book-entry system for the trust preferred securities of the Issuer Trust or junior subordinated debentures is discontinued.

DTC has no knowledge of the actual Beneficial Owners of the trust preferred securities or junior subordinated debentures. DTC’s records reflect only the identity of the Direct Participants to whose accounts the trust preferred securities or junior subordinated debentures are credited, which may or may not be the Beneficial Owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners and the voting rights of Direct Participants, Indirect Participants and Beneficial Owners, subject to any statutory or regulatory requirements as is in effect from time to time, will be governed by arrangements among them.

We will send redemption notices to Cede & Co. as the registered holder of the trust preferred securities or junior subordinated debentures. If less than all of the trust preferred securities or the junior subordinated debentures are redeemed, DTC’s current practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

Although voting on the trust preferred securities or the junior subordinated debentures is limited to the holders of record of the trust preferred securities or junior subordinated debentures, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote on trust preferred securities or junior subordinated debentures. Under its usual procedures, DTC would mail an Omnibus Proxy to the relevant trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to Direct Participants for whose accounts the trust preferred securities or junior subordinated debentures are credited on the record date (identified in a listing attached to the Omnibus Proxy).

The relevant trustee will make distribution payments on the trust preferred securities or on the junior subordinated debentures to DTC. DTC’s practice is to credit Direct Participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on the payment date. Standing instructions and customary practices will govern payments from participants to Beneficial Owners. Subject to any statutory or regulatory requirements, participants, and not DTC, the relevant trustee, trust or us will be responsible for the payment. The relevant trustee is responsible for payment of distributions to DTC. Direct and Indirect Participants are responsible for the disbursement of the payments to the Beneficial Owners.

DTC may discontinue providing its services as securities depositary on any of the trust preferred securities or the junior subordinated debentures at any time by giving reasonable notice to the relevant trustee and to us. If a successor securities depositary is not obtained, final trust preferred securities or junior subordinated debentures certificates must be printed and delivered. We may at our option decide to discontinue the use of the system of book-entry transfers through DTC (or a successor depositary). After an event of default, the holders of a majority in liquidation preference of trust preferred securities or aggregate principal amount of junior subordinated debentures may discontinue the system of book-entry transfers through DTC. In this case, final certificates for the trust preferred securities or junior subordinated debentures will be printed and delivered.

The Issuer Trust and we have obtained the information in this section about DTC and DTC’s book-entry system from sources that they believe to be accurate, but the Issuer Trust and we assume no responsibility for the accuracy of the information. Neither the Issuer Trust nor we have any responsibility for the performance by DTC or its participants of their respective obligations as described in this prospectus supplement or under the rules and procedures governing their respective operations.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

This section describes the material United States federal income tax consequences of owning the trust preferred securities. It applies to you only if you acquire trust preferred securities upon their original issuance at their original offering price and you hold your trust preferred securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a bank;

•	a life insurance company;

•	a tax-exempt organization;

•	a person that owns the trust preferred securities as a position in a hedging transaction;

•	a person that owns the trust preferred securities as part of a straddle or conversion transaction for tax purposes; or

•	a United States Holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the trust preferred securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the trust preferred securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the trust preferred securities.

The junior subordinated debentures are a novel financial instrument, and there is no clear authority addressing their federal income tax treatment. We have not sought any rulings concerning the treatment of the junior subordinated debentures, and the opinion of our special tax counsel is not binding on the IRS. Investors should consult their tax advisors in determining the specific tax consequences and risks to them of purchasing, holding and disposing of the trust preferred securities, including the application to their particular situation of the United States federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

Classification of the Junior Subordinated Debentures

In connection with the issuance of the junior subordinated debentures, Squire, Sanders & Dempsey L.L.P., special tax counsel to us and to the Issuer Trust, will render its opinion to us and the Issuer Trust to the effect that, under then current law and assuming full compliance with the terms of the indenture and other relevant documents, and based on the facts, assumptions and analysis contained in that opinion, as well as representations we made, the junior subordinated debentures held by the Issuer Trust will be respected as indebtedness of KeyCorp for United States federal income tax purposes (although there is no clear authority on point). The remainder of this discussion assumes that the junior subordinated debentures will not be recharacterized as other than indebtedness of KeyCorp.

Classification of the Issuer Trust

In connection with the issuance of the trust securities, Squire, Sanders & Dempsey L.L.P. will render its opinion to us and to the Issuer Trust generally to the effect that, under then current law and assuming full compliance with the terms of the trust agreement, the indenture and other relevant documents, and based on the facts and assumptions contained in that opinion, the Issuer Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of trust securities generally will be considered the owner of an undivided interest in the junior subordinated debentures. Each holder will be required to include in its gross income all interest or original issue discount (“OID”) and any gain recognized relating to its allocable share of those junior subordinated debentures.

United States Holders

This subsection describes the tax consequences to a “United States Holder.” You are a United States Holder if you are a beneficial owner of a trust preferred security and you are:

•	a citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to United States federal income tax regardless of its source; or

•

a trust if (1) a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust, or (2) such trust has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

As used in this summary, the term “non-United States Holder” means a beneficial owner that is not a United States Holder. If you are a non-United States Holder, this subsection does not apply to you and you should refer to “—Non-United States Holders” below.

Interest Income and Original Issue Discount

Under applicable Treasury regulations, a “remote” contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. We believe that the likelihood of our exercising our option to defer payments is remote within the meaning of the regulations. Based on the foregoing, we believe that the junior subordinated debentures will not be considered to be issued with OID at the time of their original issuance. Accordingly, each holder of trust preferred securities should include in gross income that holder’s allocable share of interest on the junior subordinated debentures in accordance with that holder’s method of tax accounting.

Under the applicable Treasury Regulations, if the option to defer any payment of interest was determined not to be “remote,” or if we exercised that option, the junior subordinated debentures would be treated as issued with OID at the time of issuance or at the time of that exercise, as the case may be. If the junior subordinated debentures were deemed to be issued with OID at the time of issuance, a holder would be required to accrue interest income on an economic accrual basis before the receipt of cash attributable to that income. If the junior subordinated debentures were treated as issued with OID at the time of any exercise of our option to defer payment of interest, the manner in which OID would accrue is unclear. In particular, it is not clear whether the OID would accrue based on an economic accrual or based on the principles of the regulations relating to contingent payment debt instruments. A holder should consult its tax advisor as to the proper treatment in this event.

No rulings or other interpretations have been issued by the IRS which have addressed the meaning of the term “remote” as used in the applicable Treasury Regulations, and it is possible that the IRS could take a position contrary to the interpretation in this prospectus supplement.

Because income on the trust preferred securities will constitute interest or OID, corporate holders of trust preferred securities will not be entitled to a dividends-received deduction relating to any income recognized relating to the trust preferred securities.

Receipt of Junior Subordinated Debentures or Cash Upon Liquidation of the Issuer Trust

Under the circumstances described in this prospectus supplement, junior subordinated debentures may be distributed to holders in exchange for trust securities upon the liquidation of the Issuer Trust. Under current law, that distribution, for United States federal income tax purposes, would be treated as a non-taxable event to each United States Holder, and each United States Holder would receive an aggregate tax basis in the junior subordinated debentures equal to that holder’s aggregate tax basis in its trust preferred securities. A United States Holder’s holding period in the junior subordinated debentures received in liquidation of the Issuer Trust would include the period during which the trust preferred securities were held by that holder. We describe the circumstances that may lead to distribution of the junior subordinated debentures under the caption “Description of the Trust Preferred Securities—Redemption or Exchange” in this prospectus supplement.

Under the circumstances described in this prospectus supplement, the junior subordinated debentures may be redeemed by us for cash and the proceeds of that redemption distributed by the Issuer Trust to holders in redemption of their trust preferred securities. Under current law, that redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed trust preferred securities. Accordingly, a United States Holder would recognize gain or loss as if it had sold those redeemed trust preferred securities for cash. See below under the caption “—Sales of Trust Preferred Securities” and above under the caption “Description of the Trust Preferred Securities—Redemption or Exchange” in this prospectus supplement.

Sales of Trust Preferred Securities

A United States Holder that sells trust preferred securities will be considered to have disposed of all or part of its ratable share of the junior subordinated debentures. That United States Holder will recognize gain or loss equal to the difference between its adjusted tax basis in the trust preferred securities and the amount realized on the sale of those trust preferred securities. Assuming that we do not exercise our option to defer payments of interest on the junior subordinated debentures and that the junior subordinated debentures are not deemed to be issued with OID, a United States Holder’s adjusted tax basis in the trust preferred securities generally will be its initial purchase price. If the junior subordinated debentures are deemed to be issued with OID, a United States Holder’s tax basis in the trust preferred securities generally will be its initial purchase price, increased by OID previously includible in that United States Holder’s gross income to the date of disposition and decreased by distributions or other payments received on the trust preferred securities since and including the date that the junior subordinated debentures were deemed to be issued with OID. That gain or loss generally will be a capital gain or loss, except to the extent of any accrued interest relating to that United States Holder’s ratable share of the junior subordinated debentures required to be included in income, and generally will be long-term capital gain or loss if the trust preferred securities have been held for more than one year.

Should we exercise our option to defer payment of interest on the junior subordinated debentures, the trust preferred securities may trade at a price that does not fully reflect the accrued but unpaid interest relating to the underlying junior subordinated debentures. In the event of that deferral, a United States Holder who disposes of its trust preferred securities between record dates for payments of distributions will be required to include in income as ordinary income accrued but unpaid interest on the junior subordinated debentures to the date of disposition and to add that amount to its adjusted tax basis in its ratable share of the underlying junior subordinated debentures deemed disposed of. To the extent the selling price is less than the holder’s adjusted tax basis, that holder will recognize a capital loss. Capital losses generally cannot be applied to offset ordinary income for United States federal income tax purposes.

Information Reporting and Backup Withholding

Generally, income on the trust preferred securities will be subject to information reporting. In addition, United States Holders may be subject to a backup withholding tax on those payments if they do not provide their taxpayer identification numbers to the trustee in the manner required, fail to certify that they are not subject to backup withholding tax, or otherwise fail to comply with applicable backup withholding tax rules. United States

Holders may also be subject to information reporting and backup withholding tax with respect to the proceeds from a sale, exchange, retirement or other taxable disposition (collectively, a “disposition”) of the trust preferred securities. Any amounts withheld under the backup withholding rules will be allowed as a credit against the United States Holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.

Non-United States Holders

Assuming that the junior subordinated debentures will be respected as indebtedness of KeyCorp, under current United States federal income tax law, no withholding of United States federal income tax will apply to a payment on a trust preferred security to a non-United States Holder under the “Portfolio Interest Exemption,” provided that:

•	that payment is not effectively connected with the holder’s conduct of a trade or business in the United States;

•	the non-United States Holder does not actually or constructively own 10 percent or more of the total combined voting power of all classes of our shares entitled to vote;

•	the non-United States Holder is not a controlled foreign corporation that is related directly or constructively to us through share ownership; and

•

the non-United States Holder satisfies the statement requirement by providing to the withholding agent, in accordance with specified procedures, a statement to the effect that that holder is not a United States person (generally through the provision of a properly executed Form W-8BEN).

If a non-United States Holder cannot satisfy the requirements of the Portfolio Interest Exemption described above, payments on the trust preferred securities (including payments in respect of OID, if any, on the trust preferred securities) made to a non-United States Holder should be subject to a 30 percent United States federal withholding tax, unless that holder provides the withholding agent with a properly executed statement (i) claiming an exemption from or reduction of withholding under an applicable United States income tax treaty; or (ii) stating that the payment on the trust preferred security is not subject to withholding tax because it is effectively connected with that holder’s conduct of a trade or business in the United States.

If a non-United States Holder is engaged in a trade or business in the United States (or, if certain tax treaties apply, if the non-United States Holder maintains a permanent establishment within the United States) and the interest on the trust preferred securities is effectively connected with the conduct of that trade or business (or, if certain tax treaties apply, attributable to that permanent establishment), that non-United States Holder will be subject to United States federal income tax on the interest on a net income basis in the same manner as if that non-United States Holder were a United States Holder. In addition, a non-United States Holder that is a foreign corporation that is engaged in a trade or business in the United States may be subject to a 30 percent (or, if certain tax treaties apply, those lower rates as provided) branch profits tax.

If, contrary to the opinion of our special tax counsel, junior subordinated debentures held by the Issuer Trust were recharacterized as equity of KeyCorp, payments on the junior subordinated debentures would generally be subject to U.S. withholding tax imposed at a rate of 30% or such lower rate as might be provided for by an applicable income tax treaty.

Any gain realized on the disposition of a trust preferred security generally will not be subject to United States federal income tax unless:

•

that gain is effectively connected with the non-United States Holder’s conduct of a trade or business in the United States (or, if certain tax treaties apply, is attributable to a permanent establishment maintained by the non-United States Holder within the United States); or

•	the non-United States Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

In general, backup withholding and information reporting will not apply to a payment of interest on a trust preferred security to a non-United States Holder, or to proceeds from the disposition of a trust preferred security by a non-United States Holder, in each case, if the holder certifies under penalties of perjury that it is a non-United States Holder and neither we nor our paying agent has actual knowledge to the contrary. Any amounts withheld under the backup withholding rules will be allowed as a credit against the non-United States Holder’s United States federal income tax liability provided the required information is timely furnished to the IRS. In general, if a trust preferred security is not held through a qualified intermediary, the amount of payments made on that trust preferred security, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE TRUST PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

ERISA CONSIDERATIONS

Each fiduciary of an employee benefit plan subject to Title I of ERISA, a plan described in Section 4975 of the Code, including an individual retirement arrangement or a “Keogh” plan, a plan subject to provisions under applicable federal, state, local, non-U.S. or other laws or regulations that are similar to the provisions of Title I of ERISA or Section 4975 of the Code (“Similar Laws”), and any entity whose underlying assets include “plan assets” by reason of any such employee benefit plan’s investment in such entity (each of which we refer to as a “Plan”) should consider the fiduciary responsibility and prohibited transaction provisions of ERISA, applicable Similar Laws and Section 4975 of the Code in the context of the Plan’s particular circumstances before authorizing an investment in the trust preferred securities. Accordingly, such a fiduciary should consider, among other factors, that each Plan investing in the trust preferred securities will be deemed to have represented that the Plan’s purchase of the trust preferred securities is covered by one or more prohibited transaction exemptions. Plan fiduciaries should also consider whether the Plan’s investment in the trust preferred securities would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing their Plan.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans subject to Title I of ERISA or Section 4975 of the Code (“Covered Plans”) from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (“Parties in Interest”) with respect to such a Covered Plan. A violation of these “prohibited transaction” rules may result in an excise tax, penalty or other liabilities under ERISA and/or Section 4975 of the Code for such persons or, in the case of an individual retirement account, the occurrence of a prohibited transaction involving the individual who established the individual retirement account, or his or her beneficiaries, would cause the individual retirement account to lose its tax-exempt status, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA or Section 4975(g)(3) of the Code) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code.

Although the Code does not define “plan assets,” the Pension Protection Act of 2006 (“Pension Protection Act”) added Section 3(42) of ERISA, effective August 18, 2006, to provide a definition of such term. Under Section 3(42) of ERISA, the term “plan assets” is to be defined by the Secretary of Labor, except that such definition may not treat the assets of any entity as plan assets if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the total value of each class of equity interest of the entity is held by “benefit plan investors.” The value of any equity interest, for purposes of plan asset determinations, held by a person (other than such a benefit plan investor) who has discretionary authority or control with respect to the assets of the entity or any person who provides investment advice for a fee (direct or indirect) with respect to such assets, or any affiliate of such a person is disregarded for purposes of calculating the 25% threshold. An entity will be considered to hold plan assets only to the extent of the percentage of the equity interest held by benefit plan investors. Finally, for plan asset determination purposes, any employee benefit plan subject to part 4 of ERISA, any plan to which Section 4975 of the Code applies, and any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity is a “benefit plan investor.”

The Secretary of Labor has not promulgated regulations under Section 3(42) of ERISA since the enactment of the Pension Protection Act. Current regulations (the “Plan Assets Regulations”) promulgated under ERISA by the Department of Labor (“DOL”) generally provide that when a Covered Plan acquires an equity interest in an entity that is neither a “publicly-offered security” nor a security issued by an investment company registered under the Investment Company Act, the Covered Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity unless it is established either that equity participation in the entity by “benefit plan investors” is not “significant” or that the entity is an “operating company,” in each case as defined in the Plan Assets Regulations. The Issuer Trust is not expected to qualify as an operating company and will not be an investment company registered under the Investment Company Act. For purposes of the Plan

Assets Regulations, equity participation in an entity by benefit plan investors will not be significant if they hold, in the aggregate, less than 25% of the value of any class of such entity’s equity, excluding equity interests held by persons (other than a benefit plan investor) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof.

The Pension Protection Act changed the definition of “benefit plan investors” provided in the current Plan Asset Regulations. For purposes of this 25% test (the “Benefit Plan Investor Test”), as modified by the Pension Protection Act, “benefit plan investors” include all Covered Plans, including “Keogh” plans and individual retirement accounts and certain pension plans maintained by foreign corporations for U.S. employees, as well as any entity whose underlying assets are deemed to include plan assets under ERISA and the Plan Assets Regulations, as modified in accordance with the Pension Protection Act (e.g., an entity of which 25% or more of the value of any class of equity interests is held by Covered Plans and that does not satisfy another exception under the Plan Assets Regulations, as modified in accordance with the Pension Protection Act). In accordance with the Pension Protection Act, governmental plans and pension plans (not subject to ERISA or Section 4975 of the Code) maintained by foreign corporations are not considered benefit plan investors. No assurance can be given that the value of the trust preferred securities held by “benefit plan investors” will be less than 25% of the total value of such trust preferred securities at the completion of the initial offering of the trust preferred securities or thereafter, and no monitoring or other measures will be taken regarding the satisfaction of the conditions to this exception. All of the trust common securities will be purchased and held by KeyCorp.

For purposes of the current Plan Assets Regulations, a “publicly-offered security” is a security that is (a) “freely transferable,” (b) part of a class of securities that is “widely held,” and (c)(i) sold to the Covered Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and such class of securities is registered under the Securities Exchange Act of 1934 within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred or (ii) is part of a class of securities that is registered under Section 12 of the Securities Exchange Act of 1934 (the “Registration Requirement”). It is anticipated that the trust preferred securities will be offered in a manner that satisfies the Registration Requirement. The current Plan Assets Regulations provide that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be “widely held” because the number of independent investors falls below 100 subsequent to the initial offering as a result of events beyond the control of the issuer. It is anticipated that the trust preferred securities will be “widely held” within the meaning of the Plan Assets Regulations, although no assurance can be given in this regard. The current Plan Assets Regulations provide that whether a security is “freely transferable” is a factual question to be determined on the basis of all relevant facts and circumstances. The current Plan Assets Regulations further provide that when a security is part of an offering in which the minimum investment is US $10,000 or less, certain restrictions described in the current Plan Assets Regulations ordinarily will not, alone or in combination, affect the finding that such securities are “freely transferable.” It is anticipated that the trust preferred securities will be “freely transferable” within the meaning of the Plan Assets Regulations, although no assurance can be given in this regard.

As indicated above, there can be no assurance that any of the exceptions set forth in the current Plan Assets Regulations or the Plan Assets Regulations, as they may be modified in accordance with the Pension Protection Act, will apply to the trust preferred securities, and, as a result, under the terms of the Plan Assets Regulations (as currently in effect or as modified by the Pension Protection Act), an investing Covered Plan’s assets could be considered to include an undivided interest in the assets held by the Issuer Trust (including the junior subordinated debentures).

If the assets of the Issuer Trust were to be deemed to be “plan assets” under ERISA, this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by the Issuer Trust, and (ii) the possibility that certain transactions in which the Issuer Trust might seek to engage could constitute “prohibited transactions” under ERISA and the Code. If a prohibited transaction occurs for which no exemption is available, any fiduciary that has engaged in the prohibited transaction could be required (i) to restore to the Covered Plan any profit realized on the transaction and (ii) to reimburse the Covered Plan for any losses suffered by the Covered Plan as a result of the investment. In addition, each disqualified person (within the meaning of Section 4975 of the Code) involved could be subject to an excise tax equal to 15% of the amount involved in the prohibited transaction for each year the transaction continues and, unless the transaction is corrected within statutorily required periods, to an additional tax of 100%. Plan fiduciaries who decide to invest in the Issuer Trust could, under certain circumstances, be liable for prohibited transactions or other violations as a result of their investment in the Issuer Trust or as co-fiduciaries for actions taken by or on behalf of the Issuer Trust. With respect to an individual retirement account (“IRA”) that invests in the Issuer Trust, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiaries, would cause the IRA to lose its tax-exempt status.

Regardless of whether the assets of the Issuer Trust are deemed to be “plan assets” of Covered Plans investing in the Issuer Trust, as discussed above, the acquisition and holding of the trust preferred securities with “plan assets” of a Covered Plan could itself result in a prohibited transaction. The DOL has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase and/or holding of the trust preferred securities by a Plan. These class exemptions are:

•	PTCE 96-23 (for certain transactions determined by “in-house asset managers”);

•	PTCE 95-60, as clarified by PTCE 2002-13 (for certain transactions involving insurance company general accounts);

•	PTCE 91-38, as clarified by PTCE 2002-13 (for certain transactions involving bank collective investment funds);

•	PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts); and

•	PTCE 84-14, as clarified by PTCE 2002-13 (for certain transactions determined by independent “qualified professional asset managers”).

Such class exemptions may not, however, apply to all of the transactions that could be deemed prohibited transactions in connection with a Covered Plan’s investment in the trust preferred securities.

Any insurance company considering the use of its general account assets to purchase trust preferred securities should consult with its counsel concerning matters affecting its purchase decision.

Because of ERISA’s prohibitions and those of Section 4975 of the Code, discussed above and the potential application of Similar Laws to Plans not subject to Title I of ERISA or Section 4975 of the Code (a “Non-Covered Plan”), the trust preferred securities, or any interest therein, should not be purchased or held by any Plan or any person investing “plan assets” of any Plan, unless such purchase and holding either (i) is covered by the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 (or some other applicable statutory or administrative class or individual exemption) (or, in the case of a Non-Covered Plan, a similar exemption applicable to the transaction), or (ii) will not result in a prohibited transaction under ERISA or the Code or its equivalent under applicable Similar Laws. Accordingly, each purchaser or holder of the trust preferred securities or any interest therein will be deemed to have represented by its purchase and holding thereof that either:

•	it is not a Plan and no part of the assets to be used by it to purchase and/or hold such trust preferred securities or any interest therein constitutes “plan assets” of any Plan; or

•

it is itself a Plan, or is purchasing or holding the trust preferred securities or an interest therein on behalf of or with “plan assets” of one or more Plans, and each such purchase and holding of such securities either (i) satisfies the requirements of, and is entitled to full exemptive relief under, PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 (or some other applicable statutory or administrative class or individual exemption) (or, in the case of a Non-Covered Plan, a similar exemption applicable to the transaction) or (ii) will not result in a prohibited transaction under ERISA or the Code or its equivalent under applicable Similar Laws.

Although, as noted above, governmental plans and certain other plans are not subject to ERISA, including the prohibited transaction provisions thereof, or of Section 4975 of the Code, Similar Laws governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction provisions similar to those under ERISA and Section 4975 of the Code discussed above. Similarly, fiduciaries of other plans not subject to ERISA may be subject to other legal restrictions under applicable Similar Laws. Accordingly, fiduciaries of governmental plans or other plans not subject to ERISA, in consultation with their advisors, should consider the impact of their respective Similar Laws on their investment in trust preferred securities, and the considerations discussed above, to the extent applicable.

The foregoing discussion is general in nature and is not intended to be inclusive. Consequently, and due to the complexity of the fiduciary responsibility and prohibited transaction rules described above and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the trust preferred securities on behalf of or with “plan assets” of any Plan consult with their counsel, prior to any such purchase, regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether any exemption would be applicable and determine on their own whether all conditions of such exemption or exemptions have been satisfied such that the acquisition and holding of trust preferred securities by the purchaser Plan are entitled to full exemptive relief thereunder.

UNDERWRITING

Citigroup Global Markets Inc., Wachovia Capital Markets, LLC and KeyBanc Capital Markets Inc. are acting as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter has agreed to purchase, and the Issuer Trust has agreed to sell to that underwriter, the respective number of trust preferred securities set forth opposite the underwriter’s name below:

Underwriters	Number of Trust Preferred Securities
Citigroup Global Markets Inc.	4,270,000
Wachovia Capital Markets, LLC	4,270,000
KeyBanc Capital Markets Inc.	2,100,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	4,256,000
Morgan Stanley & Co. Incorporated	4,256,000
UBS Securities LLC	4,256,000
Banc of America Securities LLC	840,000
RBC Dain Rauscher Inc.	840,000
Bear, Stearns & Co. Inc.	280,000
Credit Suisse Securities (USA) LLC	280,000
Deutsche Bank Securities Inc.	280,000
Goldman, Sachs & Co.	280,000
J.P. Morgan Securities Inc.	280,000
Lehman Brothers Inc.	280,000
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.	98,000
Charles Schwab & Co., Inc.	98,000
HSBC Securities (USA) Inc.	98,000
Morgan Keegan & Company, Inc.	98,000
Oppenheimer & Co. Inc.	98,000
Piper Jaffray & Co.	98,000
Raymond James & Associates, Inc.	98,000
Stifel, Nicolaus & Company, Incorporated	98,000
D.A. Davidson & Co.	28,000
Ferris, Baker Watts, Incorporated	28,000
Fidelity Capital Markets, a division of National Financial Services LLC	28,000
Guzman & Company	28,000
H&R Block Financial Advisors, Inc.	28,000
Janney Montgomery Scott LLC	28,000
Jefferies & Company, Inc.	28,000
Keefe, Bruyette & Woods, Inc.	28,000
Mesirow Financial, Inc.	28,000
Muriel Siebert & Co., Inc.	28,000
Robert W. Baird & Co. Incorporated	28,000
Sandler, O’Neill & Partners, L.P.	28,000
SBK-Brooks Investments Corp	28,000
Stone & Youngberg LLC	28,000
TD Ameritrade, Inc.	28,000
The Williams Capital Group, L.P.	28,000

Total	28,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the trust preferred securities included in this offering are subject to approval of certain legal matters by counsel and to other conditions. The underwriters are obligated to purchase all trust preferred securities if they purchase any of the trust preferred securities.

The underwriters propose to offer some of the trust preferred securities directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the trust preferred securities to dealers at the public offering price less a concession not to exceed $0.50 per trust preferred security ($0.30 per trust preferred security for sales to certain institutions). The underwriters may allow, and dealers may reallow, a discount not to exceed $0.45 per trust preferred security on sales to other dealers ($0.45 per trust preferred security for sales to certain institutions). After the initial offering of the trust preferred securities to the public, the representatives may change the public offering price, concession and discount.

The Issuer Trust and KeyCorp have granted an option to the underwriters to purchase up to an additional 4,200,000 trust preferred securities at the public offering price. The underwriters may exercise this option for 10 days from the date of this prospectus solely to cover any over-allotments. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional trust preferred securities proportionate to that underwriter’s initial number of trust preferred securities purchased reflected in the table above.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering.

Paid by KeyCorp(1)
Per trust preferred security	$0.7875

Total	$22,050,000

(1)	KeyCorp will pay the underwriters compensation of $0.50 per trust preferred security for sales to certain institutions. As a result of such sales, the total underwriting discounts will decrease, and the total proceeds to KeyCorp will increase.

The underwriters intend to offer the trust preferred securities for sale primarily in the United States either directly or through affiliates or other dealers acting as selling agents.

Prior to this offering, there has been no public market for the trust preferred securities. We will apply to list the trust preferred securities on the New York Stock Exchange under the symbol “KEYPrF.” Trading of the trust preferred securities on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the trust preferred securities. In order to meet one of the requirements for listing the trust preferred securities on the New York Stock Exchange, the underwriters have undertaken to sell the trust preferred securities to a minimum of 400 beneficial owners, and the representatives have indicated they will confirm that they have sold the trust preferred securities in a manner to meet such New York Stock Exchange requirement. The underwriters have advised us that they intend to make a market in the trust preferred securities prior to the commencement of trading on the New York Stock Exchange, but they are not obligated to do so, and may discontinue market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for the trust preferred securities.

In connection with this offering, the underwriters are permitted to engage in transactions that stabilize the market price of the trust preferred securities. Such transactions consist of bids or purchases to peg, fix or maintain the price of the trust preferred securities. If the underwriters create a short position in the trust preferred securities in connection with this offering, i.e., if they sell more trust preferred securities than are on the cover page of this prospectus supplement, the underwriters may reduce that short position by purchasing trust preferred securities in the open market. Purchases of a security to stabilize the price or to reduce a short position could cause the price of a security to be higher than it might be in the absence of such purchases.

Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the trust preferred securities. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in those transactions or that those transactions, once commenced, will not be discontinued without notice.

We estimate that our share of the total expenses of this offering, excluding underwriting discounts and commissions, will be approximately $573,000.

Certain of the underwriters and certain of their respective affiliates have performed banking, investment banking, custodial and advisory services for us and our affiliates, from time to time, for which they have received customary fees and expenses. The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business. One of the underwriters, KeyBanc Capital Markets Inc., is our wholly owned broker-dealer subsidiary.

It is expected that delivery of the trust preferred securities will be made against payment therefor on or about the date specified on the cover page of this prospectus supplement, which is the fifth business day following the date hereof. Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade trust preferred securities on any date prior to the third business day before delivery will be required, by virtue of the fact that the trust preferred securities initially will settle on the fifth business day following the day of pricing (“T+5”), to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

The underwriters do not intend to make sales of the trust preferred securities to accounts over which they exercise discretionary authority without obtaining the prior written approval of the account holder.

The Issuer Trust and we have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or contribute to payments that the underwriters may be required to make because of any of those liabilities.

Because the Financial Industry Regulatory Authority, Inc. (“FINRA”), is expected to view the trust preferred securities offered hereby as interests in a direct participation program, the offering is being made in compliance with Rule 2810 of the FINRA’s Conduct Rules. Pursuant to that rule, the maximum commission or discount to be received for the sale of the trust preferred securities by any member of the FINRA or independent broker-dealer will not be greater than 10%. KeyCorp’s affiliates may not confirm sales to any accounts over which they exercise discretionary authority without the prior written approval of the transaction by the customer.

KeyCorp’s affiliates may use this prospectus supplement and the attached prospectus in connection with offers and sales of the trust preferred securities in the secondary market. These affiliates may act as principal or agent in those transactions. Secondary market sales will be made at prices related to prevailing market prices at the time of sale.

Selling Restrictions

United Kingdom

Each of the underwriters has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of the trust preferred securities in circumstances in which section 21 of the Financial Services and Markets Act 2000 (“FSMA”) does not apply to KeyCorp or the Issuer Trust; and

(b)	it has complied, and will comply, with all applicable provisions of the FSMA with respect to anything done by it in relation to the trust preferred securities in, from or otherwise involving the United Kingdom.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of any trust preferred securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the trust preferred securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the trust preferred securities to the public in that Relevant Member State at any time:

•	to legal entities which are authorized or regulated to operate in the financial markets or if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

•	in any other circumstances falling within Article 3 (2) of the Prospectus Directive,

provided that no such offer of the trust preferred securities to the public shall result in a requirement for the publication by KeyCorp or the Issuer Trust or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of the trust preferred securities to the public” in relation to any trust preferred securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the trust preferred securities to be offered so as to enable an investor to decide to purchase or subscribe for the trust preferred securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

VALIDITY OF THE SECURITIES

Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the Issuer Trust, will pass upon certain matters of Delaware law relating to the validity of the trust preferred securities, the enforceability of the amended trust agreement and the creation of the Issuer Trust. Squire, Sanders & Dempsey L.L.P., Cleveland, Ohio, will pass upon the validity of the junior subordinated debentures and the guarantee for us. Sullivan & Cromwell LLP, New York, New York, will pass upon the validity of the junior subordinated debentures and the guarantee for the underwriters. Squire, Sanders & Dempsey L.L.P. and Sullivan & Cromwell LLP will rely upon the opinion of Richards, Layton & Finger, P.A. as to matters of Delaware law. Sullivan & Cromwell LLP regularly performs legal services for us and our subsidiaries. Squire, Sanders & Dempsey L.L.P., as special tax counsel to us and the Issuer Trust, will pass upon certain matters relating to U.S. federal income tax considerations.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2006, and management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2006, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our consolidated financial statements and our management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

With respect to the unaudited condensed consolidated interim financial information of KeyCorp for the three-month periods ended March 31, 2007 and 2006, the three- and six-month periods ended June 30, 2007 and 2006, and the three- and nine-month periods ended September 30, 2007 and 2006, incorporated by reference in this prospectus supplement, Ernst & Young LLP has reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, Ernst & Young LLP’s separate reports dated May 4, 2007, August 7, 2007 and November 7, 2007, included in our quarterly report on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007, and incorporated by reference, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Securities Act of 1933.

127 Public Square

Cleveland, Ohio 44114-1306

(216) 689-6300

KEYCORP

Junior Subordinated Debt Securities

Share Purchase Contracts

Preferred Shares

Depositary Shares

KEYCORP CAPITAL VIII

KEYCORP CAPITAL IX

KEYCORP CAPITAL X

KEYCORP CAPITAL XI

Trust Preferred Securities

Guaranteed on a subordinated basis by KeyCorp

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement and a pricing supplement, if any.

Our common stock is traded on the New York Stock Exchange under the symbol “KEY.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense in the United States.

These securities are unsecured and will not be savings accounts, deposits or other obligations of any of our bank or nonbank subsidiaries and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund, the Savings Association Insurance Fund, the Bank Insurance Fund or any other governmental agency.

This prospectus is dated February 19, 2008.

Prospectus

i

The words “we,” “our,” “ours” and “us” as used in this prospectus refer to KeyCorp and its subsidiaries, unless otherwise stated.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20002. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. In addition, our SEC filings are available to the public at the SEC’s Internet site at http://www.sec.gov and through the New York Stock Exchange Inc., 20 Broad Street, New York, New York 10005.

In this prospectus, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below and any documents we file with the SEC in the future under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we or any underwriters sell all of the securities:

•	Annual Report on Form 10-K for the year ended December 31, 2006;

•	Quarterly Report on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007; and

•

Current Reports on Form 8-K filed on January 19, 2007, February 20, 2007, February 22, 2007, March 12, 2007, April 17, 2007, June 27, 2007, July 17, 2007, July 27, 2007, September 26, 2007, October 16, 2007, November 16, 2007, November 27, 2007 and January 22, 2008 (two reports).

Information furnished under Item 2.02 or 7.01 of our Current Reports on Form 8-K is not incorporated by reference.

You may request a copy of any of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:

KeyCorp

127 Public Square

Cleveland, Ohio 44114-1306

Attention: Investor Relations

(216) 689-6300

The trusts have no separate financial statements. Any such statements would not be material to the holders of trust preferred securities because the trusts have no independent operations.

1

CONSOLIDATED EARNINGS RATIOS

The following table shows our consolidated ratios of earnings to fixed charges and preferred stock dividends for each of the years in the five-year period ended December 31, 2006, and for each of the nine-month periods ended September 30, 2007 and 2006.

For the purpose of calculating the ratio of earnings to fixed charges and preferred stock dividends, we divided consolidated income, before income taxes and the cumulative effect of accounting changes, plus fixed charges by fixed charges. Fixed charges consist of:

•	consolidated interest expense, excluding or including interest on deposits, as the case may be; and

•	that portion of rental expense that is deemed representative of the interest factor, net of income from subleases.

	Nine Months Ended September 30,		Years Ended December 31,
	2007	2006	2006	2005	2004	2003	2002
Ratios of earnings to fixed charges
Excluding deposit interest	2.60x	2.64x	2.61x	2.93x	3.64x	3.42x	2.99x
Including deposit interest	1.59x	1.65x	1.63x	1.86x	2.15x	2.00x	1.83x
Ratios of earnings to combined fixed charges and preferred stock dividends
Excluding deposit interest	2.60x	2.64x	2.61x	2.93x	3.64x	3.42x	2.99x
Including deposit interest	1.59x	1.65x	1.63x	1.86x	2.15x	2.00x	1.83x

VALIDITY OF SECURITIES

The validity of the securities offered hereby, other than any trust preferred securities, will be passed upon for us, as will be indicated in the applicable prospectus supplement, by either our General Counsel or a Deputy General Counsel or by Squire, Sanders & Dempsey L.L.P., Cleveland, Ohio. Richards, Layton & Finger P.A., Wilmington, Delaware, special Delaware counsel, will pass upon certain matters of Delaware law relating to the validity of any trust preferred securities.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2006, and management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2006, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements and our management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

With respect to the unaudited condensed consolidated interim financial information of KeyCorp for the three-month periods ended March 31, 2007 and 2006, the three- and six-month periods ended June 30, 2007 and 2006, and the three- and nine-month periods ended September 30, 2007 and 2006 incorporated by reference in this prospectus, Ernst & Young LLP has reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, Ernst & Young LLP’s separate reports dated May 4, 2007, August 7, 2007 and November 7, 2007, included in our quarterly report on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007, and incorporated by reference, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Securities Act of 1933.

2

$700,000,000

KeyCorp Capital X

8.000% Enhanced Trust Preferred Securities

(Enhanced TRUPS®)

(Liquidation amount $25 per trust preferred security)

Fully and unconditionally guaranteed, to the extent described herein, by

KeyCorp

PROSPECTUS

SUPPLEMENT

February 20, 2008

(To Prospectus Dated February 19, 2008)

Citi

Wachovia Securities

KeyBanc Capital Markets

Merrill Lynch

Morgan Stanley

UBS Investment Bank

Banc of America Securities LLC

RBC Capital Markets

Bear, Stearns & Co. Inc.

Credit Suisse

Deutsche Bank Securities

Goldman, Sachs & Co.

JPMorgan

Lehman Brothers